Filed pursuant to Rule 424(b)(3)
File No. 333-291220

ARISTOTLE PACIFIC ENHANCED CLO INCOME FUND
PROSPECTUS

Common Shares	TICKER SYMBOL
Class I	ACLOX
Class I-2	APCLX
April 1, 2026, as amended May 1, 2026
The Fund. Aristotle Pacific Enhanced CLO Income Fund (the “Fund”) is a newly organized, non-diversified, closed-end management investment company that will continuously offer its common shares of beneficial interest, with no par value per share (the “Common Shares” or “Shares”) and operates as an “interval fund.” The Fund has received an exemptive order from the SEC that permits the Fund to offer more than one class of Shares. Under the order, the Fund is authorized to issue two separate classes of shares of beneficial interest designated as Class I Shares and Class I-2 Shares, and the Fund may offer additional classes of Shares in the future.
Investment Objective. The Fund seeks to provide attractive risk-adjusted returns. A risk-adjusted return measures an investment’s profit after taking into account the degree of risk that was taken to achieve it. There can be no assurance that the Fund will achieve its investment objective.
Principal Investment Strategy. Under normal circumstances, at least 80% of the Fund’s net assets, plus any borrowings made for investment purposes, will be invested in CLOs. The CLOs in which the Fund will invest include the rated senior and mezzanine tranches (“CLO Debt”), the unrated subordinated tranche (“CLO Equity”), and CLO warehousing facilities (“CLO Warehouses”) of broadly syndicated U.S.-dollar-denominated CLOs. Although the Fund is permitted to invest across the credit quality spectrum, including investment grade and non-investment grade securities, the majority of the Fund’s assets will typically be invested in the mezzanine, or non-investment grade, tranches of CLOs or unrated securities of comparable quality. Non-investment grade securities are commonly referred to as “high yield” securities or “junk bond” and may be more volatile and subject to greater default risk than investment grade securities. Such investments may be considered speculative and may include distressed and defaulted instruments. Non-investment grade CLO Debt and unrated CLO Equity securities are subject to a higher degree of speculative risk and illiquidity than other higher rated CLO Debt tranches. See “The Fund’s Investment Objective and Strategies” and “Principal Risks of the Fund.”
The Fund may utilize leverage for investment purposes through reverse repurchase agreements, borrowings or other financing arrangements to the extent permitted by the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund may also borrow for temporary purposes as permitted by the 1940 Act.
Investment Manager. The Fund’s investment manager is Aristotle Pacific Capital, LLC, a Delaware limited liability company and registered investment adviser (“Aristotle Pacific” or the “Investment Manager”). As of January 31, 2026, Aristotle Pacific, including its CLO management vehicles, had approximately $30.8 billion in assets under management.

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The Offering. The Fund will continuously offer Class I Shares and Class I-2 Shares. Common Shares will be sold at a public offering price equal to their net asset value (“NAV”) per share, plus any applicable sales charge. The Fund is offering on a continuous basis an unlimited number of common shares of beneficial interest. See “Purchasing Shares.”

	Offering Price	Proceeds to Fund(1)
Class I Shares	Current NAV	Amount Invested at Current NAV
Class I-2 Shares	Current NAV	Amount Invested at Current NAV
1.The Fund’s organizational costs of approximately $28,000 are expensed as incurred and will be borne by the Fund. The Fund’s offering expenses of approximately $98,900 will be borne by the Fund and are amortized over a twelve-month period. Organizational and offering expenses are subject to the Expense Limitation Agreement (as defined below).
Interval Fund. The Fund operates as an interval fund. The Board has adopted a fundamental investment policy, which may only be changed by a majority vote of shareholders, to make quarterly offers to repurchase between 5% and 25% of its outstanding Common Shares at NAV. The Fund currently intends to offer to repurchase 7.5% of the Fund’s outstanding Common Shares quarterly. It is possible that a repurchase offer may be oversubscribed, with the result that shareholders may only be able to have a pro rata portion of their shares repurchased. Accordingly, although the Fund will make quarterly repurchase offers, investors should consider the Fund’s shares to be of limited liquidity. Shareholders will be notified of each quarterly repurchase offer and the date the repurchase offer ends (“Repurchase Request Deadline”). The time between the notification to shareholders and the Repurchase Request Deadline is generally 30 days, but may vary from no more than 42 days to no less than 21 days. The Fund expects the first Repurchase Request Deadline to occur no later than six months after the initial effective date of this registration statement. See “Principal Risks of the Fund—Repurchase Offer Risk” and “Periodic Repurchase Offers.”
Common Shares are not listed for trading on any national securities exchange. Common Shares have no trading market, and no market is expected to develop. Even though the Fund will make periodic repurchase offers for its outstanding Common Shares, subject to the limitations described herein, investors should consider Common Shares of the Fund to be an illiquid investment.
Investment Risks. Investors should carefully consider the Fund’s risks and investment objective, as an investment in the Fund may not be appropriate for all investors and is not designed to be a complete investment program. An investment in the Fund should be considered speculative and involving a high degree of risk. It is possible that investing in the Fund may result in a loss of some or all of the amount invested. Before making an investment/allocation decision, investors should (i) consider the suitability of this investment with respect to an investor’s investment objectives and personal financial situations and (ii) consider factors such as an investor’s net worth, income, age, risk tolerance, and liquidity needs. Investment should be avoided where an investor has a short-term investing horizon and/or cannot bear the loss of some or all of their investment.
Before buying any of the Common Shares, you should read the discussion of the principal risks of investing in the Fund in “Principal Risks of the Fund” beginning on page 16 of this Prospectus.
•An investment in the Fund is not suitable for investors who need certainty about their ability to access all of the money they invest in the short term.
•There is no guarantee that you will be able to sell your Common Shares at any given time or in the quantity that you desire. You should consider Common Shares to be illiquid.
•There is no assurance that the Fund will be able to make any distributions to its shareholders and, if it makes distributions, that they will not decline or that any distributions will be at any particular level or correspond to any particular yield.
•The Fund’s distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Fund for

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investment. Any capital returned to shareholders through distributions will be distributed after payment of fees and expenses. Although the Fund’s distributions may constitute a return of capital, return of capital does not constitute income.
•The ultimate tax characterization of the Fund’s distributions in a calendar year may not be finally determined until after the end of that calendar year. The Fund may make distributions during a calendar year that exceed the Fund’s net investment income and net realized capital gains for that year. In such a situation, the amount by which the Fund’s total distributions exceed net investment income and net realized capital gains would generally be treated as a tax-free return of capital up to the amount of the shareholder’s tax basis in such shareholder’s Common Shares, with any amounts exceeding such basis treated as gain from the sale of the shareholder’s Common Shares. Because a return of capital distribution will reduce the tax basis of a shareholder’s Common Shares, a return of capital distribution may result in a higher capital gain or lower capital loss when those Common Shares on which the distribution was paid on are sold.
The U.S. Securities and Exchange Commission has neither approved nor disapproved of these securities or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Common Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.
This Prospectus sets forth concisely the information about the Fund that a prospective investor ought to know before investing in the Fund. Please read this Prospectus carefully and retain it for future reference. Additional information about the Fund, including a Statement of Additional Information dated April 1, 2026 (the “SAI”), has been filed with the SEC. The SAI is incorporated by reference into this Prospectus, which means it is part of this Prospectus for legal purposes. The Fund also will produce both annual and semi-annual reports that will contain important information about the Fund. Copies of the SAI and the Fund’s annual and semi-annual reports, when available, may be obtained upon request, without charge, by calling 855-522-4385, by writing to the Fund at Aristotle Pacific Enhanced CLO Income Fund, c/o U.S. Bank Global Fund Services P.O. Box 219231 Kansas City, Missouri 64121-9231 or by visiting the Fund’s website at www.aristotlepacific.com/cef. You may also call this toll-free telephone number to request other information about the Fund or to make shareholder inquiries. Information on, or accessible through, the Fund’s website is not a part of, and is not incorporated into, this Prospectus. You may also access reports and other information about the Fund on the EDGAR Database on the SEC’s Internet site at www.sec.gov/edgar/search/. You may get copies of this information, with payment of a duplication fee, by electronic request at the following email address: publicinfo@sec.gov.
The Fund has not authorized anyone to provide you with information other than that contained or incorporated by reference in this Prospectus. The Fund does not take any responsibility for and does not provide any assurances as to the reliability of, any other information that others may give you. The Fund is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this Prospectus. The Fund’s business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY
This is only a summary and may not contain all information that you should consider before investing in shares of the Aristotle Pacific Enhanced CLO Income Fund (the “Fund”). You should review the more detailed information contained in this Prospectus and in the Fund’s Statement of Additional Information (“SAI”) before investing in the Fund.
The Fund
The Fund is a newly organized, non-diversified, closed-end management investment company that will continuously offer its common shares (the “Common Shares”). A non-diversified fund may invest a greater proportion of its assets in a small number of issuers, and may be subject to greater risk and substantial losses as a result of changes in the financial condition or the market’s assessment of the issuers. The Fund will operate as an “interval fund” (as defined below).
Prior to the commencement of operations, all of the assets of Pacific Asset Management CLO Opportunities Fund, L.P. (the “Predecessor Fund”), a private fund relying on an exemption from registration pursuant to Section 3(c)(7) of the 1940 Act, will be transferred to the Fund and the Predecessor Fund will cease operations. The Predecessor Fund has an investment objective, and investment policies, guidelines and restrictions that are in all material respects equivalent to those of the Fund. The Predecessor Fund was managed by the Investment Manager or its predecessors.
Securities Offered
The Fund will continuously offer Class I Shares and Class I-2 Shares. The Fund has received an exemptive order from the SEC that permits the Fund to offer more than one class of Shares. Under the order, the Fund is authorized to issue two separate classes of shares of beneficial interest designated as Class I Shares and Class I-2 Shares, and the Fund may offer additional classes of Shares in the future. Each class of Shares is subject to different fees and expenses.
Class I Shares will be initially offered at $25 per share, and thereafter will be offered on a continuous basis at NAV per share. For Class I Shares, the minimum initial investment is $100,000 per account. There is no minimum subsequent investment amount.
Class I-2 Shares will be initially offered at $25 per share, and thereafter will be offered on a continuous basis at NAV per share. For Class I-2 Shares, the minimum initial investment is $2,500 per account. The minimum subsequent amount of investment will be $500.
Minimum initial and subsequent investment amounts may be modified or waived by the Fund or the Investment Manager. See “The Distributor and the Distribution and Shareholder Service Plan” for additional information.
Periodic Repurchase Offers
The Fund is an “interval fund,” a type of fund that, in order to provide liquidity to shareholders, has adopted a fundamental investment policy, which may only be changed by a majority vote of shareholders, to make quarterly offers to repurchase between 5% and 25% of its outstanding Common Shares at NAV. Subject to applicable law and approval of the Board, the Fund currently expects to offer to repurchase 7.5% of the Fund’s outstanding Common Shares at NAV quarterly. Written notification of each quarterly repurchase offer (the “Repurchase Offer Notice”) will be sent to shareholders at least 21 calendar days before the repurchase request deadline (i.e., the date by which shareholders can tender their Common Shares in response to a repurchase offer) (the “Repurchase Request Deadline”). Common Shares are not listed on any securities exchange, and the Fund does not anticipate that a secondary market will develop for its Common Shares. Accordingly, you may not be able to sell Common Shares when and/or in the amount that you desire. Investors should consider Common Shares of the Fund to be an illiquid investment. Thus, the Common Shares are appropriate only as a long-term investment. In addition, the Fund’s repurchase offers may subject the Fund and shareholders to special risks. See “Principal Risks of the Fund—Repurchase Offer Risk” and “Periodic Repurchase Offers.”

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Investment Objective
The Fund seeks to provide attractive risk-adjusted returns. The Fund seeks to achieve its investment objective primarily by investing in collateralized loan obligations (“CLOs”). A risk-adjusted return measures an investment’s profit after taking into account the degree of risk that was taken to achieve it. There can be no assurance that the Fund will achieve its investment objective. See “The Fund’s Investment Objective and Strategies” and “Principal Risks of the Fund.”
Principal Investment Strategies
Under normal circumstances, at least 80% of the Fund’s net assets, plus any borrowings made for investment purposes, will be invested in CLOs (the “80% Policy”). The CLOs in which the Fund will invest include the rated senior tranches and mezzanine tranches (“CLO Debt”), the unrated subordinated tranche (“CLO Equity”), and CLO warehousing facilities (“CLO Warehouses”) of broadly syndicated U.S.-dollar-denominated CLOs (collectively “CLO Investments”).
Although the Fund is permitted to invest across the credit quality spectrum, including investment grade securities, non-investment grade securities or securities or instruments that are not rated by a credit rating agency, the majority of the Fund’s assets will typically be invested in the mezzanine, or non-investment grade, tranches of CLOs. Non-investment grade securities are commonly referred to as “high yield” securities or “junk bonds” and may be more volatile and subject to greater default risk than investment grade securities. Such investments may be considered speculative and may include distressed and defaulted instruments. Non-investment grade CLO Debt and unrated CLO Equity securities are also subject to a higher degree of speculative and illiquidity risk than other higher rated CLO Debt tranches. Under normal circumstances, the Fund will invest at least 70% of Assets in CLO Debt, and the Fund will invest up to 30% of Assets in a combination of CLO Equity and CLO Warehouses. “Assets” means net assets of the Fund plus the amount of any borrowings for investment purposes.
The Fund will seek to capitalize on opportunities in the primary (i.e., new issue) and secondary CLO markets. The Fund’s investments in CLOs are anticipated to generate high current income. The Fund is also expected to make investments prior to issuance of CLO securities during the “warehousing phase” when the CLO acquires its initial portfolio of loans. Such an investment will be subordinate to the senior lender or counterparty providing most of the warehouse financing to the CLO (and in some cases, will also be subordinate to a “mezzanine” lender to the CLO). Investments in CLO Warehouses may be in the form of equity or may be in debt, contractual rights or other instruments that are expected to be exchanged for or used to acquire CLO Equity at the time of issuance of CLO securities by such CLO and are included in the term “CLO Equity” as used in this prospectus. CLO Equity securities are subject to a higher degree of speculative risk and illiquidity than other CLO tranches.
Although the Fund will primarily invest in CLOs, it may allocate up to 20% of its assets to other types of securities and/or debt instruments (together with the CLO Investments, the “Investments” and each, an “Investment”). These may include, but are not limited to: bank loans (secured or unsecured, first-lien or second-lien); investment-grade or non-investment-grade debt instruments (such as corporate bonds, Rule 144A securities, or government securities); fixed-rate or floating-rate debt; exchange-traded funds (“ETFs”) that invest in CLOs or debt securities; money-market instruments and cash or cash equivalents. The Investment Manager may, in its sole discretion, make such investments if it determines that (i) they are necessary for cash-management purposes; (ii) they are warranted by current or anticipated market conditions; (iii) they represent suitable alternatives when comparable CLO Investments are unavailable; or (iv) they are expected to offer a higher risk-adjusted return than available CLO Investments.
The Fund may engage in leverage through the use of reverse repurchase agreements, borrowings or other financings to the extent permitted by the 1940 Act.
Investment Philosophy
Aristotle Pacific Capital, LLC’s (“Aristotle Pacific” or the “Investment Manager”) CLO investment philosophy is based on an integrated approach that combines bottom-up credit analysis with top-down portfolio and market assessment. Leveraging its experience managing bank loan portfolios, the firm applies a selective, credit-focused process emphasizing larger issuers/loan facility sizes, diversification, and downside risk mitigation (e.g., an

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emphasis towards capital preservation and minimizing exposure to defaults during adverse market conditions). Aristotle Pacific’s experience managing CLOs and investing across the CLO capital structure allows the firm to evaluate CLO structures, documentation, and managers through both quantitative and qualitative analysis, seeking investments aligned with the Investment Manager’s sector and credit views, and offering strong collateral quality and structural protections. Relative value considerations, supported by advanced analytics and market data, further inform tranche selection. Ongoing monitoring of credit fundamentals, market trends, and issuer developments helps guide portfolio positioning and investment decisions.
Use of Leverage
The Fund intends to use leverage in an effort to increase its returns, subject to the restrictions of the 1940 Act. The Fund is permitted to obtain leverage using any form of financial leverage instruments, including funds borrowed from banks or other financial institutions, credit facilities, margin facilities, notes or preferred stock and leverage attributable to reverse repurchase agreements or similar transactions. The Fund is authorized to borrow money in connection with its investment activities, to satisfy repurchase requests from Fund shareholders, and to otherwise provide the Fund with temporary liquidity. The Fund expects to engage in leverage through borrowings, reverse repurchase agreements or similar financing agreements. The Fund may choose to increase or decrease, or eliminate entirely, its use of leverage over time and from time to time based on the Investment Manager’s assessment of the yield curve environment, interest rate trends, market conditions and other factors. By using leverage, the Fund seeks to obtain a higher return for its shareholders than if the Fund did not use leverage. Leveraging is a speculative technique and there are special risks and costs involved. There can be no assurance that a leveraging strategy will be used or that it will be successful during any period in which it is employed.
Certain types of leverage the Fund may use may result in the Fund being subject to covenants relating to asset coverage and portfolio composition requirements. The Fund may be subject to certain restrictions on investments imposed by one or more lenders or by guidelines of one or more rating agencies, which may issue ratings for any short-term debt securities or preferred shares issued by the Fund. The terms of any borrowings or rating agency guidelines may impose asset coverage or portfolio composition requirements that are more stringent than those imposed by the 1940 Act. The Investment Manager does not believe that these covenants or guidelines will impede it from managing the Fund’s portfolio in accordance with its investment objective and policies if the Fund were to utilize leverage.
With respect to senior securities representing indebtedness, other than temporary borrowings as defined under the 1940 Act, the Fund is required under current law to have an asset coverage of at least 300%, as measured at the time of borrowing and calculated as the ratio of the Fund’s total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of the Fund’s outstanding senior securities representing indebtedness. With respect to senior securities that are stocks, the Fund is required under current law to have an asset coverage of at least 200%, as measured at the time of the issuance of any such shares of preferred stock and calculated as the ratio of the Fund’s total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding shares of preferred stock.
Please see “Leverage,” and “Principal Risks of the Fund — Leverage Risk” for additional information regarding leverage and related risks.
Investment Manager
Aristotle Pacific Capital, LLC, a Delaware limited liability company, serves as investment manager to the Fund. Subject to the oversight of the Board, Aristotle Pacific is responsible for managing the investment activities of the Fund. Mr. C. Robert Boyd, Ms. Ying Qiu, CFA, and Mr. Andrew Ross, CFA, FRM, CAIA, are jointly responsible for the day-to-day management of the Fund.
Aristotle Pacific Capital, LLC, located at 840 Newport Center Drive, 7th Floor, Newport Beach, California 92660, is a corporate credit focused registered investment adviser. In addition to the Fund, Aristotle Pacific currently provides investment advisory services primarily to institutional clients, including corporations, insurance companies, affiliated and non-affiliated registered investment companies, and privately offered pooled investment funds. The Investment Manager is a subsidiary of Aristotle Capital Management, LLC (“Aristotle Capital”), a registered investment adviser that specializes in equity portfolio management for institutional and individual clients, primarily

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owned by its employees. Aristotle Capital and senior members of Aristotle Pacific hold controlling interests in the Investment Manager.
As of January 31, 2026, Aristotle Pacific, including its CLO management vehicles, had approximately $30.8 billion in assets under management.
Distributions and Dividend Reinvestment Plan
The Fund intends to distribute substantially all of its net investment income to shareholders in the form of dividends. The Fund intends to declare income dividends monthly and distribute them monthly to shareholders of record. At least annually, the Fund also intends to distribute to you your pro rata share of any available net capital gain and taxable ordinary income, if any.
Although it does not currently intend to do so, the Board may change the Fund’s dividend policy and the amount or timing of Fund distributions, based on several factors. Unless shareholders specify otherwise, dividends will be reinvested in Common Shares of the Fund in accordance with the Fund’s dividend reinvestment plan (the “Dividend Reinvestment Plan”). The Fund may pay distributions from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as from offering proceeds and/or borrowings. See “Distributions” and “Dividend Reinvestment Plan.”
Distributor, Custodian and Transfer Agent
Foreside Financial Services, LLC serves as the Fund’s principal underwriter and distributor. U.S. Bank National Association serves as the primary custodian of the Fund’s assets. U.S. Bancorp Fund Services, LLC, d/b/a U.S. Bank Global Fund Services provides fund accounting, administrative and certain compliance services to the Fund. U.S. Bank Global Fund Services also serves as the Fund’s transfer agent and dividend disbursement agent, and as such is responsible for processing investor subscriptions and repurchases.
Unlisted Closed-End Fund Structure; Limited Liquidity
Common Shares of the Fund are not listed for trading on any securities exchange. There is currently no secondary market for Common Shares and the Fund does not expect any secondary market to develop for its Common Shares. Shareholders of the Fund are not able to have their Common Shares redeemed or otherwise sell their Common Shares daily because the Fund is an unlisted closed-end fund. To provide liquidity to shareholders, the Fund is structured as an “interval fund” and conducts periodic repurchase offers for a portion of its outstanding Common Shares. Investors should consider Common Shares of the Fund to be an illiquid investment. An investment in the Fund is suitable only for long-term investors who can bear the risks associated with the limited liquidity of the Common Shares. Investors should consider their investment goals, time horizons and risk tolerance before investing in the Fund.
Investor Suitability
An investment in the Fund involves a considerable amount of risk. It is possible that you will lose money. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Common Shares and should be viewed as a long-term investment. Before making your investment decision, you should (i) consider the suitability of this investment with respect to your investment objectives and personal financial situation and (ii) consider factors such as your personal net worth, income, age, risk tolerance and liquidity needs. An investment in the Fund should not be viewed as a complete investment program. See “Risk Factors.”
Valuation
The Board has designated the Investment Manager as the Fund’s Valuation Designee for purposes of Rule 2a-5 under the 1940 Act. As Valuation Designee, the Investment Manager will be responsible for the valuation of the Fund’s portfolio investments for which market quotations are not readily available, as determined in good faith pursuant to the Investment Manager’s and the Fund’s valuation policies and consistently applied valuation processes. The Fund may use the fair value of a security as determined by the Valuation Designee in accordance with procedures approved by the Board if market quotations are unavailable or deemed unreliable or if events occurring after the close of a securities market and before the Fund values its assets would materially affect NAV. A security that is fair valued may be valued at a price higher or lower than actual market quotations or the value determined by other funds using their own fair valuation procedures. Unlike the closing price of a security on an

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exchange, fair value determinations employ elements of judgment. The fair value assigned to a security may not represent the value that the Fund could obtain if it were to sell the security. The Fund determines NAV per share in accordance with the methodology described in the Investment Manager’s and the Fund’s valuation policies and procedures. Valuations of Fund investments are disclosed in reports publicly filed with the SEC. The Fund will calculate the NAV of each class of its shares on a daily basis. In addition, the Fund intends to publicly report the NAV per share of each class of the Fund on its website on a daily basis.
Taxation
The Fund intends to elect to be treated for U.S. federal income tax purposes, and intends to continue to qualify in each taxable year, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a RIC, the Fund generally will not be subject to corporate-level U.S. federal income taxes on its “investment company taxable income” (as such term is defined in the Code, but without regard to the deductions for dividends paid) or net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses), if any, that it distributes in each taxable year (or is deemed to distribute, including amounts that are reinvested pursuant to the Dividend Reinvestment Plan, as described below) to Fund shareholders, provided that certain requirements are satisfied. To qualify for and maintain its treatment as a RIC for U.S. federal income tax purposes, the Fund will be required to meet certain specified source-of-income and asset diversification requirements, and the Fund will be required to distribute in each taxable year to holders of its common stock dividends for U.S. federal income tax purposes of an amount at least equal to the sum of 90% of its investment company taxable income and 90% of its net tax-exempt interest income for such taxable year. The Fund intends to distribute to holders of its common stock, at least annually, substantially all of its investment company taxable income, net tax-exempt income, and net capital gains. (See “Tax Matters”).
Fiscal Year
For accounting purposes, the Fund’s fiscal year is expected to be June 30.
Reports to Shareholders
As soon as practicable after the end of each calendar year, a statement on Form 1099-DIV identifying the sources of the distributions paid by the Fund to its shareholders for tax purposes will be furnished to shareholders subject to Internal Revenue Service (“IRS”) reporting. In addition, the Fund will prepare and transmit to its shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.
ERISA Plans and Other Tax-Exempt Entities
Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt entities, including employee benefit plans, individual retirement accounts, 401(k) plans and Keogh plans, may purchase Common Shares. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of the ERISA plans investing in the Fund for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules. Thus, neither the Fund nor the Investment Manager will be a fiduciary within the meaning of ERISA with respect to the assets of any ERISA plan that becomes a shareholder, solely as a result of the ERISA plan’s investment in the Fund.
Co-Investments
The 1940 Act imposes limits on certain privately negotiated co-investments with affiliates of the Fund. The Investment Manager and the Fund are seeking exemptive relief from the SEC permitting the Fund to invest alongside other funds (including private funds) managed by the Investment Manager or its affiliates in privately negotiated portfolio investments. However, the exemptive relief includes conditions that may limit or restrict the Fund’s ability to participate in a portfolio investment, including, without limitation, in the event that the available capacity with respect to a portfolio investment is less than the aggregate recommended allocations to the Fund and the other funds. In such cases, the Fund may participate in such investment to a lesser extent or, under certain circumstances, may not participate in such investment. There can be no assurance that the co-investment exemptive order will be granted.

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Risk Factors
Investing in the Fund involves risks, including the risk that shareholders may receive little or no return on their investment or that shareholders may lose part or all of their investment. Below is a summary of some of the principal risks of investing in Common Shares of the Fund. For a more complete discussion of the risks of investing in the Fund, see “Principal Risks of the Fund.” Shareholders should consider carefully the following principal risks before investing in the Fund:
•Common Shares will not be listed on any securities exchange;
•Although the Fund intends to implement a quarterly share repurchase program, there is no guarantee that an investor will be able to sell all of the Common Shares that the investor desires to sell. The Fund should therefore be considered to offer limited liquidity;
•The Fund is exposed to risks associated with changes in interest rates;
•Below investment grade instruments (i.e., “junk bonds”) have predominantly speculative characteristics and may be particularly susceptible to economic downturns, which could cause losses;
•Certain investments may be exposed to the credit risk of the counterparties with whom the Fund deals;
•CLOs may present risks similar to those of other types of debt obligations and, in fact, such risks may be of greater significance in the case of CLOs depending upon the Fund’s ranking in the capital structure. In certain cases, losses may equal the total amount of the Fund’s principal investment. Investments in structured vehicles, including equity and junior debt securities issued by CLOs, involve risks, including credit risk and market risk;
•The valuation of securities or instruments that lack a central trading place (such as fixed-income securities or instruments) may carry greater risk than those that trade on an exchange;
•The Fund may be materially adversely affected by market, economic and political conditions and natural and man-made disasters, including pandemics, wars and supply chain disruptions, globally and in the jurisdictions and sectors in which the Fund invests;
•Non-U.S. securities may be traded in undeveloped, inefficient and less liquid markets and may experience greater price volatility and changes in value;
•The Fund may borrow money, which magnifies the potential for gain or loss on amounts invested, subjects the Fund to certain covenants with which it must comply and may increase the risk of investing with the Fund;
•The Fund’s distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Fund for investment. Any capital returned to Fund shareholders through distributions will be distributed after payment of fees and expenses;
•To qualify and remain eligible for the special tax treatment accorded to RICs and their shareholders under the Code, the Fund must meet certain source-of-income, asset diversification and annual distribution requirements, and failure to do so could result in the loss of RIC status and being taxed as a corporation for U.S. federal income tax purposes.
Accordingly, an investment in the Fund should be considered a speculative investment that entails substantial risks, and prospective investors should invest in the Fund only if they can sustain a complete loss of their investment.

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SUMMARY OF FUND EXPENSES
These tables are intended to assist investors in understanding the various costs and expenses directly or indirectly associated with investing in the Fund.
Annual Fund Operating Expenses (as a percentage of Net Assets Attributable to Common Shares):

	Class I(1)	Class I-2(1)
Management Fees(2) (3)	1.56%	1.56%
Distribution and Shareholder Servicing Fee	None	0.75%
Borrowing Expense(4)	1.23%	1.23%
Other Expenses(5)	0.77%	0.77%
Total Annual Fund Operating Expenses	3.56%	4.31%
Fee Waivers and/or Expense Reimbursement(6)	(1.08)%	(1.08)%
Total Annual Fund Operating Expenses After Fee Waivers and/or Reimbursements	2.48%	3.23%
1.While neither the Fund nor the Distributor imposes an initial sales charge on Class I Shares or Class I-2 Shares, if you buy Common Shares through certain financial intermediaries, they may directly charge you transaction or other fees in such amounts as they may determine. Please consult your financial intermediary for additional information.
2.Pursuant to an investment management agreement (the “Investment Management Agreement”), the Investment Manager receives an annual fee, payable monthly by the Fund, in an amount equal to 1.25% of the Fund’s average daily Managed Assets. The “Management Fees” shown in the fee table are higher than the contractual management fee rates because the “Management Fees” in the table are calculated as a percentage of the Fund’s net assets applicable to Common Shares, rather than the Fund’s Managed Assets. Managed Assets includes assets attributable to leverage. “Managed Assets” under the Investment Management Agreement means the total value of all assets of the Fund (including any assets attributable to any leverage that is outstanding), less the amount equal to all accrued debts, liabilities and obligations of the Fund (excluding debts, liabilities and obligations representing financial leverage and the aggregate liquidation preference of any outstanding preferred shares). To derive the annual Management Fee as a percentage of the Fund’s net assets (which are the Fund’s total assets less all of the Fund’s liabilities), the Fund’s Managed Assets were multiplied by the annual management fee rate and then divided by the Fund’s net assets.
3.Restated to reflect current fees and expenses.
4.“Borrowing Expense” is based on estimated amounts for the current fiscal year. Borrowing Expense assumes leverage at a level of 25% of total assets. Interest expense is assumed at a rate of 4.91%.
5.“Other Expenses” are based on estimated amounts during the first 12 months of operations, assuming the Fund raises $100 million of average net assets during that time. “Other Expenses” includes 0.13% in capitalized expenditures related to organizational and offering costs, which are not expected to be recurring expenses of the Fund.
6.Effective May 1, 2026, the Investment Manager has contractually agreed, through May 1, 2027, to (1) waive management fees that it would otherwise be paid under the Investment Management Agreement so that the effective management fee payable by the Fund does not exceed 0.75% of the Fund’s average daily Managed Assets and (2) further waive and/or reimburse Fund expenses to the extent that the Fund’s total annual operating expenses (excluding any taxes; fees and interest payments on borrowed funds; fees and expenses, including dividend and interest expenses, associated with the issuance of preferred shares; brokerage commissions and transactional costs and expenses; distribution and shareholder servicing fees; acquired fund fees and expenses (as determined in accordance with SEC Form N-2); dividend expenses on short sales; expenditures which are capitalized in accordance with generally accepted accounting principles; and extraordinary or non-routine expenses, such as expenses incurred in connection with any merger or reorganization with, or the acquisition of all or substantially all of the assets of, another fund, redomiciling the Fund, litigation expenses) exceed 1.00% of the average daily Managed Assets of each share class of the Fund (the “Fee Cap and Expense Waiver Agreement”). Under the Fee Cap and Expense Waiver Agreement, the Investment Manager may recoup from the Fund amounts previously waived and/or reimbursed for a period of three years from the date on which such waiver and/or reimbursement occurred, provided that such amount paid to the Investment Manager will not cause the Fund’s total annual operating expenses to exceed (i) the expense limit in effect at the time the expense was paid or absorbed or (ii) the expense limit in effect at the time of recoupment.

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Example
The following example illustrates the expenses that you would pay on a $1,000 investment in the Common Shares, assuming a 5% annual return, assuming you hold your shares and assuming your shares are repurchased in full.(1) The examples reflect the fee waiver shown above for one year in each period.
An investor would pay the following expenses on a $1,000 investment assuming a 5% return:

	1 Year	3 Years	5 Years	10 Years
Class I	$25	$94	$170	$370
Class I-2	$33	$116	$206	$435
An investor would pay the following expenses, assuming your shares are repurchased at the end of each period:

	1 Year	3 Years	5 Years	10 Years
Class I	$25	$94	$170	$370
Class I-2	$33	$116	$206	$435
1.The example above should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. The example assumes the estimated “Other Expenses” set forth in the Annual Fund Operating Expenses table are accurate, that the Total Annual Fund Operating Expenses (as described above) remain the same for all periods shown, and that all dividends and distributions are reinvested at NAV. Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% annual return shown in the example. In addition to the fees and expenses described above, you may also be required to pay transaction or other fees on purchases of Common Shares of the Fund, which are not reflected in the example.
THE FUND
The Fund is a newly organized, non-diversified, closed-end management investment company registered under the 1940 Act. The Fund will continuously offer Class I Shares and Class I-2 Shares and will operate as an “interval fund.” The Fund has received an exemptive order from the SEC that permits the Fund to offer more than one class of Shares. Under the order, the Fund is authorized to issue two separate classes of shares of beneficial interest designated as Class I Shares and Class I-2 Shares, and the Fund may offer additional classes of Shares in the future. Each class of Shares is subject to different fees and expenses. A non-diversified fund may invest a greater proportion of its assets in a small number of issuers, and may be subject to greater risk and substantial losses as a result of changes in the financial condition or the market’s assessment of the issuers.
Prior to sales of public shares, all of the assets of Pacific Asset Management CLO Opportunities Fund, L.P. (the “Predecessor Fund”), a private fund relying on an exemption from registration pursuant to Section 3(c)(7) of the 1940 Act, will be transferred to the Fund and the Predecessor Fund will cease operations. The Predecessor Fund has an investment objective, and investment policies, guidelines and restrictions that are in all material respects equivalent to those of the Fund. The Predecessor Fund is managed by the Investment Manager or its predecessor, and has the same portfolio managers as the Fund.
USE OF PROCEEDS
The Fund will invest the proceeds of the continuous offering of Common Shares on an ongoing basis in accordance with its investment objective and policies as stated below. It is currently anticipated that the Fund will be able to invest all or substantially all of the net proceeds according to its investment objective and policies within approximately three to six months after receipt of the proceeds, depending on the amount and timing of proceeds available to the Fund as well as the availability of investments consistent with the Fund’s investment objective and policies and the settlement cycle of CLO Investments in which the Fund may invest, and except to the extent proceeds are held in cash to pay dividends or expenses, satisfy repurchase offers or for temporary defensive purposes. Pending such investment, it is anticipated that the proceeds of the offering will be invested in in U.S. Government securities or high-grade, short-term money market instruments, which have returns substantially lower than the returns the Fund anticipates earning once it has fully invested the proceeds of the offering in accordance with its investment strategy.

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THE FUND’S INVESTMENT OBJECTIVE AND PRINCIPAL STRATEGIES
Investment Objective
The Fund seeks to provide attractive risk-adjusted returns. The Fund seeks to achieve its investment objective primarily by investing in collateralized loan obligations (“CLOs”). A risk-adjusted return measures an investment’s profit after taking into account the degree of risk that was taken to achieve it. There can be no assurance that the Fund will achieve its investment objective. See “The Fund’s Investment Objective and Strategies” and “Principal Risks of the Fund.”
Principal Investment Strategies
The Fund seeks to achieve its investment objective by investing under normal circumstances at least 80% of the Fund’s net assets (plus any borrowings made for investment purposes) in collateralized loan obligations (“CLOs”). The Fund’s investments in CLOs include the rated senior tranches and mezzanine tranches (“CLO Debt”), the unrated subordinated tranche (“CLO Equity”), and CLO warehousing facilities (“CLO Warehouses”) of broadly syndicated U.S. dollar denominated CLOs.
Although the Fund is permitted to invest across the credit quality spectrum, including investment grade securities, non-investment grade securities or in securities or instruments that are not rated by a credit rating agency, the majority of the Fund’s assets will typically be invested in the mezzanine, or non-investment grade, tranches of CLOs. Non-investment grade securities are commonly referred to as “high yield” securities or “junk bonds” and may be more volatile and subject to greater default risk than investment grade securities. Such investments may be considered speculative and may include distressed and defaulted instruments. Non-investment grade CLO Debt and unrated CLO Equity securities are also subject to a higher degree of speculative and illiquidity risk than other higher rated CLO Debt tranches.
The Fund will seek to capitalize on opportunities in the primary (i.e., new issue) and secondary CLO markets. The Fund’s investments in CLOs are anticipated to generate high current income. The Fund is also expected to make investments prior to issuance of CLO securities during the “warehousing phase” when the CLO acquires its initial portfolio of loans. Such an investment will be subordinate to the senior lender or counterparty providing most of the warehouse financing to the CLO (and in some cases, will also be subordinate to a “mezzanine” lender to the CLO). Investments in CLO Warehouses may be in the form of equity or may be in debt securities, contract rights or other instruments that are expected to be exchanged for or used to acquire CLO Equity at the issuance of CLO Securities by such CLO and are included in the term “CLO Equity” as used in this prospectus. CLO Equity securities are subject to a higher degree of speculative risk and illiquidity than other CLO tranches.
Although the Fund will primarily invest in CLOs, it may allocate up to 20% of its assets to other types of securities and/or debt instruments. These may include, but are not limited to: bank loans (secured or unsecured, first-lien or second-lien); investment-grade or non-investment-grade debt instruments (such as corporate bonds, Rule 144A securities, or government securities); fixed-rate or floating-rate debt; exchange-traded funds (“ETFs”) that invest in CLOs or debt securities; money-market instruments and cash or cash equivalents. The Investment Manager may, in its sole discretion, make such investments if it determines that (i) they are necessary for cash-management purposes; (ii) they are warranted by current or anticipated market conditions; (iii) they represent suitable alternatives when comparable CLO Investments are unavailable; or (iv) they are expected to offer a higher risk-adjusted return than available CLO Investments.
The Fund may purchase assets on a leveraged basis through the use of reverse repurchase agreements, borrowings or other financings to the extent permitted by the 1940 Act.
The Fund’s investment policy to invest at least 80% of its Assets in CLOs is a non-fundamental investment policy. The Fund will consider both direct investments and indirect investments (e.g., investments in other investment companies and synthetic instruments with economic characteristics similar to the direct investments that meet the 80% Policy) when determining compliance with the 80% Policy. As a result of having an 80% Policy, the Fund must provide shareholders with written notice at least sixty days prior to any change of the 80% Policy.

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Investment Policies:
Under normal circumstances, the Fund will invest subject to the following investment policies:
• The Fund will invest at least 80% of Assets in CLOs;
• The Fund will invest at least 70% of Assets in CLO Debt;
• The Fund will invest up to 30% of Assets in a combination of CLO Equity and CLO Warehouses; and
• The Fund will invest no more than 20% of Assets in CLOs managed by a single collateral manager.
The foregoing, non-fundamental policies are considered to apply only at time of purchase and will not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of an acquisition. “Assets” means net assets of the Fund plus the amount of any borrowings for investment purposes. The Fund’s investment policy to invest at least 80% of its Assets in CLOs is a non-fundamental investment policy. The Fund will consider both direct investments and indirect investments (e.g., investments in other investment companies and synthetic instruments with economic characteristics similar to the direct investments that meet the 80% Policy) when determining compliance with the 80% Policy.
As a result of having an 80% Policy, the Fund must provide shareholders with notice at least sixty days prior to any change of the Fund’s 80% Policy. For the purposes of the 80% Policy, the Fund is permitted to change its 80% investment policy without a shareholder vote, provided the Fund will conduct a repurchase offer prior to the change, the Fund provides at least 60 days’ prior notice of any change in the 80% Policy in advance of the offer, the offer is not oversubscribed, and the Fund purchases shares at their net asset value.
For temporary defensive purposes, during periods of high cash inflows or outflows, or during a Repurchase Offer Period, the Fund may depart from its principal investment strategies and invest up to 100% of its Managed Assets in cash equivalents, U.S. government securities or other high quality short-term debt instruments. During such periods, the Fund may not achieve its objective. The Fund may adopt a defensive strategy when the Investment Manager believes the instruments in which the Fund normally invests have elevated risks due to political or economic factors, in the event that unanticipated legal or regulatory developments interfere with implementation of the Fund’s principal investment strategies, and in other extraordinary circumstances.
Investment Philosophy
Aristotle Pacific’s CLO investment philosophy is based on an integrated approach that combines bottom-up credit analysis with top-down portfolio and market assessment. Leveraging its experience managing bank loan portfolios, the firm applies a selective, credit-focused process emphasizing larger issuers/loan facility sizes, diversification, and downside risk mitigation (e.g., an emphasis towards capital preservation and minimizing exposure to defaults during adverse market conditions). Aristotle Pacific’s experience managing CLOs and investing across the CLO capital structure allows the firm to evaluate CLO structures, documentation, and managers through both quantitative and qualitative analysis, seeking investments aligned with the Investment Manager’s sector and credit views, and offering strong collateral quality and structural protections. Relative value considerations, supported by advanced analytics and market data, further inform tranche selection. Ongoing monitoring of credit fundamentals, market trends, and issuer developments helps guide portfolio positioning and investment decisions.
Investment Process
In selecting investments, the Investment Manager utilizes an integrated approach that includes bottom-up loan level review, top-down portfolio analysis, deal structure evaluation, manager underwriting, and a relative value assessment. This process is overlaid with a top-down market assessment, which incorporates both the macro-economic environment and technical factors.
At the loan level, the Investment Manager conducts a detailed review of the underlying collateral backing each CLO. The Investment Manager believes that its differentiation in managing CLO strategies is built upon its experience in managing bank loan portfolios. The Investment Manager applies a selective approach focused on larger issuers/loan facility sizes as part of its strategy to mitigate downside risk. The Investment Manager’s credit research team covers the full credit spectrum, along with all sectors represented in the Morningstar LSTA US Leveraged Loan Index. In applying this loan-level credit analysis, the Investment Manager seeks to identify CLOs

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with collateral obligations (i.e., loans) focused on larger loan issuers that are well-diversified, that align with the credit research team’s sector and credit views, and that provide a margin of safety with respect to downside risk (e.g., an emphasis towards capital preservation and minimizing exposure to defaults adverse market condition).
The Investment Manager also conducts top-down portfolio analysis to measure key characteristics and performance metrics on both an absolute and relative basis. This process seeks to quantify portfolio overlaps with the Investment Manager’s existing holdings and high-conviction credits. In addition, the Investment Manager evaluates several measures of tail risk, quantifying and ranking the amount of higher-risk collateral in the structure, measured across a range of metrics, including spread, facility size, ratings, and market value. These CLO portfolio-level assessments assist in the evaluation of both specific individual CLOs and of broader CLO issuer styles and trends.
The assessment of a CLO manager incorporates both a quantitative and a qualitative component. The Investment Manager utilizes data and direct engagement with CLO managers to evaluate factors such as credit selection processes, management style, organizational structure, and historical performance. In assessing a CLO manager, the Investment Manager considers the manager’s credit analysis, the use of lower-quality securities, exposure to distressed issuers, credit loss mitigation practices, ratings deteriorations, relative value trading, and historic use of covenant and credit enhancement structures. The Investment Manager’s review of a CLO manager’s performance record seeks to identify how excess returns were generated, including, importantly, whether through greater credit risk, advantageous deal structures/covenants, active management, or avoidance of credit losses, and in what market environments. This analysis is intended to provide insight into how a manager is likely to perform under different market conditions and when CLOs managed by that manager may present attractive investment opportunities.
The Investment Manager also reviews each CLO’s specific terms, as set forth in the indenture and related transaction documents. Those terms generally address the eligibility criteria and parameters (exposure, industry concentration, credit quality) of the underlying collateral, tranche structure, payment priorities and/or a CLO’s cash flow waterfall, the coverage tests and triggers, and the investment or reinvestment period. The Investment Manager emphasizes CLO structures that are diversified, well-supported, transparent, and include structural protections that provide a margin of safety with respect to collateral quality.
As part of its top-down market assessment, the Investment Manager evaluates the broader economic and corporate environment, including factors such as interest rates, economic growth, employment trends, commodity prices, corporate profits, and sector dynamics. The Investment Manager also assesses technical market factors, including primary market issuance trends, secondary market trading levels, credit market issuance, and deal flow activity. Based on this analysis, the Investment Manager seeks to establish an appropriate level of portfolio risk, which informs its evaluation of specific risks across the capital structure and along the credit curve.
Following these assessments, the Investment Manager applies a relative value framework to the investment selection process. Key elements of this analysis include the monitoring of primary and secondary trading levels, cross-ownership, portfolio fit, issuer depth, the shape of the credit curve, and deal optionality. The Investment Manager utilizes a range of technology platforms and portfolio analytics systems to support its investment decision-making. Each prospective investment is evaluated based on its expected impact on portfolio yield, credit quality, collateral overlap, and diversification. Investment decisions are made through a consensus process, and each portfolio manager has veto authority over any investment.
The Investment Manager monitors portfolio credit fundamentals and market conditions on an ongoing basis. Monthly trustee reports form the core of this monitoring process and are reviewed to assess changes in portfolio characteristics resulting from trading activity, price movements, and rating changes. These trends are evaluated across both owned and unowned securities to provide a comprehensive view of shifts in issuer styles and market dynamics. The Investment Manager supplements this analysis with regular meetings with a CLO’s manager to assess changes in ownership structure, management approach, incentives, and business outlook. Observations from primary issuance activity and secondary trading levels provide additional insight into market and issuer trends. Changes in the outlook for a CLO, issuer behavior, issuer incentives, relative value dynamics, or the broader macroeconomic environment could result in the Investment Manager determining to buy or sell a security for the Fund’s portfolio.

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Leverage
The Fund may use leverage as and to the extent permitted by the 1940 Act. The Fund is permitted to obtain leverage using any form of financial leverage instruments, including funds borrowed from banks or other financial institutions, credit facilities, margin facilities, notes or preferred stock and leverage attributable to reverse repurchase agreements or similar transactions. The Fund is authorized to borrow money in connection with its investment activities, to satisfy repurchase requests from shareholders, and to otherwise provide the Fund with temporary liquidity. The Fund may enter into a revolving credit facility (“Credit Facility”) for the purpose of investment purchases and liquidity measures, subject to the limitations of the 1940 Act for borrowings. The Credit Facility is expected to be secured by all of the assets held by the Fund. The Fund expects that any Credit Facility would be subject to customary provisions regarding requirements to prepay outstanding amounts or incur a penalty rate of interest upon the occurrence of certain events of default, and indemnification of the facility provider against liabilities it may incur in connection with the credit facility. The Fund would also expect any Credit Facility to contain customary covenants that, among other things, limit the Fund’s ability to incur additional debt, change certain of its investment policies and engage in certain transactions, including mergers and consolidations, require asset coverage ratios in addition to those required by the 1940 Act and have the effect of limiting the Fund’s ability to pay distributions in certain circumstances.
The Fund may choose to increase or decrease, or eliminate entirely, its use of leverage over time and from time to time based on the Investment Manager’s assessment of the yield curve environment, interest rate trends, market conditions and other factors. By using leverage, the Fund seeks to obtain a higher return for its shareholders than if the Fund did not use leverage. Leveraging is a speculative technique and there are special risks and costs involved. There can be no assurance that a leveraging strategy will be used or that it will be successful during any period in which it is employed.
The Fund’s investments in the types of securities and other investments described in this Prospectus vary from time to time, and, at any time, the Fund may not be invested in all of the types of securities and other investments described in this Prospectus. The Fund may also invest in securities and other investments not described in this Prospectus.
The Fund may make its investments directly or through one or more subsidiaries.
PRINCIPAL RISKS OF THE FUND
The Fund is a newly organized, non-diversified, closed-end management investment company that continuously offers its Class I Shares and Class I-2 Shares and is operated as an interval fund. Losing all or a portion of your investment is a risk of investing in the Fund. An investment in the Fund is not a deposit with a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Investors should carefully consider the Fund’s risks and investment objective, as an investment in the Fund may not be appropriate for all investors and is not designed to be a complete investment program. Investment should be avoided where an investor has a short-term investing horizon and/or cannot bear the loss of some or all of their investment. It is possible that investing in the Fund may result in a loss of some or all of the amount invested. Each risk discussed below is considered a principal risk of investing in the Fund, regardless of the order in which it appears and could affect the value of your investment.
Investment-Related Risks
Collateralized Loan Obligations Risk
The risks of investing in CLO securities include both the credit risk associated with the underlying loans combined with the risks associated with the CLO structure governing the priority of payments (and any legal and counterparty risk associated with carrying out the priority of payments). CLOs are subject to credit, liquidity and interest rate risks, which are each discussed in greater detail below. CLO Equity may be unrated or non-investment grade. As a holder of CLO Equity, the Fund will have limited remedies available upon the default of the CLO. The Fund may be unable to find a sufficient number of attractive opportunities to meet its investment objective or fully invest offering proceeds. For example, from time to time, the market for CLO transactions has been adversely affected by a decrease in the availability of senior and subordinated financing for transactions, in part in response to regulatory pressures on providers of financing to reduce or eliminate their exposure to such transactions. CLOs often

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invest in concentrated portfolios of assets. The concentration of an underlying portfolio in any one obligor would subject the related CLOs to a greater degree of risk with respect to defaults by such obligor and the concentration of a portfolio in any one industry would subject the related CLOs to a greater degree of risk with respect to economic downturns relating to such industry.
The value of CLOs generally fluctuates with, among other things, the financial condition of the obligors or issuers of the underlying portfolio of assets of the related CLO (“CLO Collateral”), general economic conditions, the condition of certain financial markets, political events, developments or trends in any particular industry and changes in prevailing interest rates. Consequently, holders of CLOs must rely solely on distributions on the CLO Collateral or proceeds thereof for payment in respect thereof. If distributions on the CLO Collateral are insufficient to make payments on the CLOs, no other assets will be available for payment of the deficiency and following realization of the CLOs, the obligations of such issuer to pay such deficiency generally will be extinguished. CLO Collateral may consist of high-yield debt securities, loans, asset-backed securities and other securities, which often are rated below investment grade (or of equivalent credit quality). High-yield debt securities generally are unsecured (and loans may be unsecured) and may be subordinated to certain other obligations of the issuer thereof. The lower ratings of high-yield securities and below investment grade loans reflect a greater possibility that adverse changes in the financial condition of an issuer or in general economic conditions or both may impair the ability of the related issuer or obligor to make payments of principal or interest. Such investments may be speculative.
Subordination of CLO Debt and CLO Equity Risk
Subordinate CLO Debt generally is fully subordinated to the related CLO senior tranches. CLO Equity generally is fully subordinated to any related CLO Debt and is not secured by any collateral. Distributions to holders of CLO Equity will generally be made solely from distributions on the assets of the CLO issuer after all other payments have been made pursuant to the priority of payments of such CLO. To the extent that any losses are incurred by a CLO in respect of its related CLO Collateral, such losses will be borne first by the holders of the related CLO Equity, next by the holders of any related subordinated CLO Debt and finally by the holders of the related CLO senior tranches. In addition, if an event of default occurs under the governing instrument or underlying investment, as long as any CLO senior tranches are outstanding, the holders thereof generally will be entitled to determine the remedies to be exercised under the instrument governing the CLO. Remedies pursued by such holders could be adverse to the interests of the holders of any related subordinated CLO Debt and/or the holders of the related CLO Equity, as applicable. Subordinate CLO Debt and CLO Equity represent leveraged investments in the assets of the CLO. Therefore, the leveraged nature of such securities may magnify the adverse impact on the market value of such securities caused by changes affecting the assets underlying such securities, including changes in the market value of such assets, changes in distributions on such assets, defaults and recoveries, capital gains and losses on such assets, prepayments and the availability, prices and interest rates of such assets. Accordingly, subordinate CLO Debt and CLO Equity may not be paid in full and may be subject to up to 100% loss.
Mandatory Redemption of CLOs Risk
Under certain circumstances, cash flows from CLO Collateral that otherwise would have been paid to the holders of any related CLO Debt and CLO Equity will be used to redeem the related CLO senior tranches. This could result in an elimination, deferral or reduction in the interest payments, principal repayments or other payments made to the holders of such CLO Debt and CLO Equity, which could adversely impact the returns to the holders of such CLO Debt and CLO Equity.
Optional Redemption of CLOs Risk
An optional redemption of a CLO could require the collateral or portfolio manager of the related CLO to liquidate positions more rapidly than would otherwise be desirable, which could adversely affect the realized value of the items of CLO Collateral sold (and which in turn could adversely impact the holders of any related CLO Debt, and/or the holders of the related CLO Equity).
Control by Senior CLO Debt Risk
In a typical CLO, the most senior CLO Debt (the “Controlling Class”) will control many rights under the CLO indenture and therefore, holders of subordinate CLO Debt and CLO Equity will have limited rights in connection with an event of default or distributions thereunder. Remedies pursued by the holders of the Controlling

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Class upon an event of default could be adverse to the interests of the holders of subordinate CLO Debt and CLO Equity. If an event of default has occurred and is continuing, the holders of CLO Equity will not have any creditors’ rights against the CLO issuer and will not have the right to determine the remedies to be exercised under the CLO indenture. There is no guarantee that any funds will remain to make distributions to the holders of subordinate CLO Debt and CLO Equity following any liquidation of the CLO assets and the application of the proceeds from the CLO assets to pay senior classes of CLO Debt and the fees, expenses, and other liabilities payable by the CLO issuer. The Controlling Class may also have consent rights in respect of amendments and CLO manager removal rights in connection with certain events.
Warehousing Risk
The Fund may invest in warehousing facilities for CLOs. Such an investment by the Fund will be subordinate to a senior lender. As a result, in the event that the CLO fails to issue its securities by the deadline established by the senior lender (or if an event of default occurs under the warehousing agreements), the senior lender will have the right to liquidate the loan portfolio and apply the proceeds to repay its advances and accrued interest. In the event that such a liquidation occurs, the Fund will suffer a loss. Warehousing facilities are undertaken with many different structures that have evolved (and will continue to evolve) with changes in market conditions and counterparty preferences. Therefore, it is not possible to predict how a warehousing facility in which the Fund may make a subordinated investment will be structured.
Extension Risk
When interest rates rise, certain obligations may be paid off by the obligor at slower rates, resulting in lengthening the average life of CLOs held by the Fund and the Fund receiving principal later than expected which can cause additional volatility. This would delay the Fund’s ability to reinvest proceeds at higher interest rates. Rising interest rates tend to extend the duration of securities, making them more sensitive to future changes in interest rates. As a result, in a period of rising interest rates, securities may exhibit additional volatility and may lose value.
Floating Rate Loan Risk
Floating rate loans (or bank loans) are usually rated below investment grade and thus are subject to high yield/high risk or “junk” securities risk. The market for floating rate loans is a private interbank resale market and thus may be subject to irregular trading activity, wide bid/ask spreads and delayed settlement periods, which may result in cash proceeds not being immediately available to a Fund. As a result, a Fund that invests in floating rate loans may be subject to greater liquidity risk than a Fund that does not. Funds that invest in floating rate loans take steps to maintain adequate liquidity, such as borrowing cash under a line of credit or other facility through their custodian bank; however, these actions may increase expenses to a Fund (such as borrowing cost) or may not always be adequate, particularly during periods of market stress. An issuer’s long-term ability to make payments on below investment grade loans is considered speculative. Investments in floating rate loans are typically in the form of a participation or assignment. Loan participations typically represent direct participation in a loan to a borrower, and generally are offered by financial institutions or lending syndicates. In a loan participation, a Fund may participate in such syndications, or buy part of a loan, becoming a part lender. In a loan participation, a Fund assumes the credit risk associated with the borrower and may assume the credit risk associated with the financial intermediary that syndicated the loan. If the lead lender in a typical lending syndicate becomes insolvent, enters Federal Deposit Insurance Corporation (“FDIC”) receivership or, if not FDIC insured, enters into bankruptcy, a Fund may incur certain costs and delays in receiving payment or may suffer a loss of principal and/or interest. In addition, a Fund may not be able to control the exercise of remedies that the lender would have under the loan and likely would not have any rights against the borrower directly. In purchasing an assignment, a Fund succeeds to all the rights and obligations under the loan agreement of the assigning bank or other financial intermediary and becomes a lender under the loan agreement with the same rights and obligations as the assigning bank or other financial intermediary. Accordingly, if the loan is foreclosed, a Fund could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral.
Floating rate loans are also subject to prepayment risk. Borrowers may pay off their loans sooner than expected, particularly when interest rates are falling. A fund investing in such securities will be required to reinvest this money at lower yields, which can reduce its returns. Similarly, debt obligations with call features have the risk

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that an issuer will exercise the right to pay an obligation (such as a mortgage-backed security) earlier than expected. Prepayment and call risk typically occur when interest rates are declining.
In addition, the floating rate feature of loans means that floating rate loans will not generally experience capital appreciation in a declining interest rate environment. Conversely, when interest rates are rising, the duration of such securities tends to extend, making them more sensitive to changes in interest rates (extension risk), although floating rate debt securities are typically less exposed to this risk than fixed rate debt securities.
Prices of below investment grade loans are also more volatile, are more sensitive to negative news about the economy or the issuer, and have greater liquidity risk and price volatility. The value and the income streams of interests in loans (including participation interests in lease financings and assignments in secured variable or floating rate loans) will decline if borrowers delay payments or fail to pay altogether. A significant rise in market interest rates could increase this risk. Although loans may be fully collateralized when purchased, such collateral may become illiquid or decline in value.
Floating rate loans generally are subject to restrictions on transfer and may be difficult to sell at a time when the Investment Manager seeks to sell the loan or may only be sold at prices that are less than their fair market value. Fair market value may be difficult to establish for loans. A loan may not be fully collateralized and can decline significantly in value. In addition, access to collateral backing the loan may be limited by bankruptcy or other insolvency laws. Loans made to finance highly leveraged corporate acquisitions may be especially vulnerable to adverse changes in economic or market conditions.
A loan may also be in the form of a bridge loan, which is designed to provide temporary or “bridge” financing to a borrower, pending the sale of identified assets or the arrangement of longer-term loans or the issuance and sale of debt obligations. A bridge loan involves a risk that the borrowers may be unable to locate permanent financing to replace the bridge loan, which may impair the borrower’s perceived creditworthiness.
A loan may be a senior loan or a junior loan. Senior loans typically provide lenders with a first right to cash flows or proceeds from the sale of a borrower’s collateral if the borrower becomes insolvent (subject to certain limitations of bankruptcy law). However, there can be no assurance that liquidation of such collateral would satisfy the borrower’s obligation in the event of a default or that such collateral could be readily liquidated. In addition, senior loans are subject to the risk that a court could subordinate such senior loans to presently existing or future indebtedness of the borrower or take other action detrimental to the holders of senior loans including, in certain circumstances, invalidating such senior loans or causing interest previously paid to be refunded to the borrower. Any such actions could negatively affect a Fund’s performance. To the extent the Fund invests in junior loans, these loans involve a higher degree of overall risk than senior loans of the same borrower because of their lower place in the borrower’s capital structure and possible unsecured status.
A significant portion of floating rate loans may be “covenant lite” loans that contain fewer or less restrictive constraints on the borrower or other borrower-friendly characteristics and offer less protections for investors than covenant loans. Covenant lite loans generally do not include terms which allow a lender to take action based on a borrower’s performance relative to its covenants. Such actions may include the ability to renegotiate and/or re-set the credit spread on the loan with a borrower, and even to declare a default or force the borrower into bankruptcy restructuring if certain criteria are breached. Covenant lite loans typically still provide lenders with other covenants that restrict a borrower from incurring additional debt or engaging in certain actions. Such covenants can only be breached by an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, the Fund may have fewer rights against a borrower when it invests in, or has exposure to, covenant lite loans and, accordingly, may have a greater risk of loss on such investments as compared to investments in, or exposure to, loans with additional or more conventional covenants.
Although the overall size and number of participants in the market for floating rate loans (or bank loans) has grown over the past decade, floating rate loans continue to trade in an unregulated inter-dealer or inter-bank secondary market. Purchases and sales of floating rate loans are generally subject to contractual restrictions that must be satisfied before a floating rate loan can be bought or sold. These restrictions may impede the ability to buy or sell floating rate loans, negatively impact the transaction price, and impede the Fund’s ability to timely vote or otherwise act with respect to floating rate loans. As a result, it may take longer than seven days for transactions in floating rate loans to settle, which make it more difficult for the Fund to raise cash to pay investors when they seek

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to have shares in the Fund repurchased. The Fund may then have to sell its floating rate loans or other investments at an unfavorable time and/or under unfavorable conditions, hold cash, temporarily borrow from banks or other lenders, or take other actions to meet short-term liquidity needs in order to satisfy repurchase requests from Fund shareholders and may be adversely impacted. These actions may impact the Fund’s performance (in the case of holding cash or selling securities) or increase the Fund’s expenses (in the case of borrowing).
It is also unclear whether the U.S. federal securities laws, which afford certain protections against fraud and misrepresentation in connection with the offering or sale of a security, as well as against manipulation of trading markets for securities, would be available to the Fund’s investments in a loan. This is because a loan may not be deemed to be a security in certain circumstances. In these instances, the Fund may need to rely on contractual provisions in the loan documents for some protections and also avail itself of common law fraud protections under applicable state law, which could increase the risk and expense to the Fund of investing in loans. In addition, holders of such loans may from time to time receive confidential information about the borrower. In certain circumstances, this confidential information may be considered material non-public information. Because U.S. laws and regulations generally prohibit trading in securities of issuers while in possession of material, non-public information, the Fund that receives confidential information about a borrower for loan investments might be unable to trade securities or other instruments issued by the borrower when it would otherwise be advantageous to do so and, as such, could incur a loss. For this reason, the Fund or the Investment Manager may determine not to receive confidential information about a borrower for loan investments, which may disadvantage the Fund relative to other investors who do receive such information.
Below Investment Grade Risk
The Fund intends to invest in securities that are rated below investment grade (often referred to as High Yield or “Junk” Securities) by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and illiquid. The major risks of below investment grade securities include:
•Below investment grade securities may be issued by less creditworthy issuers. Issuers of below investment grade securities may have a larger amount of outstanding debt relative to their assets than issuers of investment grade securities. In the event of an issuer’s bankruptcy, claims of other creditors may have priority over the claims of holders of below investment grade securities, leaving few or no assets available to repay holders of below investment grade securities.
•Prices of below investment grade securities are subject to extreme price fluctuations. Adverse changes in an issuer’s industry and general economic conditions may have a greater impact on the prices of below investment grade securities than on other higher-rated fixed-income securities.
•Issuers of below investment grade securities may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments or the unavailability of additional financing.
•Below investment grade securities frequently have redemption features that permit an issuer to repurchase the security from us before it matures. If the issuer redeems below investment grade securities, we may have to invest the proceeds in securities with lower yields and may lose income.
•Below investment grade securities may be less liquid than higher-rated fixed-income securities, even under normal economic conditions. There are fewer dealers in the below investment grade securities market, and there may be significant differences in the prices quoted by the dealers. Judgment may play a greater role in valuing these securities and the Fund may be unable to sell these securities at an advantageous time or price.
•The Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

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The credit rating of a high-yield security does not necessarily address its market value risk. Ratings and market value may change from time to time, positively or negatively, to reflect new developments regarding the issuer.
Debt Securities Risk
Debt securities and other debt instruments are subject to many risks, including but not limited to interest rate risk and credit risk, which may affect their value. Many debt securities give the issuer the right to redeem (“call”) the security prior to maturity. If an issuer calls a security in which a Fund has invested, the Fund may not recoup the full amount of its initial investment in the security and may be forced to reinvest prepayment proceeds at a time when yields on securities available in the market are lower than the yield on the called security. The market value of a fixed-income security may decline due to general market conditions that are not specifically related to a particular company. The fixed-income securities market can be susceptible to increases in volatility and decreases in liquidity. Federal Reserve policy in response to market conditions may adversely affect the value, volatility and liquidity of debt securities.
Credit Risk
An issuer or guarantor of a debt instrument might be unable or unwilling to meet its financial obligations and might not make interest or principal payments on an instrument when those payments are due (“default”). The risk of a default is higher for debt instruments that are non-investment grade and lower for debt instruments that are of higher quality. Defaults may potentially reduce a Fund’s income or ability to recover amounts due and may reduce the value of the debt instrument, sometimes dramatically. The credit quality of securities can change rapidly in certain market environments, particularly during volatile markets or periods of economic uncertainty or downturn, and the default of a single holding could cause significant NAV deterioration. A debt security’s issuer (or a borrower or counterparty to a repurchase agreement or reverse repurchase agreement) may not be able to meet its financial obligations (e.g., may not be able to make principal and/or interest payments when they are due or otherwise default on other financial terms) and/or may go bankrupt. This is also sometimes described as counterparty risk.
Interest Rate Risk
The value of debt instruments may fall when interest rates rise. Debt instruments with longer durations tend to be more sensitive to changes in interest rates, making them more volatile than debt instruments with shorter durations or floating or adjustable (also known as variable) interest rates. Many factors can cause interest rates to rise, such as central bank monetary policies, inflation rates, general economic conditions, and expectations about the foregoing. In addition, as interest rates rise, the value of fixed income investments will generally decrease. The negative impact on debt instruments from interest rate increases could be swift and significant, including falling market values, increased redemptions and reduced liquidity. Substantial redemptions from bond and other income funds may worsen that impact. Additionally, regulations applicable to and changing business practices of broker-dealers that make markets in debt instruments may result in those broker-dealers restricting their market making activities for certain debt instruments, which may reduce the liquidity and increase the volatility of such debt instruments. Certain countries have experienced negative interest rates on certain debt securities. Negative or very low interest rates could magnify the risks associated with changes in interest rates. In general, changing interest rates, including rates that fall below zero, could have unpredictable effects on markets and may expose debt and related markets to heightened volatility. During periods when interest rates are low or there are negative interest rates, a Fund’s yield (and total return) also may be low, and the Fund may experience low or negative returns. During periods when the Federal Reserve raises interest rates, a Fund may be subject to heightened levels of interest rate risk. Floating or adjustable-rate instruments (such as most loans) typically have less exposure to interest rate fluctuations and their exposure to interest rate fluctuations will generally be limited to the period of time until the interest rate on the security is reset. There is a risk of lag in the adjustment of interest rates between the periods when these interest rates are reset. An interest rate reset may not completely offset changes in interest rates. Resets that may be tied to an index may not reflect the prevailing interest rate changes. There is a risk of a lag between interest rate and index changes.
Prepayment Risk
Many issuers have a right to prepay their obligations. When interest rates decline, issuers may be more likely to pay off obligations earlier than expected, resulting in prepayment of securities held by the Fund. The Fund

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would not benefit from the rise in the market price of the securities that normally accompanies a decline in interest rates, would then lose any price appreciation above the security’s principal and would have to reinvest the proceeds at lower yields, resulting in a decline in the Fund’s income. Prepayment reduces the yield to maturity and the average life of the security.
Liquidity Risk
Generally, a security or investment is considered illiquid if it is not reasonably expected to be sold or disposed of in current market conditions within seven calendar days or less without the sale or disposition significantly changing the market value of the security. Certain holdings may be difficult to purchase, sell and value, particularly during adverse market conditions, because there is a limited market for the investment or there are restrictions on resale. The Fund may not be able to sell a holding quickly at the price it has valued the holding, may be unable to take advantage of market opportunities or may be forced to sell other more desirable, more liquid securities or sell less liquid or illiquid securities at a loss if needed to raise cash to conduct operations, including to meet redemption requests. Liquid investments may become less liquid or illiquid, and thus more difficult to sell, over time or suddenly and unexpectedly. This may occur, for example, as a result of adverse market or economic conditions (including financial distress, or geopolitical events such as sanctions, trading halts or wars) or investor perceptions, which may be independent of any adverse changes to the particular issuer. Less liquidity also means that more subjectivity may be used in establishing the value of the securities or other investments. For example, if market quotations are not readily available or reliable for these investments, the securities or other investments will be valued by a method that reflects fair value. Valuations determined in this manner may require subjective inputs about the value of these investments. Some securities (such as loans) may have no active trading market and may be subject to restrictions on resale. The markets in which such securities trade may be subject to irregular trading, wide bid/ask spreads and extended trade settlement periods, which may impair the Fund’s ability to sell the holding at the price it has valued the holding causing a decline in the Fund’s NAV. The lack of an established secondary market for floating rate loans may make it more difficult to value such loans, exposing the Fund to the risk that the price at which it sells loans will be less than the price at which they were valued when held by the Fund. Investments in companies in turn-around, distress or other similar situations may be or become less liquid than other investments, particularly when the economy is not robust or during market downturns. Reduced liquidity resulting from these situations may impede a Fund’s ability to meet unusually high or unanticipated levels of redemption requests.
ETF Risk
Investing in an ETF will provide a Fund with exposure to the securities comprising the index on which the ETF is based and will expose the Fund to risks similar to those of investing directly in those securities. Shares of ETFs typically trade on securities exchanges and may at times trade at a premium or discount to their NAVs. If the Fund has to sell shares of an ETF when the shares are trading at a discount, the Fund will receive a price that is less than the ETF’s net asset value per share. In addition, an ETF may not replicate exactly the performance of the benchmark index it seeks to track for several reasons, including transaction costs incurred by the ETF, the temporary unavailability of certain index securities in the secondary market or discrepancies between the ETF and the index with respect to the weighting of securities or the number of securities held. An investment in an ETF is an investment in another investment company and therefore, the Fund’s shareholders will indirectly bear a proportionate share of any fees and expenses of the ETFs in which the Fund invests. A Fund will pay brokerage commissions in connection with the purchase and sale of shares of ETFs.
U.S. Government Securities Risk
Not all U.S. government securities are backed or guaranteed by the U.S. government and different U.S. government securities are subject to varying degrees of credit risk. There is a risk that the U.S. government will not make timely payments on its debt or provide financial support to U.S. government agencies, instrumentalities, or sponsored enterprises if those entities are not able to meet their financial obligations. Some U.S. government securities are supported only by the credit of the issuing agency, which depends entirely on its own resources to repay the debt. Although there are many types of U.S. government securities, such as those issued by the Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Mortgage Corporation (“Freddie Mac”) and Federal Home Loan Banks that may be chartered or sponsored by Acts of Congress, their securities are neither issued nor guaranteed by the U.S. Treasury and, therefore, are not backed by the full faith and credit of the United States. The maximum potential liability of the issuers of some U.S. government securities may greatly exceed their

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current resources, including their legal right to support from the U.S. Treasury. It is possible that these issuers will not have the funds to meet their payment obligations in the future. Pursuant to the authorities of the U.S. Treasury Department and the Federal Housing Finance Administration (“FHFA”), Fannie Mae and Freddie Mac have been in a conservatorship under FHFA since September 2008. Should Fannie Mae and Freddie Mac exit the conservatorship, the effect this will have on the entities’ debt and equities, and on securities guaranteed by the entities, is unclear.
Counterparty Risk
The Fund may invest in securities that will be privately negotiated with a counterparty in the over-the-counter market. Fund transactions involving a counterparty are subject to the risk that the counterparty or a third party will not fulfill its obligation to the Fund. Counterparty risk may arise because of the counterparty’s financial condition (i.e., financial difficulties, bankruptcy, or insolvency), market activities and developments, or other reasons, whether foreseen or not. As a result of counterparty’s inability to fulfill its obligation, the Fund may obtain no or limited recovery of its investment, and any recovery may be significantly delayed which may result in significant financial loss to the Fund. Further, there is a risk that no suitable counterparties are willing to enter into, or continue to enter into, transactions with the Fund and, as a result, the Fund may not be able to achieve its investment objective.
Leverage Risk
The Fund’s use of leverage creates the opportunity for increased net income to Common Shares, but also creates special risks for common shareholders. Leverage is a speculative technique that may expose the Fund to greater risk and increased costs. If shorter-term interest rates rise relative to the rate of return on the Fund’s portfolio, the interest and other costs to the Fund of leverage (including interest expenses on reverse repurchase agreements, dollar rolls and borrowings and the dividend rate on any outstanding preferred shares) could exceed the rate of return on the debt obligations and other investments held by the Fund, thereby reducing returns to shareholders. In addition, fees and expenses of any form of leverage used by the Fund will be borne entirely by common shareholders (and not by preferred shareholders, if any) and will reduce the investment return of the Common Shares. Therefore, the Fund’s use of leverage may result in losses. In addition, any preferred shares issued by the Fund are expected to pay cumulative dividends, which may tend to increase leverage risk. Leverage creates several major types of risks for shareholders, including: (i) the likelihood of greater volatility in the NAV of Common Shares and in the investment return to shareholders than a comparable portfolio would experience without leverage; (ii) the possibility either that dividends will fall if the interest and other costs of leverage rise, or that dividends paid on Common Shares will fluctuate because such costs vary over time; and (iii) the possibility of greater losses in a declining market or in a rising interest rate environment than a comparable portfolio would likely experience without leverage.
If the costs of any leverage used by the Fund exceed the income from portfolio securities acquired through the use of such leverage, the Fund’s NAV will decline. A decline in the Fund’s NAV could affect the ability of the Fund to pay dividends or make distributions to shareholders. A failure by the Fund to distribute an adequate proportion of its net investment income in the form of dividends each taxable year would result in the Fund ceasing to qualify as a RIC under the Code. See “Tax Matters” below for additional information. Also, the counterparties to the Fund’s leveraging transactions and any preferred shareholders of the Fund will have priority of payment over the Fund’s shareholders.
The use by the Fund of reverse repurchase agreements and dollar rolls to obtain leverage also involves special risks. For instance, the market value of the securities that the Fund is obligated to repurchase under a reverse repurchase agreement or dollar roll may decline below the repurchase price.
Non-U.S. Instruments Risk
The Fund may invest in non-U.S. securities and financial instruments (non-U.S. Instruments). Non-U.S. Instruments involve certain risks not typically associated with investing in the United States. Generally, there is less readily available and reliable information about non-U.S. issuers or borrowers due to less rigorous disclosure or accounting standards and regulatory practices. The cost of servicing external debt will also generally be adversely affected by rising international interest rates, as many external debt obligations bear interest at rates which are

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adjusted based upon international interest rates. Because non-U.S. Instruments may trade on days when the Common Shares are not priced, the Fund’s NAV may change at times when Common Shares cannot be sold.
Equity Investments Risk
When the Fund invests in senior, unitranche, second-lien and subordinated loans, the Fund may acquire warrants or other equity securities of investments as well. The Fund may also invest in equity securities directly. To the extent the Fund holds equity investments, the Fund will seek to dispose of them and realize gains upon the Fund’s disposition of them. However, the equity interests the Fund receives may not appreciate in value and may decline in value. As a result, the Fund may not be able to realize gains from its equity interests, and any gains that the Fund does realize on the disposition of any equity interests may not be sufficient to offset any other losses the Fund experiences.
Force Majeure Risk
The Fund’s investments may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism and labor strikes). Some force majeure events may adversely affect the ability of a party (including a company or a counterparty to the Fund or a company) to perform its obligations until it is able to remedy the force majeure event. In addition, the cost to a company of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more companies or its assets, could result in a loss to the Fund, including if its investment in such company is cancelled, unwound or acquired (which could be without what the Fund considers to be adequate compensation). To the extent the Fund is exposed to investments in companies that as a group are exposed to such force majeure events, the risks and potential losses to the Fund are enhanced.
Repurchase Agreements Risk
Subject to its investment objectives and policies, the Fund may invest in repurchase agreements as a buyer for investment purposes. Repurchase agreements typically involve the acquisition by the Fund of debt securities from a selling financial institution such as a bank, savings and loan association or broker-dealer. The agreement provides that the Fund will sell the securities back to the institution at a fixed time in the future for the purchase price plus premium (which often reflects the interests). The Fund does not bear the risk of a decline in the value of the underlying security unless the seller defaults under its repurchase obligation. In the event of the bankruptcy or other default of a seller of a repurchase agreement, the Fund could experience both delays in liquidating the underlying securities and losses, including (1) possible decline in the value of the underlying security during the period in which the Fund seeks to enforce its rights thereto; (2) possible lack of access to income on the underlying security during this period; and (3) expenses of enforcing its rights. In addition, the value of the collateral underlying the repurchase agreement will be at least equal to the repurchase price, including any accrued interest earned on the repurchase agreement. In the event of a default or bankruptcy by a selling financial institution, the Fund generally will seek to liquidate such collateral. However, the exercise of the Fund’s right to liquidate such collateral could involve certain costs or delays and, to the extent that proceeds from any sale upon a default of the obligation to repurchase were less than the repurchase price, the Fund could suffer a loss.
Subsidiary Risk
The Fund may invest either directly or indirectly through one or more subsidiaries (each, a “Subsidiary,” and together, the “Subsidiaries”), which exposes the Fund to the risks associated with the Subsidiaries’ investments. These risks generally mirror the investment risks applicable to the Fund as described in this Prospectus. Subsidiaries, however, are not registered as investment companies under the 1940 Act and are therefore not subject to all the protections afforded to investors under the 1940 Act. The principal investment strategies and risks disclosed in this Prospectus apply to investments held directly by the Fund and indirectly by any Subsidiaries with respect to investment policies, capital structure and leverage. The Subsidiary will comply with applicable requirements of the 1940 Act relating to affiliated transactions and custody of assets. The Fund’s Board of Trustees has oversight responsibility for the investment and other activities of the Fund, including the Fund’s investments held through any Subsidiary, and the Fund’s role as the sole shareholder of any Subsidiary. The Investment Manager will manage the

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investments held by the Fund directly and indirectly through any Subsidiaries pursuant to a contract that complies with the 1940 Act.
Market Making by Dealers Risk
The value of the Fund’s fixed-income investments will be affected by general fixed income market conditions, such as the volatility and liquidity of the fixed income market, which are affected by the ability of dealers to “make a market” in fixed-income investments. In recent years, the market for bonds has significantly increased while dealer inventories have significantly decreased, relative to market size. This reduction in dealer inventories may be attributable to regulatory changes, such as capital requirements, and is expected to continue. As dealers’ inventories decrease, so does their ability to make a market (and, therefore, create liquidity) in the fixed income market. Especially during periods of rising interest rates, this could result in greater volatility and illiquidity in the fixed income market, which could impair the Fund’s profitability or result in losses.
Rating Agencies Risk
Future actions of any rating agency can adversely affect the market value or liquidity of CLOs. Rating agencies rating a CLO may change their published ratings criteria or methodologies for CLOs at any time in the future. Further, such rating agencies may retroactively apply any such new standards to the ratings of the CLO securities purchased by the Fund. Any such action could result in a substantial lowering (or even withdrawal) of any rating assigned to any such CLO security, despite the fact that such CLO security might still be performing fully to the specifications set forth for such CLO security in the related transaction documents. The rating assigned to any CLO may also be lowered following the occurrence of an event or circumstance despite the fact that the related rating agency previously provided confirmation that such occurrence would not result in the rating of such CLO being lowered. Additionally, any rating agency may, at any time and without any change in its published ratings criteria or methodology, lower or withdraw any rating assigned by it to any class of CLO security. If any rating initially assigned to any CLO security is subsequently lowered or withdrawn for any reason, holders of such security may not be able to resell their security without a substantial discount. Any reduction or withdrawal to the ratings on any class of CLO security may significantly reduce the liquidity thereof and may adversely affect the CLO issuer’s ability to make certain changes to the composition of the CLO assets since the CLO’s indenture may contain restrictions on portfolio modifications that are tied to the ratings on the CLO’s securities.
A rating agency may also revise or withdraw its ratings of a CLO security as a result of a failure by the issuer or the manager of such CLO to provide it with information requested by such rating agency or comply with any of its obligations contained in the engagement letter with such rating agency, including the posting of information provided to the rating agency on a website that is accessible by rating agencies that were not hired in connection with the issuance of the CLO securities as required by law. In addition, a CLO security may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of such CLO security. Any such revision or withdrawal of a rating as a result of such a failure might adversely affect the liquidity and value of the CLO security.
Management Risk
The skill of the Investment Manager will play a significant role in the Fund’s ability to achieve its investment objective. The Fund’s ability to achieve its investment objective depends on the ability of the Investment Manager to correctly identify economic trends, especially with regard to accurately forecasting inflationary and deflationary periods. The Fund’s ability to achieve its investment objective depends on the ability of the Investment Manager to select securities, especially in volatile markets and the Investment Manager could be incorrect in its analysis of industries, companies, and the relative attractiveness of securities.
New Fund Risk
There can be no assurance that the Fund will grow to or maintain an economically viable size, in which case the Board of Trustees may determine to liquidate the Fund. Liquidation of the Fund can be initiated without shareholder approval by the Board of Trustees if it determines that liquidation is in the best interest of shareholders. As a result, the timing of the Fund’s liquidation may not be favorable.
Portfolio Turnover Risk

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The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. However, portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. High portfolio turnover may result in the realization of taxable capital gains (including short-term capital gains by the Fund which, when distributed to the Fund and, ultimately, to shareholders, will generally be taxable as ordinary income). In addition, a higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund.
Market Events Risk
Market risks, including political, regulatory, market, and economic or other developments, and developments that impact specific economic sectors, industries or segments of the market, can affect the value of the Fund’s shares. Local, regional, or global events such as war, acts of terrorism, natural disasters, the spread of infectious illness or other public health issues, recessions, and rapid technological developments or widespread adoption of emerging technologies (such as artificial intelligence) or other events could have a significant impact on the market generally and on specific securities. The Fund is subject to the risk that the prices of, and the income generated by, securities held by the Fund may decline significantly and/or rapidly in response to adverse issuer, political, regulatory, general economic and market conditions, or other developments, such as regional or global economic instability (including terrorism and related geopolitical risks), interest rate fluctuations, and those events directly involving the issuers that may cause broad changes in market value, public perceptions concerning these developments, and adverse investor sentiment. Such events may cause the value of securities owned by the Fund to go up or down, sometimes rapidly or unpredictably. Changes in the economic climate, investor perceptions and stock market volatility also can cause the prices of the Fund’s investments to decline regardless of the conditions of the issuers held by the Fund. There is also a risk that policy changes by the U.S. Government and/or Federal Reserve, such as increasing interest rates, could cause increased volatility in financial markets and higher levels of Fund redemptions, which could have a negative impact on the Fund. These events may lead to periods of volatility and increased redemptions, which could cause the Fund to experience a loss when selling securities to meet redemption requests by shareholders. The risk of loss increases if the redemption requests are unusually large or frequent.
Prices may fluctuate widely over short or extended periods in response to company, market or economic news. Markets also tend to move in cycles, with periods of rising and falling prices. If there is a general decline in the securities and other markets, your investment in the Fund may lose value, regardless of the individual results of the securities and other instruments in which the Fund invests.
In the past several years, financial markets, such as those in the United States, Europe, Asia and elsewhere, have experienced increased volatility, depressed valuations, decreased liquidity and heightened uncertainty. Governmental and non-governmental issuers have defaulted on, or been forced to restructure, their debts. These conditions may continue, recur, worsen or spread.
The U.S. government and the Federal Reserve, as well as certain foreign governments and central banks, took steps to support financial markets, including by keeping interest rates at historically low levels for an extended period. The Federal Reserve has concluded its market support activities and has raised, and may continue to raise, interest rates. Such actions, including additional interest rate hikes, could negatively affect financial markets generally, increase market volatility and reduce the value and liquidity of securities in which the Fund invests.
Policy and legislative changes in the United States and in other countries are affecting many aspects of financial regulation, and may in some instances contribute to decreased liquidity and increased volatility in the financial markets. The impact of these changes on the markets, and the practical implications for market participants, may not be fully known for some time.
Economies and financial markets throughout the world are becoming increasingly interconnected. As a result, whether or not the Fund invests in securities of issuers located in or with significant exposure to countries experiencing economic and financial difficulties, the value and liquidity of the Fund’s investments may be negatively affected.
Periods of market volatility may occur in response to pandemics, acts of war, or events affecting global markets. The COVID-19 pandemic, Russia’s invasion of Ukraine, and higher inflation have resulted in extreme volatility in the financial markets, economic downturns around the world, and severe losses, particularly to some

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sectors of the economy and individual issuers, and reduced liquidity of certain instruments. These events have caused significant disruptions to business operations, including business closures; strained healthcare systems; disruptions to supply chains and employee availability; large fluctuations in consumer demand; large expansion of government deficits and debt as a result of government actions to mitigate the effects of such events; and widespread uncertainty regarding the long-term effects of such events. Such events could be prolonged and could adversely affect the value and liquidity of the Fund’s investments, impair the Fund’s ability to satisfy redemption requests, and negatively impact the Fund’s performance. Other market events may cause similar disruptions and effects. Investments in Russian securities may also require the Fund to write-down such positions.
Non-Diversified Status Risk
Because the Fund is classified as “non-diversified” under the 1940 Act, it can invest a greater portion of its assets in obligations of a single issuer than a “diversified” fund. As a result, the Fund will be more susceptible than a diversified fund to fluctuations in the prices of securities of a single issuer.
Nonpublic Information Risk
From time to time, the Investment Manager may come into possession of nonpublic information concerning specific companies or investments. Under applicable securities laws, this may limit the Investment Manager’s flexibility to buy or sell portfolio securities issued by such companies. The Fund’s investment flexibility may be constrained as a consequence of the Investment Manager’s inability to use such information for investment purposes.
Inflation Risk
Inflation risk is the risk that the real value of certain assets or real income from investments (the value of such assets or income after accounting for inflation) will be less in the future as inflation decreases the value of money. Inflation, and investors’ expectation of future inflation, can impact the current value of the Fund’s portfolio, resulting in lower asset values and losses to shareholders. This risk may be elevated compared to historical market conditions and could be impacted by monetary policy measures and the current interest rate environment.
Focus Risk
To the extent that the Fund focuses its investments in particular industries, asset classes or sectors of the economy, any market price movements, regulatory or technological changes, or economic conditions affecting companies in those industries, asset classes or sectors may have a significant impact on the Fund’s performance. The Fund may become more focused in particular industries, asset classes or sectors of the economy as a result of changes in the valuation of the Fund’s investments or fluctuations in the Fund’s assets, and the Fund is not required to reduce such exposures under these circumstances.
Inadequate Return Risk
No assurance can be given that the returns on the Fund’s investments will be commensurate with the risk of investment in its Common Shares.
Conflicts of Interest Risk
The Investment Manager is an entity in which certain of the members of the investment committee of the Investment Manager may have indirect ownership and economic interests. Certain of the members of the investment committee of the Investment Manager also serve as officers or principals of other investment managers affiliated with the Investment Manager that currently, and may in the future, manage investment funds with investment objectives similar to the Fund’s investment objective. In addition, certain of the members of the investment committee of the Investment Manager serve or may serve as officers, trustees or principals of entities that operate in the same or related line of business as the Fund does or of investment funds managed by Investment Manager. Accordingly, the Fund may not be made aware of and/or given the opportunity to participate in certain investments made by investment funds managed by advisers affiliated with the Investment Manager. However, the Investment Manager intends to allocate investment opportunities in a fair and equitable manner in accordance with the Investment Manager’s investment allocation policy, consistent with each fund’s or separate account’s investment objective and strategies and legal and regulatory requirements.

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Allocation of Investment Opportunities Risk
Certain employees of the Investment Manager serve or may serve as officers, trustees or principals of entities that operate in the same or a related line of business as the Fund or of other Aristotle Pacific-advised funds managed by the Investment Manager (“Other Managed Funds”). As a result, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of the Fund or its shareholders. Moreover, notwithstanding the difference in principal investment objectives between the Fund and the Other Managed Funds, such other funds, including potential new pooled investment vehicles or managed accounts not yet established (whether managed or sponsored by affiliates or the Investment Manager), have, and may from time to time have, overlapping investment objectives with the Fund and, accordingly, invest in, whether principally or secondarily, asset classes similar to those targeted by the Fund. To the extent Other Managed Funds have overlapping investment objectives, the scope of opportunities otherwise available to the Fund may be adversely affected and/or reduced. Additionally, certain employees of the Investment Manager and its management may face conflicts in their time management and commitments as well as in the allocation of investment opportunities to Other Managed Funds.
The results of the Fund’s investment activities may differ significantly from the results achieved by the Other Managed Funds. It is possible that one or more of such funds will achieve investment results that are substantially more or less favorable than the results achieved by the Fund. Moreover, it is possible that the Fund will sustain losses during periods in which one or more Other Managed Funds achieve significant profits on their trading for proprietary or other accounts. The opposite result is also possible. The investment activities of one or more Investment Manager affiliates for their proprietary accounts and accounts under their management may also limit the investment opportunities for the Fund in certain markets.
The Investment Manager may determine that the Fund should invest on a side-by-side basis with one or more Other Managed Funds. In certain circumstances, negotiated co-investments may be made only in accordance with the terms of the exemptive order that the Fund and Aristotle Pacific are seeking from the SEC (the “Order”). Co-investments made under the Order will be subject to compliance with the conditions and other requirements contained in the Order, which could limit the Fund’s ability to participate in a co-investment transaction. The co-investment would generally be allocated to the Fund and the other funds that target similar assets pro rata based on available capital for the particular investment. If the Investment Manager determines that such investment is not appropriate for the Fund, the investment will not be allocated to the Fund, but the Investment Manager will be required to report such investment and the rationale for its determination for us to not participate in the investment to the Board at the next quarterly board meeting.
Fund Structural Risks
Repurchase Offer Risk
Repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities (with associated imputed transaction costs, which may be significant), and may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. The Fund may accumulate cash by holding back (i.e., not reinvesting) payments received in connection with the Fund’s investments. If at any time cash and other liquid assets held by the Fund are not sufficient to meet the Fund’s repurchase obligations, the Fund intends, if necessary, to sell investments. To the extent the Fund employs investment leverage, repurchases of Common Shares would compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their Common Shares by increasing the Fund’s expenses and reducing any net investment income. If a repurchase offer is oversubscribed, the Fund may, but is not required to, determine to increase the amount repurchased by up to 2% of the Fund’s outstanding shares as of the date of the Repurchase Request Deadline. In the event that the Fund determines not to repurchase more than the repurchase offer amount, or if shareholders tender more than the repurchase offer amount plus 2% of the Fund’s outstanding shares as of the date of the Repurchase Request Deadline, the Fund will repurchase the Common Shares tendered on a pro rata basis, and shareholders will have to wait until the next repurchase offer to make another repurchase request. As a result, shareholders may be unable to liquidate all, or a given percentage of, their investment in the Fund during a particular repurchase offer. Some shareholders, in anticipation of proration, may tender more Common Shares than they wish

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to have repurchased in a particular quarter, thereby increasing the likelihood that proration will occur. A shareholder may be subject to market and other risks, and the NAV of Common Shares tendered in a repurchase offer may decline between the Repurchase Request Deadline and the date on which the NAV for tendered Common Shares is determined. In addition, the repurchase of Common Shares by the Fund may be a taxable event to shareholders.
Valuation Risk
A high portion of the securities in which the Fund invests will be less liquid, and more difficult to value than other types of securities, including due to unavailability or unreliability of third-party pricing information and acts or omissions of service providers to the Fund. Investments for which market quotations are not readily available are valued at fair value as determined in good faith pursuant to Rule 2a-5 under the Act. See “How Fund Common Shares Are Priced.” Fair value pricing may require subjective determinations about the value of a security or other asset. As a result, there can be no assurance that fair value pricing will result in adjustments to the prices of securities or other assets, or that fair value pricing will reflect actual market value, and it is possible that the fair value determined for a security or other asset will be materially different from quoted or published prices, from the prices used by others for the same security or other asset and/or from the value that actually could be or is realized upon the sale of that security or other asset.
A high proportion of the Fund’s investments relative to its total investments are valued at fair value. Certain factors that may be considered in determining the fair value of the Fund’s investments include dealer quotes for securities traded on the OTC secondary market for institutional investors, the nature and realizable value of any collateral, the portfolio company’s earnings and its ability to make payments on its indebtedness, the markets in which the portfolio company does business, comparison to selected publicly traded companies, discounted cash flow and other relevant factors. The factors and methodologies used for the valuation of such securities are not necessarily an indication of the risks associated with investing in those securities nor can it be assured that the Fund can realize the fair value assigned to a security if it were to sell the security. Such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, and they often reflect only periodic information received by the Investment Manager about such companies’ financial condition and/or business operations, which may be on a lagged basis and can be based on estimates. Determinations of fair value may differ materially from the values that would have been used if an exchange-traded market for these securities existed. Investments in private companies are typically governed by privately negotiated credit agreements and covenants, and reporting requirements contained in the agreements may result in a delay in reporting their financial position to lenders, which in turn may result in the Fund’s investments being valued on the basis of this reported information. Further, the Fund is offered on a monthly basis, except that Common Shares may be offered more or less frequently as determined by the Fund in its sole discretion. The Fund calculates a daily NAV per share. The Investment Manager seeks to evaluate on a daily basis material information about the Fund’s Investments; however, for the reasons noted herein, the Investment Manager may not be able to acquire and/or evaluate properly such information on a daily basis. Due to these various factors, the Investment Manager’s fair value determinations could cause the Fund’s NAV on a valuation day to materially differ from what it would have been had such information been fully incorporated. As a result, investors who purchase Common Shares may receive more or less Common Shares and investors who tender their Common Shares may receive more or less cash proceeds than they otherwise would receive.
Borrowing Risk
In the event the Fund defaults under a credit facility or other borrowings, the Fund could be adversely affected as the Investment Manager may be forced to sell a portion of the Fund’s investments quickly and prematurely at what may be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements under such borrowing facility, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under such borrowing facility could assume control of the disposition of any or all of our assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on the Fund, financial condition, results of operations and cash flows.
Privacy and Data Security Laws Risk

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Many jurisdictions in which the Fund and its portfolio companies operate have laws and regulations relating to data privacy, cyber security and protection of personal information, including the General Data Protection Regulation (“GDPR”) in the European Union that went into effect in May 2018 and the California Consumer Privacy Act (“CCPA”) that took effect in January 2020 and provides for enhanced consumer protections for California residents, a private right of action for data breaches and statutory fines for data breaches or other CCPA violations. If the Fund or the Investment Manager fails to comply with the relevant laws and regulations, it could result in regulatory investigations and penalties, which could lead to negative publicity and may cause investors and clients to lose confidence in the effectiveness of the Fund’s security measures.
Common Shares Not Listed; No Market for Common Shares
The Fund has been organized as a closed-end management investment company. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) because investors in a closed-end fund do not have the right to redeem their shares on a daily basis. Unlike most closed-end funds, which typically list their shares on a securities exchange, the Fund does not currently intend to list the Common Shares for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Common Shares in the foreseeable future. Therefore, an investment in the Fund, unlike an investment in exchange-traded closed-end funds, is not a liquid investment.
Closed-end Interval Fund; Liquidity Risks
As described under “Periodic Repurchase Offers”, the Fund is a non-diversified, closed-end management investment company structured as an “interval fund” and designed primarily for long-term investors. The Fund is not intended to be a typical traded investment. There is no secondary market for the Common Shares and the Fund expects that no secondary market will develop. An investor should not invest in the Fund if the investor needs a liquid investment. Closed-end funds differ from open-end management investment companies, commonly known as mutual funds, in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on NAV. In order to provide liquidity to common shareholders, the Fund, subject to applicable law, intends to conduct quarterly repurchase offers of the Fund’s outstanding Common Shares at NAV, subject to approval of the Board. In each quarter, such repurchase offers will be for at least 5% of its outstanding Common Shares at NAV, pursuant to Rule 23c-3 under the 1940 Act. The Fund currently expects to conduct quarterly repurchase offers for 7.5% of its outstanding Common Shares under ordinary circumstances. The Fund, as a fundamental policy, will make quarterly offers to repurchase between 5% and 25% of its outstanding Common Shares at NAV, the number of Common Shares tendered in connection with a repurchase offer may exceed the number of Common Shares the Fund has offered to repurchase, in which case not all of your Common Shares tendered in that offer will be repurchased. In connection with any given repurchase offer, it is likely that the Fund may offer to repurchase only the minimum amount of 5% of its outstanding Common Shares. Hence, you may not be able to sell your Common Shares when and/or in the amount that you desire.
Investment Dilution Risk
The Fund’s investors do not have preemptive rights to any Common Shares the Fund may issue in the future. The Fund’s Agreement and Declaration of Trust (the “Declaration of Trust”) authorizes it to issue an unlimited number of Common Shares. The Board may make certain amendments to the Declaration of Trust. After an investor purchases Common Shares, the Fund may sell additional Common Shares in the future or issue equity interests in private offerings. To the extent the Fund issues additional equity interests after an investor purchases its Common Shares, such investor’s percentage ownership interest in the Fund will be diluted.
Large Shareholder Risk
To the extent a large proportion of Common Shares are held by a small number of shareholders (or a single shareholder), including affiliates of the Investment Manager, the Fund is subject to the risk that these shareholders will seek to sell Common Shares in large amounts rapidly in connection with repurchase offers. These transactions could adversely affect the ability of the Fund to conduct its investment program. Furthermore, it is possible that in response to a repurchase offer, the total amount of Common Shares tendered by a small number of shareholders (or a single shareholder) may exceed the number of Common Shares that the Fund has offered to repurchase. If a repurchase offer is oversubscribed by shareholders, the Fund will repurchase only a pro rata portion of shares tendered by each shareholder. However, the Fund may determine to increase the repurchase offer by up to 2% of the

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Fund’s outstanding Common Shares as of the date of the Repurchase Request Deadline. If the Fund only repurchases a pro rata portion of shares tendered in connection with an oversubscribed repurchase offer, shareholders unaffiliated with the Investment Manager will not be given priority over shareholders that are affiliates of the Investment Manager, whose holdings in the Fund may be significant and may have the effect of diluting third-party shareholders with respect to any repurchase offer.
Distribution Rate Risk
The Fund’s distribution rates may be affected by numerous factors, including but not limited to changes in realized and projected market returns, fluctuations in market interest rates, Fund performance, and other factors. There can be no assurance that a change in market conditions or other factors will not result in a change in the Fund’s distribution rate or that the rate will be sustainable in the future. For instance, during periods of low or declining interest rates, the Fund’s distributable income and dividend levels may decline for many reasons.
For example, the Fund may have to deploy uninvested assets (whether from sales of Fund shares, proceeds from matured, traded or called debt obligations or other sources) in new, lower yielding instruments. Additionally, payments from certain instruments that may be held by the Fund (such as variable and floating rate securities) may be negatively impacted by declining interest rates, which may also lead to a decline in the Fund’s distributable income and dividend levels.
Federal Income Tax Risk
To qualify for and maintain RIC tax treatment under Subchapter M of the Code, the Fund must, among other things, meet annual distribution, income source and quarterly asset diversification requirements. If the Fund does not qualify for and maintain our RIC tax treatment for any reason and is subject to corporate income tax, the resulting corporate taxes could substantially reduce the Fund’s net assets, the amount of income available for distribution and the amount of distributions.
Cyber Security Risk
Investment companies, such as the Fund, and its service providers may be subject to operational and information security risks resulting from cyber-attacks. Cyber-attacks include, among other behaviors, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release of confidential information or various other forms of cyber security breaches. Cyber-attacks affecting the Fund or the Investment Manager, custodian, transfer agent, intermediaries and other third-party service providers may adversely impact the Fund. For instance, cyber-attacks may interfere with the processing of shareholder transactions, impact the Fund’s ability to calculate its net asset value, cause the release of private shareholder information or confidential company information, impede trading, subject the Fund to regulatory fines or financial losses, and cause reputational damage. The Fund may also incur additional costs for cyber security risk management purposes. Similar types of cyber security risks are also present for issuers of securities in which the Fund invests, which could result in material adverse consequences for such issuers, and may cause the Fund’s investment in such portfolio companies to lose value.
Anti-Takeover Provisions
The Declaration of Trust includes provisions that could limit the ability of other entities or persons to acquire control of the Fund. See “Anti-Takeover and Other Provisions in the Declaration of Trust.”
MANAGEMENT OF THE FUND
Trustees and Officers
The business of the Fund is managed under the direction of the Fund’s Board, including oversight of the duties performed by the Investment Manager. The Board is currently composed of four Trustees, all of whom are not “interested persons” of the Fund (as that term is defined by Section 2(a)(19) of the Act). The Trustees meet periodically throughout the year to discuss and consider matters concerning the Fund and to oversee the Fund’s activities, including its investment performance, compliance program and risks associated with its activities. The names and business addresses of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years are set forth under “Management of the Fund” in the SAI.

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Investment Manager
Aristotle Pacific Capital, LLC, a Delaware limited liability company, serves as investment manager to the Fund. Subject to the oversight of the Board, Aristotle Pacific is responsible for managing the investment activities of the Fund. Messrs. Andrew Ross, CFA, and, C. Robert Boyd and Ms. Ying Qiu, CFA, are jointly responsible for the day-to-day management of the Fund.
Aristotle Pacific Capital, LLC, located at 840 Newport Center Drive, 7th Floor, Newport Beach, California 92660, is a corporate credit focused registered investment adviser. In addition to the Fund, Aristotle Pacific currently provides investment advisory services primarily to institutional clients, including corporations, insurance companies, affiliated and non-affiliated registered investment companies and privately offered pooled investment funds. The Investment Manager is a subsidiary of Aristotle Capital Management, LLC (“Aristotle Capital”), a registered investment adviser that specializes in equity portfolio management for institutional and individual clients, primarily owned by its employees. Aristotle Capital and senior members of Aristotle Pacific hold controlling interests in the Investment Manager.
As of January 31, 2026, Aristotle Pacific, including its CLO management vehicles, had approximately $30.8 billion in assets under management.
Investment Management Agreement
Pursuant to an investment management agreement between the Investment Manager and the Fund (the “Investment Management Agreement”), the Fund has agreed to pay the Investment Manager an annual fee, accrued daily and payable monthly, in an amount equal to 1.25% of the Fund’s “Managed Assets.” “Managed Assets” under the Investment Management Agreement means the total value of all assets of the Fund (including any assets attributable to any leverage that is outstanding), less the amount equal to all accrued debts, liabilities and obligations of the Fund (excluding debts, liabilities and obligations representing financial leverage and the aggregate liquidation preference of any outstanding preferred shares). The value of the Fund’s assets for this purpose shall be computed in accordance with the Fund’s policies and procedures for calculating its NAV.
Because the management fee received by the Investment Manager is based on the average daily Managed Assets of the Fund, which includes total assets of the Fund (including assets attributable leverage), the Investment Manager has a financial incentive for the Fund to utilize borrowings and other financings or to issue preferred shares, which may create a conflict of interest between the Investment Manager, on the one hand, and Fund, on the other hand.
The Investment Management Agreement became effective upon the commencement of the Investment Manager’s management of the continuous investment program for the Fund and will continue in effect for an initial two-year term. Thereafter, the Investment Management Agreement continues in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund or a majority of the Board and (ii) the vote of a majority of the Independent Trustees of the Fund, as required under the 1940 Act or any exemptive order issued by, or guidance, interpretation or position of the staff or the SEC. A discussion regarding the basis for the Board’s approval of the Investment Management Agreement will be available in the Fund’s first report to shareholders.
Fee Cap and Expense Waiver Agreement
Effective May 1, 2026, the Investment Manager has contractually agreed, through May 1, 2027, to (1) waive management fees that it would otherwise be paid under the Investment Management Agreement so that the effective management fee payable by the Fund does not exceed 0.75% of the Fund’s average daily Managed Assets and (2) further waive and/or reimburse Fund expenses to the extent that the Fund’s total annual operating expenses (excluding any taxes; fees and interest payments on borrowed funds; fees and expenses, including dividend and interest expenses, associated with the issuance of preferred shares; brokerage commissions and transactional costs and expenses; distribution and shareholder servicing fees; acquired fund fees and expenses (as determined in accordance with SEC Form N-2); dividend expenses on short sales; expenditures which are capitalized in accordance with generally accepted accounting principles; and extraordinary or non-routine expenses, such as expenses incurred in connection with any merger or reorganization with, or the acquisition of all or substantially all of the assets of, another fund, redomiciling the Fund, litigation expenses) exceed 1.00% of the average daily

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Managed Assets of each share class of the Fund (the “Fee Cap and Expense Waiver Agreement”). Under the Fee Cap and Expense Waiver Agreement, the Investment Manager may recoup from the Fund amounts previously waived and/or reimbursed for a period of three years from the date on which such waiver and/or reimbursement occurred, provided that such amount paid to the Investment Manager will not cause the Fund’s total annual operating expenses to exceed (i) the expense limit in effect at the time the expense was paid or absorbed or (ii) the expense limit in effect at the time of recoupment.
Expense Limitation Agreement
The Investment Manager has contractually agreed, through October 31, 2028, to waive its management fee or reimburse Fund expenses to the extent that the Fund’s total annual operating expenses (excluding any taxes; fees and interest payments on borrowed funds; fees and expenses, including dividend and interest expenses, associated with the issuance of preferred shares; brokerage commissions and transactional costs and expenses; distribution and shareholder servicing fees; acquired fund fees and expenses (as determined in accordance with SEC Form N-2); dividend expenses on short sales; expenditures which are capitalized in accordance with generally accepted accounting principles; and extraordinary or non-routine expenses, such as expenses incurred in connection with any merger or reorganization with, or the acquisition of all or substantially all of the assets of, another fund, redomiciling the Fund, litigation expenses) exceed 1.50% for Class I Shares and 1.50% for Class I-2 Shares, of the Fund’s average daily Managed Assets (the “Expense Limitation Agreement”). The Investment Manager may not terminate the Expense Limitation Agreement during the initial term without the approval of the Board. After its initial term, the Expense Limitation Agreement will automatically renew for consecutive one-year terms unless terminated by the Investment Manager or the Fund upon 30 days’ written notice to other party prior to the end of the then-current term.
Under the Expense Limitation Agreement, in any month in which the Investment Management Agreement is in effect, the Investment Manager may recoup from the Fund amounts previously waived or reimbursed during the previous three years from the date of the waiver or reimbursement, provided that such amount paid to the Investment Manager will not cause the Fund’s total annual operating expenses (excluding any taxes; fees and interest payments on borrowed funds; fees and expenses, including dividend and interest expenses, associated with the issuance of preferred shares; brokerage commissions and transactional costs and expenses; distribution and shareholder servicing fees; acquired fund fees and expenses (as determined in accordance with SEC Form N-2); dividend expenses on short sales; expenditures which are capitalized in accordance with generally accepted accounting principles; and extraordinary or non-routine expenses, such as expenses incurred in connection with any merger or reorganization with, or the acquisition of all or substantially all of the assets of, another fund, redomiciling the Fund, litigation expenses) to exceed (i) the expense limit in effect at the time of waiver or reimbursement or (ii) the expense limit in effect at the time of recoupment.
Portfolio Managers
The following individuals share primary responsibility for managing the Fund and have served as portfolio managers since the inception of the Fund.
C. Robert Boyd. Mr. Boyd is a Senior Managing Director for Aristotle Pacific and a Portfolio Manager for Aristotle Pacific on the CLO Opportunities and Corporate (Bank) Loan investment strategies, with additional credit research responsibilities across select sectors. Mr. Boyd joined Aristotle Pacific in 2012 after 14 years at PIMCO, where he was a bank-loan portfolio manager and credit analyst. Mr. Boyd has over 26 years of investment experience, focused on leveraged finance, credit analysis and structured products. He holds a bachelor’s degree from California State University, Long Beach and an MBA from the University of Southern California.
Ying Qiu, CFA. Ms. Qiu is a Managing Director and Portfolio Manager for Aristotle Pacific on various investment grade strategies, the CLO Opportunities strategy and has credit research responsibilities focusing on asset-backed securities. Prior to joining Aristotle Pacific in 2016, Ms. Qiu was a Senior Vice President, Portfolio Manager and Trader for both investment grade corporate and ABS with PIMCO. Ms. Qiu began her investment career in 1997 and has a BA from Renmin University of China and an MBA from Emory University. She is a CFA® charterholder.
Andrew Ross, CFA, FRM, CAIA. Mr. Ross is a Managing Director, Portfolio Manager, and Head of CLO Structuring for Aristotle Pacific. Prior to joining Aristotle Pacific in 2018, Mr. Ross spent seven years at PAAMCO,

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where he served as a portfolio manager on the firm’s hedge fund and fixed-income offerings, was a member of the firm’s Portfolio Construction Group, and covered investments in structured credit. Mr. Ross has more than 18 years of investment and banking experience. He holds a bachelor’s degree in economics from Dartmouth College and an MBA with a concentration in analytic finance from the University of Chicago Booth School of Business. He is a CFA® charterholder and has also earned the FRM and CAIA designations.
Please see the SAI for additional information about other accounts managed by the portfolio managers, the portfolio managers’ compensation, and the portfolio managers’ ownership of shares of the Fund.
Control Persons
A control person is a person who owns, either directly or indirectly, beneficially more than 25% of the voting securities of a company. Prior to the date of this Prospectus, the Fund had no Common Shares outstanding.
Additional Information
Neither this Prospectus, the SAI, any contracts filed as exhibits to the Fund’s registration statement, nor any other communications or disclosure documents from or on behalf of the Fund creates a contract between a shareholder of the Fund and the Fund, a service provider to the Fund, and/or the trustees or officers of the Fund. The Fund may amend this Prospectus, the SAI, and any other contracts to which the Fund is a party, and interpret the investment objective, policies, restrictions and contractual provisions applicable to the Fund without shareholder input or approval, except in circumstances in which shareholder approval is specifically required by law (such changes to fundamental investment policies) or where a shareholder approval requirement is specifically disclosed in this Prospectus or the SAI.
FUND PERFORMANCE
Prior to the commencement of public sales, the Predecessor Fund, a private fund relying on an exemption from registration under Section 3(c)(7) of the 1940 Act, will be reorganized with and transfer all of its portfolio securities into the Fund and the Predecessor Fund will cease operations (the “Reorganization”). The Predecessor Fund’s investment objective, and investment policies, guidelines and restrictions are in all material respects equivalent to those of the Fund. The Fund has the same Investment Manager and portfolio managers as the Predecessor Fund.
Performance prior to the Fund’s commencement of operations reflects the performance of the Predecessor Fund which commenced investment operations on June 1, 2018. The performance for the Predecessor Fund has not been restated to reflect the current expenses of the Fund. If the current expenses of the Fund had been reflected, the performance of the Predecessor Fund would have been different because the Fund has different expenses than the Predecessor Fund. The performance returns of the Predecessor Fund are unaudited and are calculated by the Investment Manager on a total return basis based on the gross fees and expenses of the Predecessor Fund. After-tax performance returns are not included. The Predecessor Fund was a privately placed fund and was not registered under the 1940 Act and was not subject to certain investment limitations, diversification requirements, and other restrictions imposed by the 1940 Act and the Code, which, if applicable, may have adversely affected its performance.
Past performance is no indication of future returns.

Average Annual Total Returns
(for the periods ended December 31, 2025)
	1 Year	5 Years	Since Inception (6/1/2018)
Pacific Asset Management CLO Opportunities Fund L.P.	6.49%	9.49%	7.74%
THE DISTRIBUTOR AND THE DISTRIBUTION AND SHAREHOLDER SERVICING PLAN
Foreside Financial Services, LLC, a wholly owned subsidiary of Foreside Financial Group, LLC (dba ACA Group) (the “Distributor”) is the principal underwriter and distributor of the Common Shares pursuant to a distribution agreement (the “Distribution Agreement”) with the Fund. The Distributor, located at 190 Middle Street,

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Suite 301, Portland, Maine 04101, is a broker-dealer registered with the SEC and is a member of the Financial Industry Regulatory Authority.
The Distributor acts as the distributor of Common Shares for the Fund on a best-efforts basis (meaning the Distributor shall use commercially reasonable efforts to distribute the Common Shares), subject to various conditions, pursuant to the terms of the Distribution Agreement. The Distributor is not obligated to sell any specific amount of Common Shares of the Fund.
Common Shares of the Fund are continuously offered through the Distributor. As discussed below, the Fund may authorize one or more intermediaries (e.g., broker-dealers and other financial firms) to receive orders on its behalf. Common Shares will be offered at NAV per share (plus any applicable sales charge) calculated each regular business day. Please see “How Fund Common Shares Are Priced” below.
The Fund and the Distributor each reserve the right, in their sole discretion, to suspend the offering of shares of the Fund or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Fund or for other reasons such as compliance with anti-money laundering or sanctions obligations and requirements.
The Fund generally does not offer or sell its shares outside of the United States, except to certain investors in approved jurisdictions and in conformity with local legal requirements.
Common Shares are not listed for trading on any securities exchange. There is currently no secondary market for the Common Shares and the Fund does not anticipate that a secondary market will develop for its Common Shares. Investors should consider Common Shares of the Fund to be an illiquid investment. Neither the Investment Manager nor the Distributor intends to make a market in the Common Shares.
The Distribution Agreement became effective upon the Distributor’s commencement of services as the principal underwriter of the Fund for the distribution of Shares of the Fund and will continue in effect for an initial two-year term. Thereafter, the Distribution Agreement continues in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund or a majority of the Board and (ii) the vote of a majority of the Independent Trustees of the Fund, cast in accordance with the 1940 Act and guidance and interpretations thereunder.
The Fund has agreed to indemnify the Distributor and certain of the Distributor’s affiliates against certain liabilities, including certain liabilities arising under the 1933 Act. To the extent consistent with applicable law, the Distributor has agreed to indemnify the Fund and each Trustee against certain liabilities, including certain liabilities under the 1933 Act and in connection with the services rendered to the Fund.
Share Classes
The Fund has received an exemptive order from the SEC that permits the Fund to offer more than one class of Shares and to impose distribution and shareholder servicing fees. The Fund has adopted a multiple class plan pursuant to Rule 18f-3 under the Act. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 18f-3 as a condition of the exemptive relief. Under the multiple class plan, shares of each class of the Fund represent an equal pro rata interest in the Fund and, generally, have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class has a different designation; (b) each class of shares bears any class-specific expenses; and (c) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class, and shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that class.
The Fund will offer two classes of Common Shares: Class I and Class I-2. Each share class represents an investment in the same portfolio of investments, but each class has its own expense structure and arrangements for shareholder services or distribution, which allows you to choose the class that best fits your situation and eligibility requirements. The Fund is authorized to issue two separate classes of shares of beneficial interest designated as Class I Shares and Class I-2 Shares. Each class of Shares is subject to different fees and expenses.
Class I Shares: The minimum initial investment is $100,000 per account.
Class I-2 Shares: The minimum initial investment is $2,500 per account.

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Distribution and Servicing Plan
The Fund has adopted a plan pursuant to Rule 12b-1 for the Fund’s Class I-2 Shares that would allow the Fund to pay fees for the sale, distribution and servicing of its Class I-2 Shares (the “Distribution and Service Plan”). The Distribution and Service Plan provides for a distribution and shareholder servicing fee (the “Distribution and Shareholder Servicing Fee”) of up to 0.75% of the Class I-2 Shares’ average daily net assets (0.25% is characterized as a “shareholder servicing fee” and the remaining portion is characterized as a “distribution fee”). Because these fees are paid out over the life of the Fund’s Class I-2 Shares, over time, these fees (to the extent they are accrued and paid) would increase the cost of your investment and may cost you more than paying other types of sales charges. Class I Shares of the Fund are not subject to the Distribution and Shareholder Servicing Fee.
The Fund has policies and procedures in place for the monitoring of payments to broker-dealers and other financial intermediaries for distribution-related and non-distribution activities such as sub-transfer agent, administrative, and other shareholder servicing services.
Additional Payments to Dealers
If you purchase Common Shares of the Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies may pay the intermediary for the sale of Fund Common Shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the Fund over another investment. Class I Shares may also be available on brokerage platforms of firms that have agreements with the Fund’s Distributor to offer such Common Shares solely when acting as an agent for the investor. An investor transacting in these programs may be required to pay a commission and/or other forms of compensation to the broker. Ask your salesperson or visit your financial intermediary’s website for more information.
Service Fees – Other Payments to Third Parties
The Investment Manager, out of its own resources, and without additional cost to the Fund or its shareholders, may provide additional cash payments or non-cash compensation to intermediaries who sell Common Shares of the Fund. Such payments and compensation are in addition to Rule 12b-1 distribution and shareholder servicing fees paid by the Fund. These additional cash payments are generally made to intermediaries that provide shareholder servicing, marketing support and/or access to sales meetings, sales representatives and management representatives of the intermediary. Cash compensation may also be paid to intermediaries for inclusion of the Fund on a sales list, in other sales programs or as an expense reimbursement in cases where the intermediary provides shareholder services to the Fund’s shareholders. The Investment Manager may also pay cash compensation in the form of finder’s fees that vary depending on the dollar amount of the Common Shares sold.
PURCHASING SHARES
The following section provides basic information about how to purchase Common Shares of the Fund. The Fund typically does not offer or sell its shares to non-U.S. residents. For purposes of this policy, a U.S. resident is defined as an account with (i) a U.S. address of record and (ii) all account owners residing in the U.S. at the time of sale.
The Fund and the Distributor each reserve the right, in their sole discretion, to suspend the offering of shares of the Fund or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Fund or for other reasons such as compliance with anti-money laundering or sanctions obligations and requirements.
In the interest of economy and convenience, certificates for shares will not be issued.
Class I Shares and Class I-2 Shares. Eligible investors may purchase Class I Shares or Class I-2 Shares in the following ways:
Through your broker-dealer or other financial firm. Common Shares may be offered through certain financial firms that charge their customers transaction or other fees with respect to their customers’ investments in the Fund. Your broker-dealer or other financial firm may establish higher or lower minimum investment requirements than the Fund and may also independently charge you transaction or other fees and additional amounts (which may vary) in return for its services, which will reduce your return. Common Shares you purchase through

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your broker-dealer or other financial firm will normally be held in your account with that firm. If you purchase shares through a broker-dealer or other financial firm, instructions for buying, selling, exchanging or transferring Common Shares must be submitted by your financial firm or broker-dealer on your behalf.
Through the Distributor. You should discuss your investment with your financial advisor before you make a purchase to be sure the Fund is appropriate for you. Individual investors who meet the minimum investment amount and wish to invest directly in Common Shares may obtain an Account Application online at www.aristotlepacific.com/cef or by calling 855-522-4385.
The completed Account Application may be submitted using the following methods:

Overnight Mail: Aristotle Pacific Enhanced CLO Income Fund c/o U.S. Bank Global Fund Services 801 Pennsylvania Avenue, Suite 219231 Kansas City, Missouri 64105-1307	Regular Mail: Aristotle Pacific Enhanced CLO Income Fund c/o U.S. Bank Global Fund Services P.O. Box 219231 Kansas City, Missouri 64121-9231
For inquiries, please call 855-522-4385.
Payment for the purchase of Common Shares may be made by check payable to Aristotle Pacific Enhanced CLO Income Fund and sent to the Regular Mail address above; or by wiring federal funds to:
Aristotle Pacific Enhanced CLO Income Fund
Attn: U.S. Bancorp Fund Services, LLC
ABA #75000022
Account Number #112952137
Account Name: U.S. Bancorp Fund Services, LLC; FBO Aristotle Pacific Enhanced CLO Income Fund
FBO: (Insert Investor Name)
Before wiring federal funds, the investor must provide order instructions to the transfer agent by calling 855-522-4385. In order to receive the current day’s NAV, order instructions must be received in good order prior to the close of regular trading on the New York Stock Exchange (“NYSE”) (ordinarily 4:00 p.m., Eastern time) (“NYSE Close”). Instructions must include the name and signature of an appropriate person designated on the Account Application (“Authorized Person”), account name, account number, name of the Fund and dollar amount. Payments received without order instructions could result in a processing delay or a return of wire. Failure to send the accompanying payment on the same day may result in the cancellation of the order.
An investor may place a purchase order for Common Shares without first wiring federal funds if the purchase amount is to be derived from an advisory account managed by the Investment Manager or one of its affiliates, or from an account with a broker-dealer or other financial firm that has established a processing relationship with the Fund on behalf of its customers.
Investment Minimums
For Class I Shares, the minimum initial investment is $100,000 and no minimum for subsequent investments. For Class I-2 Shares, the minimum initial investment is $2,500 and $500 for subsequent investments.
Sales Charge
The Common Shares are not subject to sales charges.
Exchanging Common Shares
To the extent that an investor becomes eligible for another share class, the shares of each class are exchangeable for each other class.
Signature Validation
Signature guarantees will generally be accepted from domestic banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations, as well

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as from participants in the New York Stock Exchange Medallion Signature Program and the Securities Transfer Agents Medallion Program (“STAMP”). A notary public is not an acceptable signature guarantor.
A signature guarantee, from either a Medallion program member or a non-Medallion program member, is required in the following situations:
•If ownership is being changed on your account;
•When redemption proceeds are payable or sent to any person, address or bank account not on record;
•When a redemption request is received by the transfer agent and the account address has changed within the last 15 calendar days;
The Fund may waive any of the above requirements in certain instances. In addition to the situations described above, the Fund(s) and/or the Transfer Agent reserve the right to require a signature guarantee in other instances based on the circumstances relative to the particular situation. Non financial transactions, including establishing or modifying certain services on an account, may require a signature guarantee, signature verification from a Signature Validation Program member, or other acceptable form of authentication from a financial institution source.
Request for Multiple Copies of Shareholder Documents
To reduce expenses, it is intended that only one copy of the Fund’s prospectus and each annual and semi-annual report or notice of availability, when available, will be mailed to those addresses shared by two or more accounts. If you wish to receive individual copies of these documents and your shares are held directly with the Fund, call the Fund at 855-522-4385. You will receive the additional copy within 30 days after receipt of your request by the Fund. Alternatively, if your shares are held through a financial institution, please contact the financial institution directly.
Acceptance and Timing of Purchase Orders
Common Shares may be purchased at a price equal to their NAV per share, plus any applicable sales charge, next determined after receipt of an order. Under normal circumstances, all purchase orders received by the Fund or its designee prior to the NYSE Close on a regular business day are processed at that day’s offering price. An order received after the NYSE Close will be effected at the offering price determined on the next business day. However, orders received by the Fund or its designee after the offering price is determined that day from financial firms or certain retirement plans will receive such offering price if the orders were received by the financial firm or retirement plan from its customer or participant prior to such offering price determination and were transmitted to and received by the Fund or its designee prior to such time as agreed upon in accordance with an agreement or as allowed by applicable law. Purchase orders will be accepted only on days on which the Fund is open for business. The Fund is “open for business” on each day the NYSE is open for trading, which excludes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. On any day that regular trading on the NYSE closes earlier than scheduled, the Fund reserves the right to: (i) advance the time as of which the NAV is calculated and, therefore, the time by which purchase orders must be received to receive that day’s NAV or (ii) accept purchase orders until, and calculate its NAV as of, the normally scheduled NYSE Close. On any day that the NYSE is closed when it would normally be open for business, the Fund may accept purchase orders until, and calculate its NAV as of, the normally scheduled close of regular trading on the NYSE or such other time that the Fund may determine.
The Fund reserves the right to close if the primary trading markets of the Fund’s portfolio instruments are closed and the Fund’s management believes that there is not an adequate market to meet purchase requests. On any business day when the Securities Industry and Financial Markets Association recommends that the securities markets close trading early, the Fund may close trading early. Purchase orders will be accepted only on days which the Fund is open for business.

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Broker-dealers and other financial firms are obligated to transmit purchase orders promptly. The Fund and the Distributor each reserve the right, in their sole discretion, to suspend the offering of shares of the Fund or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Fund or for other reasons such as compliance with anti-money laundering or sanctions obligations and requirements. The sale of Common Shares may be suspended during any period in which the NYSE is closed other than weekends or holidays, or if permitted by the rules of the SEC, when trading on the NYSE is restricted or during an emergency which makes it impracticable for the Fund to dispose of its securities or to determine fairly the value of its net assets, or during any other period as permitted by the SEC for the protection of investors.
INFORMATION REGARDING STATE ESCHEATMENT LAWS
It is important that the Fund maintain a correct address for each direct shareholder. An incorrect address may cause a direct shareholder’s account statements and other mailings to be returned to the Fund. Closed-end fund accounts can be considered abandoned property. States increasingly are looking at inactive closed-end fund accounts as possible abandoned or unclaimed property. Under certain circumstances, the Fund (or the broker or custodian of record having beneficial owner information) may be legally obligated to escheat (or transfer) an investor’s account to the appropriate state’s unclaimed property administrator. The Fund will not be liable to investors or their representatives for good-faith compliance with state unclaimed or abandoned property (escheatment) laws.
Escheatment laws vary by state, and states have different criteria for defining inactivity and abandoned property. Generally, a closed-end account may be subject to “escheatment” (i.e., considered to be abandoned or unclaimed property) if the account owner has not initiated any activity in the account or contacted the Fund for an “inactivity period” as specified in applicable state laws. Typically, an investor’s last known address of record determines the state that has jurisdiction. The process described above, and the application of state escheatment laws, may vary depending on how shareholders hold their shares in the Fund. If your shares are held directly with the Fund, please proactively contact the Fund’s transfer agent at 855-522-4385 at least annually to ensure your account remains in active status. Alternatively, if your shares are held through a financial institution, please work with your financial institution directly to check your account status.
VERIFICATION OF IDENTITY AND COMPLIANCE WITH ECONOMIC SANCTIONS AND ANTI-MONEY LAUNDERING LAWS
To help the federal government combat the funding of terrorism and money laundering activities, federal law generally requires all financial institutions to obtain, verify and record information that identifies each person (and natural person beneficial owners, if applicable) that opens a new account, and to determine whether such person’s (or natural person beneficial owner’s) name appears on government lists of known or suspected terrorists and terrorist organizations. As a result, unless there is an applicable exception or exemption, the Fund must obtain the following information for each person (or natural person beneficial owner, if applicable) that opens a new account:
•Name;
•Date of birth (for individuals);
•Residential or business street address; and
•Social Security number, taxpayer identification number, or other identifying number.
Individuals may also be asked for a copy of their driver’s license, passport or other identifying document in order to verify their identity. In addition, it may be necessary to verify an individual’s identity by cross-referencing the identification information with a consumer report or other electronic database. Additional information may be required to open accounts for corporations and other entities, and the Fund or its affiliates or agents may request information about the investor’s source of funds and source of wealth before permitting investment in the Fund.
After an account is opened, the Fund may restrict your ability to purchase additional Common Shares until your identity is verified and all other requested information is provided to the Fund’s satisfaction. The Fund also may close or freeze your account and redeem your shares or take other appropriate action if it is unable to verify

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your identity or obtain other requested information within a reasonable time at any point in the lifecycle of the account.
The Fund and its affiliates are subject to various anti-money laundering laws in addition to those set forth above, as well as laws that restrict them from dealing with entities, individuals, organizations and/or investments that are subject to applicable sanctions regimes. Each investor acknowledges that (i) if the Fund or its affiliates or agents reasonably believes that such investor (or any of its underlying beneficial owners) is the subject or target of relevant economic or trade sanctions programs or has used proceeds of crime to fund their investment, (ii) if the investor fails to provide information to the Fund or its affiliates or agents for purposes of assessing the Fund’s compliance with economic or trade sanctions or anti-money laundering laws, or (iii) if otherwise required by applicable law or regulation, the Fund or its affiliates or agents may, in their sole discretion, undertake appropriate actions to ensure compliance with applicable law or regulations, including but not limited to freezing, segregating or redeeming such investor’s subscription in the Fund and/or making disclosures to appropriate regulators. In this event, the affected investor shall have no claim against the Fund or any of its affiliates or agents, for any form of damages that result from any such actions.
PERIODIC REPURCHASE OFFERS
The Fund is a closed-end interval fund and, to provide liquidity and the ability to receive NAV on a disposition of at least a portion of your Common Shares, will make periodic offers to repurchase Common Shares. No shareholder will have the right to require the Fund to repurchase its Common Shares, except as permitted by the Fund’s interval structure. No public market for the Common Shares exists, and none is expected to develop in the future. Consequently, shareholders generally will not be able to liquidate their investment other than as a result of repurchases of their Common Shares by the Fund, and then only on a limited basis.
The Fund has adopted, pursuant to Rule 23c-3 under the Act, a fundamental policy, which cannot be changed without shareholder approval, requiring the Fund to offer to repurchase at least 5% and up to 25% of its Common Shares at NAV on a regular schedule. Although the policy permits repurchase of between 5% and 25% of the Fund’s outstanding Common Shares, for each quarterly repurchase offer, the Fund currently expects to offer to repurchase 7.5% of the Fund’s outstanding Common Shares at NAV subject to approval of the Board. The Board will consider such factors as it deems relevant including the Investment Manager’s views, liquidity of the portfolio and investor demand in considering the level of the repurchase offer. The schedule requires the Fund to make repurchase offers every three months. The Fund expects the first Repurchase Request Deadline to occur no later than six months after the initial effective date of this registration statement.
Quarterly repurchases by the Fund of Common Shares typically will be funded from available cash. However, repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. In addition, the Fund may be required to sell portfolio securities (including at inopportune times) to satisfy repurchase requests, resulting in increased transaction costs that the Fund and its shareholders must bear. The sale of Fund assets to satisfy repurchase requests may also result in higher short-term capital gains for taxable shareholders. Furthermore, a diminution in the Fund’s size may limit the Fund’s ability to participate in new investment opportunities or achieve its investment objective. If the Fund borrows money to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their Common Shares by increasing Fund expenses and reducing any net investment income.
Repurchase Dates
The Fund will make quarterly repurchase offers every three months. As discussed below, the date on which the repurchase price for Common Shares is determined will occur no later than the 14th day after the Repurchase Request Deadline (or the next business day, if the 14th day is not a business day). A repurchase schedule setting forth each of these dates for the Fund’s current calendar year is available on the Fund’s website at www.aristotlepacific.com/cef.
Repurchase Request Deadline
The date by which shareholders wishing to tender Common Shares for repurchase must respond to the repurchase offer will be no more than 14 days before the Repurchase Pricing Date (defined below). When a

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repurchase offer commences, the Fund sends, at least 21 days and not more than 42 days before the Repurchase Request Deadline, written notice to each shareholder setting forth, the following, among other things:
•The percentage of outstanding Common Shares that the Fund is offering to repurchase and how the Fund will purchase Common Shares on a pro rata basis if the offer is oversubscribed.
•The date on which a shareholder’s repurchase request is due.
•The date that will be used to determine the Fund’s NAV applicable to the repurchase offer (the “Repurchase Pricing Date”).
•The date by which the Fund will pay to shareholders the proceeds from their Common Shares accepted for repurchase.
•The NAV of the Common Shares as of a date no more than seven days before the date of the written notice and how shareholders may ascertain the NAV.
•The procedures by which shareholders may tender their Common Shares and the right of shareholders to withdraw or modify their tenders before the Repurchase Request Deadline.
•The circumstances in which the Fund may suspend or postpone the repurchase offer.
This notice may be included in a shareholder report or other Fund document. Shareholders that hold Common Shares through a financial intermediary will need to ask their financial intermediary to submit their repurchase requests and tender shares on their behalf. The Repurchase Request Deadline will be strictly observed. If a shareholder’s repurchase request is not submitted to the Fund’s transfer agent in properly completed form by the Repurchase Request Deadline, the shareholder will be unable to sell his or her shares to the Fund until a subsequent repurchase offer, and the shareholder’s request for that offer must be resubmitted. If a shareholder’s authorized intermediary will submit his or her repurchase request, the shareholder should submit his or her request to the Authorized Intermediary in the form requested by the Authorized Intermediary sufficiently in advance of the Repurchase Request Deadline to allow the Authorized Intermediary to submit the request to the Fund. If a shareholder’s Authorized Intermediary is unable or fails to submit the shareholder’s request to the Fund in a timely manner, or if the shareholder fails to submit his or her request to the shareholder’s Authorized Intermediary, the shareholder will be unable to sell his or her shares to the Fund until a subsequent repurchase offer, and the shareholder’s request for that offer must be resubmitted.
Shareholders may withdraw or change a repurchase request with a proper instruction submitted in good form at any point before the Repurchase Request Deadline.
Determination of Repurchase Price and Payment for Common Shares
The Repurchase Pricing Date will occur no later than the 14th day after the Repurchase Request Deadline (or the next business day, if the 14th day is not a business day). The Fund expects to distribute payment to shareholders within three (3) business days after the Repurchase Pricing Date and will distribute such payment in settlement of the Fund’s repurchase of shares no later than seven (7) calendar days after such Repurchase Pricing Date. The Fund’s NAV per share may change materially between the date a repurchase offer is mailed and the Repurchase Request Deadline, and it may also change materially between the Repurchase Request Deadline and Repurchase Pricing Date. The method by which the Fund calculates its NAV is discussed below under “How Fund Common Shares are Priced.” During the period an offer to repurchase is open, shareholders may obtain the current NAV by visiting www.aristotlepacific.com/cef or calling the Fund’s transfer agent at 855-522-4385.
Suspension or Postponement of Repurchase Offers
The Fund may suspend or postpone a repurchase offer in limited circumstances set forth in Rule 23c-3 under the Act, as described below, but only with the approval of a majority of the Trustees, including a majority of Trustees who are not “interested persons” of the Fund, as defined in the Act. The Fund may suspend or postpone a repurchase offer as may be permitted under Rule 23c-3, including (but not limited to): (1) if making or effecting the repurchase offer would cause the Fund to lose its status as a RIC under Subchapter M of the Code; (2) for any period during which the NYSE or any other market in which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (3)

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for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (4) for such other periods as the SEC may by order permit for the protection of shareholders of the Fund.
Oversubscribed Repurchase Offers
There is no minimum number of Common Shares that must be tendered before the Fund will honor repurchase requests. However, the Fund’s Trustees set for each repurchase offer a maximum percentage of Common Shares that may be repurchased by the Fund, which is currently expected to be 7.5% of the Fund’s outstanding Common Shares. In the event a repurchase offer by the Fund is oversubscribed, the Fund may repurchase, but is not required to repurchase, additional Common Shares up to a maximum amount of 2% of the outstanding Common Shares of the Fund. If the Fund determines not to repurchase additional Common Shares beyond the repurchase offer amount, or if shareholders tender an amount of Common Shares greater than that which the Fund is entitled to repurchase, the Fund will repurchase the Common Shares tendered on a pro rata basis. However, the foregoing will not prohibit the Fund from accepting all Common Shares tendered for repurchase by shareholders who own less than one hundred (100) Common Shares and who tender all of their Common Shares, before prorating Common Shares tendered by other shareholders; provided that if a shareholder holds his or her shares through an Authorized Intermediary, such shareholder’s Authorized Intermediary may not be willing or able to arrange for this treatment on the shareholder’s behalf.
If any Common Shares that you wish to tender to the Fund are not repurchased because of proration, you will have to wait until the next repurchase offer and resubmit a new repurchase request, and your repurchase request will not be given any priority over other shareholders’ requests. Thus, there is a risk that the Fund may not purchase all Common Shares you wish to have repurchased in a given repurchase offer or in any subsequent repurchase offer. In anticipation of the possibility of proration, some shareholders may tender more Common Shares than they wish to have repurchased in a particular quarter, increasing the likelihood of proration.
There is no assurance that you will be able to tender your Common Shares when or in the amount that you desire.
HOW FUND SHARES ARE PRICED
The NAV of the Common Shares will be determined by dividing the total value of the Fund’s portfolio investments and other assets, less any liabilities, by the total number of shares outstanding.
On each day that the NYSE is open, the Common Shares will be ordinarily valued as of the NYSE Close. Information that becomes known to the Fund or its agents after the time as of which NAV has been calculated on a particular day will not generally be used to retroactively adjust the price of a security or the NAV determined earlier that day. If regular trading on the NYSE closes earlier than scheduled, the Fund may calculate its NAV as of the earlier closing time or calculate its NAV as of the normally scheduled close of regular trading on the NYSE for that day. The Fund generally will not calculate its NAV on days on which the NYSE is not open for business. If the NYSE is closed on a day it would normally be open for business, the Fund may calculate its NAV as of the normally scheduled NYSE Close or such other time that the Fund may determine.
For purposes of calculating NAV, portfolio securities and other assets for which market quotations are readily available are valued at market value. A market quotation is readily available only when that quotation is a quoted price (unadjusted) in active markets for identical investments that the Fund can access at the measurement date, provided that a quotation will not be readily available if it is not reliable. Market value is generally determined on the basis of official closing prices or the last reported sales prices.
Investments for which market quotations are not readily available are valued at fair value as determined in good faith pursuant to Rule 2a-5 under the Act. As a general principle, the fair value of a security or asset is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Pursuant to Rule 2a-5, the Board has designated the Investment Manager as the Valuation Designee (“Valuation Designee”) for the Fund to perform the fair value determination relating to all Fund investments. The Investment Manager may carry out its designated responsibilities as Valuation Designee through various teams and committees. The Valuation Designee’s policies and procedures govern the Valuation

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Designee’s selection and application of methodologies for determining and calculating the fair value of Fund investments. The Valuation Designee may value Fund portfolio securities for which market quotations are not readily available and other Fund assets utilizing inputs from pricing services, quotation reporting systems, valuation agents and other third-party sources (together, “Pricing Sources”).
Domestic fixed income securities and non-exchange-traded derivatives are normally valued on the basis of quotes obtained from brokers and dealers or Pricing Sources using data reflecting the earlier closing of the principal markets for those securities. Prices obtained from Pricing Sources may be based on, among other things, information provided by market makers or estimates of market values obtained from yield data relating to investments or securities with similar characteristics. Certain fixed income securities purchased on a delayed-delivery basis are marked to market daily until settlement at the forward settlement date. Exchange-traded options, futures and options on futures are valued at the settlement price determined by the relevant exchange. Swap agreements are valued on the basis of bid quotes obtained from brokers and dealers or market-based prices supplied by Pricing Sources. With respect to any portion of the Fund’s assets that are invested in one or more open-end management investment companies (other than exchange-traded funds), the Fund’s NAV will be calculated based upon the NAVs of such investments.
Investments valued in currencies other than the U.S. dollar are converted to the U.S. dollar using exchange rates obtained from Pricing Sources. As a result, the value of such investments and, in turn, the NAV of the Fund’s shares may be affected by changes in the value of currencies in relation to the U.S. dollar. The value of investments traded in markets outside the United States or denominated in currencies other than the U.S. dollar may be affected significantly on a day that the Fund is not open for business. As a result, the value of the Fund’s foreign (non-U.S.) investments may change at times when shareholders are unable to buy or sell shares and the value of such investments will be reflected in the Fund’s next calculated NAV.
Fair valuation may require subjective determinations about the value of a security. While the Fund’s and Valuation Designee’s policies and procedures are intended to result in a calculation of the Fund’s NAV that fairly reflects security values as of the time of pricing, the Fund cannot ensure that fair values accurately reflect the price that the Fund could obtain for a security if it were to dispose of that security as of the time of pricing (for instance, in a forced or distressed sale). The prices used by the Fund may differ from the value that would be realized if the securities were sold.
DISTRIBUTIONS
The Fund currently intends to declare income dividends monthly and distribute them to its shareholders monthly, which may be rates that reflect past and projected net income of the Fund. Subject to applicable law, the Fund may fund a portion of its distributions with gains from the sale of portfolio securities and other sources. The dividend rate that the Fund pays on its Common Shares may vary as portfolio and market conditions change, and will depend on a number of factors, including without limitation the amount of the Fund’s undistributed net investment income and net short- and long-term capital gains. The rate of distributions on the Common Shares and the Fund’s dividend policy could change based on several factors, including the amount of the Fund’s undistributed net investment income and historical and projected investment income. For a discussion of factors that may cause the Fund’s income and capital gains (and therefore the dividend) to vary, see “Principal Risks of the Fund.” The Fund intends to distribute each year substantially all of its net investment income and net short-term capital gains. In addition, at least annually, the Fund intends to distribute net realized long-term capital gains not previously distributed, if any. The net investment income of the Fund consists of all income (other than net short-term and long-term capital gains) less all expenses of the Fund. The Fund’s distribution rates may be based, in part, on projections as to annual cash available for distribution and, therefore, the distributions paid by the Fund for any month may be more or less than the amount of cash available to the Fund for distribution for that monthly period.
The Fund may distribute less than the entire amount of net investment income earned in a particular period. The undistributed net investment income would be available to supplement future distributions. As a result, the distributions paid by the Fund for any monthly period may be more or less than the amount of net investment income actually earned by the Fund during the period. Undistributed net investment income will be added to the Fund’s NAV and, correspondingly, distributions from undistributed net investment income will be deducted from the Fund’s NAV.

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The tax treatment and characterization of the Fund’s distributions may vary significantly from time to time because of the varied nature of the Fund’s investments. If the Fund estimates that a portion of one of its dividend distributions may be comprised of amounts from sources other than net investment income in accordance with its internal policies, accounting records and related accounting practices, the Fund will notify shareholders of record of the estimated composition of such distribution through a Section 19 Notice. For these purposes, the Fund estimates the source or sources from which a distribution is paid, to the close of the period as of which it is paid, in reference to its internal accounting records and related accounting practices. If, based on such accounting records and practices, it is estimated that a particular distribution does not include capital gains or paid-in surplus or other capital sources, a Section 19 Notice generally would not be issued. It is important to note that differences exist between the Fund’s daily internal accounting records and practices, the Fund’s financial statements presented in accordance with U.S. GAAP, and recordkeeping practices under the U.S. Treasury regulations. For instance, the Fund’s internal accounting records and practices may consider, among other factors, tax-related characteristics of certain sources of distributions that differ from treatment under U.S. GAAP. Examples of such differences may include, among others, the treatment of paydowns on securities purchased at a discount and periodic payments under interest rate swap contracts. Accordingly, among other consequences, it is possible that the Fund may not issue a Section 19 Notice in situations where the Fund’s financial statements prepared later and in accordance with U.S. GAAP and/or the final tax character of those distributions might later report that the sources of those distributions included capital gains and/or a return of capital.
The tax characterization of the Fund’s distributions made in a taxable year cannot finally be determined until at or after the end of the year. As a result, there is a possibility that the Fund may make total distributions during a taxable year in an amount that exceeds the Fund’s net investment income and net realized capital gains (as reduced by any capital loss carryforwards) for the relevant year. For example, the Fund may distribute amounts early in the year that are derived from short-term capital gains but incur net short-term capital losses later in the year, thereby offsetting short-term capital gains out of which distributions have already been made by the Fund. Additionally, the Fund’s distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Fund for investment. In such situations, the amount by which the Fund’s total distributions exceed net investment income and net realized capital gains would generally be treated first as a tax-free return of capital up to the amount of a shareholder’s tax basis in his or her Common Shares, with any amounts exceeding such basis treated as gain from the sale of Common Shares. In general terms, a return of capital would occur where a Fund distribution (or portion thereof) represents a return of a portion of your investment, rather than net income or capital gains generated from your investment during a particular period. A return of capital is not taxable, but it reduces a shareholder’s tax basis in the Common Shares, thus reducing any capital loss or increasing any capital gain on a subsequent taxable disposition by the shareholder of the Common Shares. Any capital returned to Fund shareholders through distributions will be distributed after payment of fees and expenses. The Fund will send shareholders detailed tax information with respect to the Fund’s distributions annually. See “Tax Matters.”
The 1940 Act currently limits the number of times the Fund may distribute long-term capital gains in any taxable year, which may increase the variability of the Fund’s distributions and result in certain distributions being comprised more or less than others of long-term capital gains currently eligible for favorable income tax rates.
Unless a shareholder elects to receive Fund distributions in cash, all distributions to shareholders whose shares are registered with the Plan Agent (defined below) will be automatically reinvested in additional Common Shares under the Dividend Reinvestment Plan. See “Dividend Reinvestment Plan.”
The Board may change the Fund’s distribution policy and the amount or timing of distributions, based on several factors, including the amount of the Fund’s undistributed net investment income and net short- and long-term capital gains and historical and projected net investment income and net short- and long-term capital gains.
DIVIDEND REINVESTMENT PLAN
Pursuant to the Dividend Reinvestment Plan, all shareholders of the Fund will have all dividends, including any capital gain dividends, reinvested automatically in additional Common Shares by U.S. Bank Global Fund Services as agent for such shareholders (the “Plan Agent”), unless the shareholder elects to receive cash. An election to receive cash may be revoked or reinstated at the option of the shareholder. In the case of record shareholders such as banks, brokers or other nominees that hold Common Shares for others who are the beneficial owners, the Plan

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Agent will administer the Dividend Reinvestment Plan on the basis of the number of Common Shares certified from time to time by the record shareholder as representing the total amount registered in such shareholder’s name and held for the account of beneficial owners who are to participate in the Dividend Reinvestment Plan. Shareholders whose shares are held in the name of a bank, broker or nominee should contact the bank, broker, or nominee for details. Shareholders that participate in the Dividend Reinvestment Plan in a brokerage account may not be able to transfer the Common Shares to another broker and continue to participate in the Dividend Reinvestment Plan. Pursuant to the Dividend Reinvestment Plan, the Fund’s dividends to shareholders are reinvested in full and fractional Common Shares as described below.
The number of Common Shares to be received when dividends are reinvested will be determined by dividing the amount of the dividend by the Fund’s NAV per share as of the date of such dividend. Common Shares received under the Dividend Reinvestment Plan will be issued to you at their NAV on the ex-dividend date; there is no sales or other charge for reinvestment. You are free to withdraw from the Dividend Reinvestment Plan and elect to receive cash at any time by giving written notice to the Plan Agent or by contacting your broker or dealer, who will inform the Fund. Your request must be received by the Fund at least ten days prior to the payment date of the distribution to be effective for that dividend or capital gain distribution.
The Plan Agent provides written confirmation of all transactions in the shareholder accounts in the Dividend Reinvestment Plan, including information you may need for tax records. Any proxy you receive will include all Common Shares you have received under the Dividend Reinvestment Plan.
Automatically reinvested dividends and distributions are taxed in the same manner as cash dividends and distributions. See “Tax Matters.”
The Fund and the Plan Agent reserve the right to amend or terminate the Dividend Reinvestment Plan. There is no direct service charge to participants in the Dividend Reinvestment Plan; however, the Fund reserves the right to amend the Dividend Reinvestment Plan to include a service charge payable by the participants. If the Dividend Reinvestment Plan is amended to include such service charges, the Plan Agent will include a notification to shareholders that are registered with the Plan Agent. Additional information about the Dividend Reinvestment Plan may be obtained from the Plan Agent.
DESCRIPTION OF CAPITAL STRUCTURE AND COMMON SHARES
The following is a brief description of the capital structure of the Fund. This description does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust and the Fund’s Bylaws, as amended and restated through the date hereof (the “Bylaws”). The Declaration of Trust and Bylaws are on file with the SEC as an exhibit to the Fund’s registration statement, of which this Prospectus is a part.
The Fund is a statutory trust established under the laws of State of Delaware on September 5, 2025. The Declaration of Trust provides that the Trustees of the Fund may authorize separate classes of shares of beneficial interest.
Common Shares
The Declaration of Trust authorizes the issuance of an unlimited number of Common Shares. Common Shares will be issued with no par value per share. The fees and expenses for the Fund are set forth in “Summary of Fund Expenses,” above. See also “The Distributor and the Distribution and Shareholder Service Plan,” above.
Common Shareholders will be entitled to the payment of dividends and other distributions when, as and if declared by the Board. All Common Shares have equal rights to the payment of dividends and the distribution of assets upon liquidation. Common Shares will, when issued, be fully paid and, subject to matters discussed in “Anti-Takeover and Other Provisions in the Declaration of Trust,” non-assessable, and will have no preemptive rights, rights to cumulative voting or, unless authorized by the Trustees, conversion rights. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund, and upon receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among the Fund’s shareholders.

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The Fund does not intend to hold annual meetings of shareholders. If the Fund does hold a meeting of shareholders, Common Shares of the Fund entitle their holders to one vote for each Common Share held. Each fractional share shall be entitled to a proportionate fractional vote.
The Fund will send semi-annual unaudited financial statements and audited annual financial statements to Common Shareholders.
Common Shares are not, and are not expected to be, listed for trading on any national securities exchange nor is there expected to be any secondary trading market in the Common Shares.
Preferred Shares
The Declaration of Trust authorizes the issuance of an unlimited number of preferred shares. Preferred shares may be issued in one or more classes or series, with no par value and such rights as determined by the Board, by action of the Board without the approval of the Fund’s shareholders. Section 18 of the Act currently requires that the Fund have an asset coverage of 300% upon the issuance of senior securities representing indebtedness and an asset coverage of 200% upon the issuance senior equity securities, such as preferred shares. In addition, under Section 18, no dividends on Common Shares or preferred shares, as applicable, may be paid by the Fund unless the Fund has the foregoing asset coverages. Section 18 also requires that preferred shareholders of the Fund have the right, as a class, to elect at least two Trustees at all times and to elect a majority of the Trustees in the event two full years’ dividends on the preferred shares are unpaid.
The issuance of preferred shares, if any, will result in increases to common shares and will dilute the voting power of Common Shares to the extent of matters on which Common Shares and preferred shares are entitled to vote together. The Fund does not currently intend to issue preferred shares.
ANTI-TAKEOVER AND OTHER PROVISIONS IN THE DECLARATION OF TRUST
The Declaration of Trust includes provisions that could limit the ability of other entities or persons to acquire control of the Fund.
The Declaration of Trust requires the majority of the Board to act in order to authorize certain Fund transactions not in the ordinary course of business, including a merger, reorganization, conversion, consolidation, sale, lease or exchange. Any such merger, reorganization, conversion, consolidation, sale, lease, or exchange shall not require the vote of the shareholders unless such vote is required by the 1940 Act, or unless such merger, reorganization, consolidation, or other transaction would result in an amendment of the Declaration of Trust which would otherwise require the approval of shareholders. Also, the Declaration of Trust provides that the Fund may be terminated without shareholder approval with consent of a majority of the Board unless approval is required by the 1940 Act.
The overall effect of these provisions is to render more difficult the accomplishment of a merger or the assumption of control of the Fund by a third party.. These provisions also provide, however, the advantage of potentially requiring persons seeking control of the Fund to negotiate with its management regarding the price to be paid and facilitating the continuity of the Fund’s investment objective and policies. The Board has considered the foregoing anti-takeover provisions and concluded that they are in the best interests of the Fund and its shareholders.
Other Provisions in the Declaration of Trust
The Declaration of Trust provides that shareholders may bring a derivative action on behalf of the Fund or any class of the Fund only if certain conditions are met, including that the shareholder or shareholders must make a pre-suit written demand upon the Trustees to bring the subject action and the Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the shareholders making such request to reimburse the Fund for the expense of any such advisers in the event that the Trustees determine not to bring such action. Furthermore, shareholders may not bring a derivative action with respect to the Fund or any class of the Fund unless holders of at least ten percent (10%) of the outstanding shares of the Fund, or ten percent (10%) of the outstanding shares of the class to which such action relates, join in the bringing of such action. The foregoing requirements do not apply to claims brought under the federal securities laws. The Fund’s Declaration of Trust and Bylaws also provide that with respect to any suit, action, or proceeding seeking to

46

enforce any provision of, or based on any matter arising out of or in connection with, the Declaration of Trust, the Bylaws, the Fund, or any class or any shares, including any claim of any nature against the Fund, any class, or the Trustees or officers of the Fund, (i) such action shall be brought exclusively in the Court of Chancery of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted or, if not, then in the Superior Court of the State of Delaware, and (ii) each shareholder and other such persons claiming any interest in any Fund shares, with respect to any such claim, suit, action or proceeding, irrevocably waives any and all right to trial by jury. The exclusive state court jurisdiction provisions may result in shareholders having to bring such suit, action, or proceeding in forums that are inconvenient and less favorable to the shareholders. These provisions do not apply to claims brought under the federal securities laws, to the extent that any such federal securities laws, rules or regulations, do not permit such application.
The foregoing is intended only as a summary and is qualified in its entirety by reference to the full text of the Declaration of Trust. The Declaration of Trust is on file with the SEC as an exhibit to the Fund’s registration statement, of which this Prospectus is a part.
TAX MATTERS
This section is provided as general information and summarizes only some of the important U.S. federal income tax considerations affecting “U.S. shareholders” (i.e., owners of Common Shares that are “United States persons,” as such term is defined under the Code) and not partnerships investing in the Fund; the consequences under other tax laws and to investors that are partnerships (or entities treated as partnerships for U.S. federal income tax purposes) or shareholders that are not “United States persons” under the Code may differ. Prospective investors should consult their tax advisors as to the possible application of federal, state, local or non-U.S. income tax laws.
This summary is based on the Code, U.S. Treasury regulations, rulings, judicial decisions, and other applicable authority, all as of the date of this prospectus. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect. This summary is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of the Fund’s securities. Please see the SAI for additional information regarding the tax aspects of investing in the Fund. Additionally, all prospective investors should consult their own tax advisors concerning the particular U.S. federal income tax considerations of investing in the Fund, as well as the consequences arising under the laws or other guidance of any other taxing jurisdiction.
Treatment as a Regulated Investment Company
The Fund intends to elect to be treated, and intends each year to qualify and be eligible, to be treated, as a RIC under Subchapter M of the Code. A RIC is not subject to U.S. federal income tax at the corporate level on income and gains from investments that are distributed in a timely manner to its shareholders in the form of dividends.
Certain Fund Investments
The Fund’s investments in certain CLOs could cause the Fund to recognize taxable income in excess of the cash generated by such investments (which may require the Fund to liquidate other investments in order to make required distributions).
Taxes on Fund Distributions
A U.S. shareholder will generally be subject to federal income tax on Fund distributions. For U.S. federal income tax purposes, Fund distributions will generally be taxable to a U.S. shareholder as either ordinary income or capital gains. Fund dividends consisting of distributions of investment income generally are taxable to shareholders as ordinary income. The Fund will inform shareholders of the amount and character of its distributions to shareholders.
U.S. federal income taxes on Fund distributions of capital gains are determined by how long the Fund owned or is deemed to have owned the investments that generated the capital gains, rather than how long a U.S. shareholder has owned the Fund shares. Distributions of net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses, in each case determined with reference to any loss carryforwards) that are properly reported by the Fund as capital gain dividends generally will be treated as long-term capital gains includible in a U.S. shareholder’s net capital gains and taxed to individuals at reduced rates. The Fund does not

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expect a significant portion of its distributions to be treated as long-term capital gains. Distributions of net short-term capital gains in excess of net long-term capital losses generally will be taxable to U.S. shareholders as ordinary income. Distributions that the Fund properly reports to U.S. shareholders as “qualified dividend income” are taxable in the hands of individuals at the reduced tax rates applicable to long-term capital gains provided that both the individual U.S. shareholder and the Fund meet certain holding period and other requirements.
The Code generally imposes a 3.8% Medicare contribution tax on the net investment income of certain U.S. shareholders that are individuals, trusts and estates to the extent their income exceeds certain threshold amounts. Net investment income generally includes for this purpose dividends (other than exempt-interest dividends) paid by the Fund, including any capital gain dividends, and including net capital gains recognized on the sale, redemption or exchange of shares of the Fund. U.S. Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Fund.
The ultimate tax characterization of the Fund’s distributions made in a taxable year cannot be determined finally until after the end of that taxable year. As a result, there is a possibility that the Fund may make total distributions during a taxable year in an amount that exceeds the Fund’s current and accumulated earnings and profits. In that case, the excess generally would be treated as return of capital and would reduce a U.S. shareholder’s tax basis in the applicable shares, with any amounts exceeding such basis treated as gain from the sale of such shares. A return of capital is not taxable, but it reduces a U.S. shareholder’s tax basis in the shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the U.S. shareholder of the Common Shares.
A U.S. shareholder whose distributions are reinvested in Common Shares under the Dividend Reinvestment Plan will be treated for U.S. federal income tax purposes as having received an amount in distribution equal to the fair market value of the Common Shares issued to the U.S. shareholder, which amount will also be equal to the NAV of such shares. For U.S. federal income tax purposes, all distributions are generally taxable in the manner described above, whether a U.S. shareholder takes them in cash or they are reinvested pursuant to the Dividend Reinvestment Plan in additional shares of the Fund. See “Dividend Reinvestment Plan” above for further details.
Fund distributions are taxable to U.S. shareholders as described above even if they are paid from income or gains earned by the Fund before a U.S. shareholder’s investment (and thus were included in the price the U.S. shareholder paid).
Taxes on Sale, Exchange, or Disposition of Common Shares
Any gain resulting from the disposition of Common Shares that is treated as a sale or exchange for U.S. federal income tax purposes generally will be taxable to U.S. shareholders as a capital gain or capital loss for U.S. federal income tax purposes.
U.S. Shareholders who offer and are able to sell all of the Common Shares they hold or are deemed to hold in response to a repurchase offer (as described above) generally will be treated as having sold their Fund shares and generally will recognize a capital gain or loss. In the case of U.S. shareholders who tender or are able to sell fewer than all of their Fund shares, it is possible that any amounts that the U.S. shareholder receives in such repurchase will be taxable as a dividend to such U.S. shareholder. In addition, there is a risk that U.S. shareholders who do not tender any of their shares for repurchase, or whose percentage interest in the Fund otherwise increases because of the repurchase offer, will be treated for U.S. federal income tax purposes as having received a taxable dividend distribution as a result of their proportionate increase in the ownership of the Fund. The Fund’s use of cash to repurchase shares could adversely affect its ability to satisfy the distribution requirements for treatment as a RIC. The Fund could also recognize income in connection with its disposition of portfolio securities to fund share repurchases. Any such income would be considered in determining whether the Fund has satisfied any applicable distribution requirements.
Backup Withholding
If you are a resident or a citizen of the United States, by law, the Fund is generally required to withhold and remit the legally required backup withholding amount (currently a flat rate of 24%) of your dividends, distributions, sales proceeds, and any other payments you receive from the Fund if you fail to properly furnish the Fund with your correct taxpayer identification number or social security number and make other required certifications, if you have under-reported dividend or interest income or if you are otherwise subject to backup withholding. In certain

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circumstances, the IRS may also require the Fund to backup withhold even when an appropriate taxpayer identification number or social security number has been provided or certified. The backup withholding rules may also apply to distributions that are properly reported as exempt-interest dividends.
General
The foregoing discussion relates solely to U.S. federal income tax laws. Dividends and distributions also may be subject to state and local taxes. Shareholders are urged to consult their tax advisors regarding specific questions as to federal, state, local, and, where applicable, foreign taxes. Non-U.S. investors should consult their tax advisors concerning the tax consequences of ownership of Common Shares of the Fund. The foregoing is a general and abbreviated summary of the applicable provisions of the Code and related regulations currently in effect. For the complete provisions, reference should be made to the pertinent Code sections and regulations. The Code and regulations are subject to change by legislative or administrative actions.
Please see “Taxation” in the SAI for additional information regarding the tax aspects of investing in Common Shares of the Fund.
CUSTODIAN AND TRANSFER AGENT
The custodian of the assets of the Fund is U.S. Bank National Association (the “Custodian”), 1555 North RiverCenter Drive, Suite 302, Milwaukee, Wisconsin 53212. The Custodian holds and administers the assets in the Fund’s portfolio.
U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Fund Services”), 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as the Fund’s transfer agent, dividend disbursement agent and shareholder servicing agent, as well as agent for the Dividend Reinvestment Plan. Fund Services also serves as the Fund’s administrator, providing the Fund with administrative and management services (other than investment advisory services) and accounting services, including portfolio accounting services, tax accounting services, and furnishing financial reports. In this capacity, Fund Services does not have any responsibility or authority for the management of the Fund, the determination of investment policy, or for any matter pertaining to the distribution of Common Shares.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Cohen & Company, Ltd., 1835 Market Street, Suite 310, Philadelphia, PA 19103, serves as the independent registered public accounting firm for the Fund. Its services include auditing the Fund’s financial statements. Cohen & Co Advisory, LLC, an affiliate of Cohen & Company, Ltd., provides tax services to the Fund as requested.
LEGAL MATTERS
Certain legal matters will be passed on for the Fund by Vedder Price P.C., 222 N LaSalle St, Chicago, Illinois 60601.

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APPENDIX A
DESCRIPTION OF SECURITIES RATINGS
The Fund’s investments may range in quality from securities rated in the lowest category in which the Fund is permitted to invest to securities rated in the highest category (as rated by Moody’s, Standard & Poor’s, or Fitch, or, if unrated, determined by the Investment Manager to be of comparable quality). The percentage of the Fund’s assets invested in securities in a particular rating category will vary. The following terms are generally used to describe the credit quality of fixed income securities:
High Quality Debt Securities are those rated in one of the two highest rating categories (the highest category for commercial paper) or, if unrated, deemed comparable by the Investment Manager.
Investment Grade Debt Securities are those rated in one of the four highest rating categories, or, if unrated, deemed comparable by the Investment Manager.
Below Investment Grade High Yield Securities (“Junk Bonds”), are those rated lower than Baa by Moody’s, BBB by Standard & Poor’s or Fitch, and comparable securities. They are deemed predominantly speculative with respect to the issuer’s ability to repay principal and interest.
The following is a description of Moody’s, Standard & Poor’s and Fitch’s rating categories applicable to fixed income securities.
Moody’s Investors Service, Inc.
Global Long-Term Rating Scale
Ratings assigned on Moody’s global long-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Long-term ratings are assigned to issuers or obligations with an original maturity of eleven months or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
Aaa:     Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.
Aa:     Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A:     Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.
Baa:     Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Ba:     Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.
B:     Obligations rated B are considered speculative and are subject to high credit risk.
Caa:     Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.
Ca:     Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C:     Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms. *

A-1

*    By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.
Medium-Term Note Program Ratings
Moody’s assigns provisional ratings to medium-term note (MTN) or similar programs and definitive ratings to the individual debt securities issued from them (referred to as drawdowns or notes).
MTN program ratings are intended to reflect the ratings likely to be assigned to drawdowns issued from the program with the specified priority of claim (e.g., senior or subordinated). To capture the contingent nature of a program rating, Moody’s assigns provisional ratings to MTN programs. A provisional rating is denoted by a (P) in front of the rating.
The rating assigned to a drawdown from a rated MTN or bank/deposit note program is definitive in nature, and may differ from the program rating if the drawdown is exposed to additional credit risks besides the issuer’s default, such as links to the defaults of other issuers, or has other structural features that warrant a different rating. In some circumstances, no rating may be assigned to a drawdown.
Moody’s encourages market participants to contact Moody’s Ratings Desks or visit www.moodys.com directly if they have questions regarding ratings for specific notes issued under a medium-term note program. Unrated notes issued under an MTN program may be assigned an NR (not rated) symbol.
National Scale Long-Term Ratings
Moody’s long-term National Scale Ratings (NSRs) are opinions of the relative creditworthiness of issuers and financial obligations within a particular country. NSRs are not designed to be compared among countries; rather, they address relative credit risk within a given country. Moody’s assigns national scale ratings in certain local capital markets in which investors have found the global rating scale provides inadequate differentiation among credits or is inconsistent with a rating scale already in common use in the country.
In each specific country, the last two characters of the rating indicate the country in which the issuer is located, or the financial obligation was issued (e.g., Aaa.ke for Kenya).
Aaa.n:     Issuers or issues rated Aaa.n demonstrate the strongest creditworthiness relative to other domestic issuers and issuances.
Aa.n:     Issuers or issues rated Aa.n demonstrate very strong creditworthiness relative to other domestic issuers and issuances.
A.n:     Issuers or issues rated A.n present above-average creditworthiness relative to other domestic issuers and issuances.
Baa.n:     Issuers or issues rated Baa.n represent average creditworthiness relative to other domestic issuers and issuances.
Ba.n:     Issuers or issues rated Ba.n demonstrate below-average creditworthiness relative to other domestic issuers and issuances.
B.n:     Issuers or issues rated B.n demonstrate weak creditworthiness relative to other domestic issuers and issuances.
Caa.n:     Issuers or issues rated Caa.n demonstrate very weak creditworthiness relative to other domestic issuers and issuances.
Ca.n:     Issuers or issues rated Ca.n demonstrate extremely weak creditworthiness relative to other domestic issuers and issuances.

A-2

C.n:     Issuers or issues rated C.n demonstrate the weakest creditworthiness relative to other domestic issuers and issuances.
Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.
Short-Term Obligation Ratings
The Municipal Investment Grade (MIG) scale is used for U.S. municipal cash flow notes, bond anticipation notes and certain other short-term obligations, which typically mature in three years or less. Under certain circumstances, the MIG scale is used for bond anticipation notes with maturities of up to five years.
MIG 1:     This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.
MIG 2:     This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
MIG 3:     This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG:     This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.
Demand Obligation Ratings
In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned. The components are a long-term rating and a short-term demand obligation rating. The long-term rating addresses the issuer’s ability to meet scheduled principal and interest payments. The short-term demand obligation rating addresses the ability of the issuer or the liquidity provider to make payments associated with the purchase-price-upon-demand feature (“demand feature”) of the VRDO. The short-term demand obligation rating uses the Variable Municipal Investment Grade (VMIG) scale.
VMIG 1:     This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 2:     This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 3:     This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections.
SG:     This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural or legal protections.
Standard & Poor’s Ratings Services
Long-Term Issue Credit Ratings
Issue credit ratings are based, in varying degrees, on S&P Global Ratings’ (“S&P”) analysis of the following considerations:
•    Likelihood of payment—capacity and willingness of the obligor to meet its financial commitments on an obligation in accordance with the terms of the obligation;
•    Nature and provisions of the financial obligation and the promise S&P imputes; and

A-3

•    Protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.
Issue ratings are an assessment of default risk but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)
Investment Grade
AAA:     An obligation rated ‘AAA’ has the highest rating assigned by S&P. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.
AA:     An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.
A:     An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.
BBB:     An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.
Speculative Grade
Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.
BB:     An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.
B:     An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.
CCC:     An obligation rated ‘CCC’ is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.
CC:     An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred, but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.
C:     An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.
D:     An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an

A-4

obligation are not made on the date due, unless S&P believes that such payments will be made within the next five business days in the absence of a stated grace period or within the earlier of the stated grace period or the next 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.
NR:     This indicates that a rating has not been assigned or is no longer assigned.
Plus (+) or minus (-): The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.
Short-Term Issue Credit Ratings
A-1:     A short-term obligation rated ‘A-1’ is rated in the highest category by S&P. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.
A-2:     A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.
A-3:     A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.
B:     A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.
C:     A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.
D:     A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.
Dual Ratings: Dual ratings may be assigned to debt issues that have a put option or demand feature. The first component of the rating addresses the likelihood of repayment of principal and interest as due, and the second component of the rating addresses only the demand feature. The first component of the rating can relate to either a short-term or long-term transaction and accordingly use either short-term or long-term rating symbols. The second component of the rating relates to the put option and is assigned a short-term rating symbol (for example, ‘AAA/A-1+’ or ‘A-1+/ A-1’). With U.S. municipal short-term demand debt, the U.S. municipal short-term note rating symbols are used for the first component of the rating (for example, ‘SP-1+/A-1+’).

A-5

Active Qualifiers
S&P uses the following qualifiers that limit the scope of a rating. The structure of the transaction can require the use of a qualifier such as a ‘p’ qualifier, which indicates the rating addresses the principal portion of the obligation only. A qualifier appears as a suffix and is part of the rating.
L:     Ratings qualified with ‘L’ apply only to amounts invested up to federal deposit insurance limits.
p:     This suffix is used for issues in which the credit factors, the terms, or both, that determine the likelihood of receipt of payment of principal are different from the credit factors, terms or both that determine the likelihood of receipt of interest on the obligation. The ‘p’ suffix indicates that the rating addresses the principal portion of the obligation only and that the interest is not rated.
prelim:     Preliminary ratings, with the ‘prelim’ suffix, may be assigned to obligors or obligations, including financial programs, in the circumstances described below. Assignment of a final rating is conditional on the receipt by S&P of appropriate documentation. S&P reserves the right not to issue a final rating. Moreover, if a final rating is issued, it may differ from the preliminary rating.
•    Preliminary ratings may be assigned to obligations and project finance issues, pending receipt of final documentation and legal opinions.
•    Preliminary ratings may be assigned to obligations that will likely be issued upon the obligor’s emergence from bankruptcy or similar reorganization, based on late-stage reorganization plans, documentation, and discussions with the obligor. Preliminary ratings may also be assigned to the obligors. These ratings consider the anticipated general credit quality of the reorganized or post-bankruptcy issuer as well as attributes of the anticipated obligation(s).
•    Preliminary ratings may be assigned to entities that are being formed or that are in the process of being independently established when, in S&P’s opinion, documentation is close to final. Preliminary ratings may also be assigned to the obligations of these entities.
•    Preliminary ratings may be assigned when a previously unrated entity is undergoing a well-formulated restructuring, recapitalization, significant financing, or other transformative event, generally at the point that investor or lender commitments are invited. The preliminary rating may be assigned to the entity and to its proposed obligation(s). These preliminary ratings consider the anticipated general credit quality of the obligor, as well as attributes of the anticipated obligation(s), assuming successful completion of the transformative event. Should the transformative event not occur, S&P would likely withdraw these preliminary ratings.
•    A preliminary recovery rating may be assigned to an obligation that has a preliminary issue credit rating.
t:     This symbol indicates termination structures that are designed to honor their contracts to full maturity or, should certain events occur, to terminate and cash settle all their contracts before their final maturity date.
cir:     This symbol indicates a Counterparty Instrument Rating (CIR), which is a forward-looking opinion about the creditworthiness of an issuer in a securitization structure with respect to a specific financial obligation to a counterparty (including interest rate swaps, currency swaps, and liquidity facilities). The CIR is determined on an ultimate payment basis; these opinions do not consider timeliness of payment.
Inactive Qualifiers (no longer applied or outstanding)
*:     This symbol indicated that the rating was contingent upon S&P receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows. Discontinued use in August 1998.

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c:     This qualifier was used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long-term credit rating of the issuer was lowered to below an investment grade level and/or the issuer’s bonds were deemed taxable. Discontinued use in January 2001.
G:     The letter ‘G’ followed the rating symbol when a fund’s portfolio consisted primarily of direct U.S. government securities.
i:     This suffix was used for issues in which the credit factors, terms, or both that determine the likelihood of receipt of payment of interest are different from the credit factors, terms, or both that determine the likelihood of receipt of principal on the obligation. The ‘i’ suffix indicated that the rating addressed the interest portion of the obligation only. The ‘i’ suffix was always used in conjunction with the ‘p’ suffix, which addresses likelihood of receipt of principal. For example, a rated obligation could have been assigned a rating of ‘AAApNRi’ indicating that the principal portion was rated ‘AAA’ and the interest portion of the obligation was not rated.
pi:     This qualifier was used to indicate ratings that were based on an analysis of an issuer’s published financial information, as well as additional information in the public domain. Such ratings did not, however, reflect in-depth meetings with an issuer’s management and therefore, could have been based on less comprehensive information than ratings without a ‘pi’ suffix. Discontinued use as of December 2014 and as of August 2015 for Lloyd’s Syndicate Assessments.
pr:     The letters ‘pr’ indicate that the rating was provisional. A provisional rating assumed the successful completion of a project financed by the debt being rated and indicates that payment of debt service requirements was largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, made no comment on the likelihood of or the risk of default upon failure of such completion.
q:     A ‘q’ subscript indicates that the rating is based solely on quantitative analysis of publicly available information. Discontinued use in April 2001.
r:     The ‘r’ modifier was assigned to securities containing extraordinary risks, particularly market risks, that are not covered in the credit rating. The absence of an ‘r’ modifier should not be taken as an indication that an obligation would not exhibit extraordinary noncredit-related risks. S&P discontinued the use of the ‘r’ modifier for most obligations in June 2000 and for the balance of obligations (mainly structured finance transactions) in November 2002.
Fitch Ratings
Long-Term Credit Ratings Investment Grade
Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns, insurance companies and certain sectors within public finance, are generally assigned Issuer Default Ratings (“IDRs”). IDRs are also assigned to certain entities or enterprises in global infrastructure, project finance, and public finance. IDRs opine on an entity’s relative vulnerability to default (including by way of a distressed debt exchange) on financial obligations. The threshold default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts.
In aggregate, IDRs provide an ordinal ranking of issuers based on the agency’s view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default.
AAA:     Highest credit quality. ‘AAA’ ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of

A-7

financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.
AA:     Very high credit quality. ‘AA’ ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.
A:     High credit quality. ‘A’ ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.
BBB:     Good credit quality. ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.
Speculative Grade
BB:     Speculative. ‘BB’ ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business, or financial flexibility exists that supports the servicing of financial commitments.
B:     Highly speculative. ‘B’ ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.
CCC:     Substantial credit risk. Very low margin for safety. Default is a real possibility.
CC:     Very high levels of credit risk. Default of some kind appears probable.
C:     Near default.
A default or default-like process has begun, or the issuer is in standstill, or for a closed funding vehicle, payment capacity is irrevocably impaired. Conditions that are indicative of a ‘C’ category rating for an issuer include:
a.     the issuer has entered into a grace or cure period following non-payment of a material financial obligation;
b.     the issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation;
c.     the formal announcement by the issuer or their agent of a distressed debt exchange;
d.     a closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent;
RD:     Restricted default. ‘RD’ ratings indicate an issuer that in Fitch’s opinion has experienced an uncured payment default or distressed debt exchange on a bond, loan or other material financial obligation but has not entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, and has not otherwise ceased operating. This would include:
i.     the selective payment default on a specific class or currency of debt;
ii.     the uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;

A-8

iii.     the extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; ordinary execution of a distressed debt exchange on one or more material financial obligations.
D:     Default. ‘D’ ratings indicate an issuer that in Fitch’s opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure or that has otherwise ceased business. Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange.
In all cases, the assignment of a default rating reflects the agency’s opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer’s financial obligations or local commercial practice.
The modifiers “+” or “-” may be appended to a rating to denote relative status within major rating categories. For example, the rating category ‘AA’ has three notch-specific rating levels (‘AA+’; ‘AA’; ‘AA-’; each a rating level). Such suffixes are not added to ‘AAA’ ratings and ratings below the ‘CCC’ category.
Recovery Ratings
Recovery Ratings are assigned to selected individual securities and obligations, most frequently for individual obligations of corporate finance issuers with IDRs in speculative grade categories.
Among the factors that affect recovery rates for securities are the collateral, the seniority relative to other obligations in the capital structure (where appropriate), and the expected value of the company or underlying collateral in distress.
The Recovery Rating scale is based on the expected relative recovery characteristics of an obligation upon the curing of a default, emergence from insolvency or following the liquidation or termination of the obligor or its associated collateral.
Recovery Ratings are an ordinal scale and do not attempt to precisely predict a given level of recovery. As a guideline in developing the rating assessments, the agency employs broad theoretical recovery bands in its ratings approach based on historical averages and analytical judgment, but actual recoveries for a given security may deviate materially from historical averages.
RR1:     Outstanding recovery prospects given default. ‘RR1’ rated securities have characteristics consistent with securities historically recovering 91%-100% of current principal and related interest.
RR2:     Superior recovery prospects given default. ‘RR2’ rated securities have characteristics consistent with securities historically recovering 71%-90% of current principal and related interest.
RR3:     Good recovery prospects given default. ‘RR3’ rated securities have characteristics consistent with securities historically recovering 51%-70% of current principal and related interest.
RR4:     Average recovery prospects given default. ‘RR4’ rated securities have characteristics consistent with securities historically recovering 31%-50% of current principal and related interest.
RR5:     Below average recovery prospects given default. ‘RR5’ rated securities have characteristics consistent with securities historically recovering 11%-30% of current principal and related interest.

A-9

RR6:     Poor recovery prospects given default. ‘RR6’ rated securities have characteristics consistent with securities historically recovering 0%-10% of current principal and related interest.
Short-Term Credit Ratings
A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as “short term” based on market convention (a long-term rating can also be used to rate an issue with short maturity). Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.
F1:     Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.
F2:     Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.
F3:     Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.
B:     Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near-term adverse changes in financial and economic conditions.
C:     High short-term default risk. Default is a real possibility.
RD:     Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically, applicable to entity ratings only.
D:     Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

A-10

Filed pursuant to Rule 424(b)(3)
File No. 333-291220

ARISTOTLE PACIFIC ENHANCED CLO INCOME FUND
STATEMENT OF ADDITIONAL INFORMATION

Common Shares	TICKER SYMBOL
Class I	ACLOX
Class I-2	APCLX
April 1, 2026, as amended May 1, 2026
Aristotle Pacific Enhanced CLO Income Fund (the “Fund”) is a newly organized Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company that continuously offers its common shares of beneficial interest, with no par value per share (the “Common Shares” or “Shares”), and intends to operate as an “interval fund.” The Fund has received an exemptive order from the SEC that permits the Fund to offer more than one class of Shares. Under the order, the Fund is authorized to issue two separate classes of shares of beneficial interest designated as Class I Shares and Class I-2 Shares, and the Fund may offer additional classes of Shares in the future.
This Statement of Additional Information (“SAI”) relating to the Common Shares of the Fund is not a prospectus and should be read in conjunction with the Fund’s prospectus dated April 1, 2026, as supplemented from time to time (the “Prospectus”). This SAI does not include all information that a prospective investor should consider before purchasing Common Shares, and investors should obtain and read the Prospectus prior to purchasing such shares.
Aristotle Pacific Capital, LLC (“Aristotle Pacific” or the “Investment Manager”), 840 Newport Center Drive, 7th Floor, Newport Beach, California 92660, is the investment manager to the Fund.
A copy of the Prospectus and annual report or semi-annual report for the Fund for future periods may be obtained free of charge at the telephone number and address listed below or by visiting www.aristotlepacific.com/cef.
Aristotle Pacific Enhanced CLO Income Fund
    Regulatory Document Request
615 East Michigan Street
Milwaukee, Wisconsin 53202
Telephone: 855-522-4385
Capitalized terms used but not defined in this SAI have the meanings ascribed to them in the Prospectus.

-i-

THE FUND
The Fund is a newly organized Delaware statutory trust registered under the 1940 Act as a non-diversified, closed-end management investment company that intends to continuously offer Class I and Class I-2 Shares and operate as an “interval fund.” The Fund has received an exemptive order from the SEC that permits the Fund to offer more than one class of Shares. Under the order, the Fund is authorized to issue two separate classes of shares of beneficial interest designated as Class I Shares and Class I-2 Shares, and the Fund may offer additional classes of Shares in the future. Each class of Shares is subject to different fees and expenses.
INVESTMENT OBJECTIVE AND POLICIES
The Fund’s investment objective seeks to provide attractive risk-adjusted returns. A risk-adjusted return measures an investment’s profit after taking into account the degree of risk that was taken to achieve it. The investment objective and general investment policies of the Fund are described in further detail in the Prospectus. Additional information concerning the characteristics of certain of the Fund’s investments, strategies and risks is set forth below. Unless a strategy or policy described below is specifically prohibited by the investment restrictions listed in the Prospectus, by the investment restrictions under “Investment Restrictions” in this SAI, or by applicable law, the Fund may engage in each of the practices described below. However, the Fund is not required to engage in any particular transaction or purchase any particular type of securities or investment even if to do so might benefit the Fund. Unless otherwise stated in the Prospectus or SAI, all investment policies of the Fund may be changed by the Fund’s Board of Trustees (the “Board of Trustees” or the “Board”) without shareholder approval. In addition, the Fund may be subject to restrictions on its ability to utilize certain investments or investment techniques due to applicable law, operational requirements or the discretion of the Board.
Types of Investments
Collateralized Loan Obligations
The Fund’s investments in CLOs include the rated senior and mezzanine tranches (“CLO Debt”), the unrated subordinated tranche (“CLO Equity”), and CLO warehousing facilities (“CLO Warehouses”) of broadly syndicated U.S. dollar denominated CLOs. CLOs are asset-backed securities that are typically collateralized principally by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, and subordinate corporate loans, including loans that may be rated below investment grade (commonly referred to as “high yield” or “junk” bonds) or equivalent unrated loans. The special purpose entity typically issues one or more classes (sometimes referred to as “tranches”) of rated debt securities, one or more unrated classes of debt securities that are generally treated as equity interests, and a residual equity interest. The tranches of CLOs typically have different interest rates, projected weighted average lives and ratings, with the higher rated tranches paying lower interest rates. One or more forms of credit enhancement are almost always necessary in a CLO structure to obtain the desired credit ratings for the most highly rated debt securities issued by a CLO. The types of credit enhancement used include “internal” credit enhancement provided by the underlying assets themselves, such as subordination, excess spread and cash collateral accounts. CLOs can be less liquid than other publicly held debt issues, and require additional structural analysis. Typically, CLOs are privately offered and sold, and thus, are not registered under the securities laws. As a result, investments in CLOs may be illiquid. The risk associated with investing in a CLO correlates to the risk in the underlying product, including high-yield risk, interest rate risk, liquidity risk and the risk of default. In addition to the risks associated with the underlying security, CLOs also include the risk that the distributions from the collateral may not adequately cover interest or principal payments, the quality of the CLO may decline or default, or the class of CLO may be subordinate to other classes.
The Fund may also invest in residual interests in CLO Warehouses. Prior to the closing of a CLO, an investment bank or other entity that is financing the CLO’s structuring may provide a CLO Warehouse to finance the acquisition of a portfolio of initial assets. Capital raised during the closing of the CLO is then used to repay the loan. A CLO Warehouse may have several classes of loans with differing seniority levels with a subordinated or “equity” class typically purchased by the manager of the CLO or other investors.
CLOs may issue several types of securities, including CLO Equity and multiple tranches of CLO Debt. CLOs are subject to credit, liquidity and interest rate risks, which are each discussed in greater detail in the Prospectus and below. The CLO Equity may be unrated or non-investment grade. As a holder of CLO Equity, the Fund will have limited remedies available upon the default of the CLO. The Fund may be unable to find a sufficient

1

number of attractive opportunities to meet its investment objective or to optimally deploy its capital. CLOs often invest in concentrated portfolios of assets. The concentration of an underlying portfolio in any one obligor would subject the related CLOs to a greater degree of risk with respect to defaults by such obligor and the concentration of a portfolio in any one industry would subject the related CLOs to a greater degree of risk with respect to economic downturns relating to such industry.
The value of CLOs generally fluctuates with, among other things, the financial condition of the obligors or issuers of the underlying portfolio of assets of the related CLO (“CLO Collateral”), general economic conditions, the condition of certain financial markets, political events, developments or trends in any particular industry and changes in prevailing interest rates. Consequently, holders of CLOs must rely solely on distributions on the CLO Collateral or proceeds thereof for payment in respect thereof. If distributions on the CLO Collateral are insufficient to make payments on the CLOs, no other assets will be available for payment of the deficiency and following realization of the CLOs, the obligations of such issuer to pay such deficiency generally will be extinguished. CLO Collateral may consist of loans and permitted non-loan assets, such as high yield bonds and other debt securities, which often are rated below investment grade (or of equivalent credit quality). High-yield debt securities generally are unsecured (and loans may be unsecured) and may be subordinated to certain other obligations of the issuer thereof. The lower ratings of high-yield securities and below investment grade loans reflect a greater possibility that adverse changes in the financial condition of an issuer or in general economic conditions or both may impair the ability of the related issuer or obligor to make payments of principal or interest. Such investments may be speculative.
Subordination of CLO Debt and CLO Equity
Subordinate CLO Debt generally is fully subordinated to the related CLO senior tranches. CLO Equity generally is fully subordinated to any related CLO Debt and is not secured by any collateral. Distributions to holders of CLO Equity will generally be made solely from distributions on the assets of the CLO issuer after all other payments have been made pursuant to the priority of payments of such CLO. To the extent that any losses are incurred by a CLO in respect of its related CLO Collateral, such losses will be borne first by the holders of the related CLO Equity, next by the holders of any related subordinated CLO Debt and finally by the holders of the related CLO senior tranches. In addition, if an event of default occurs under the governing instrument or underlying investment, as long as any CLO senior tranches are outstanding, the holders thereof generally will be entitled to determine the remedies to be exercised under the instrument governing the CLO. Remedies pursued by such holders could be adverse to the interests of the holders of any related subordinated CLO Debt and/or the holders of the related CLO Equity, as applicable. Subordinate CLO Debt and CLO Equity represent leveraged investments in the assets of the CLO. Therefore, the leveraged nature of such securities may magnify the adverse impact on the market value of such securities caused by changes affecting the assets underlying such securities, including changes in the market value of such assets, changes in distributions on such assets, defaults and recoveries, capital gains and losses on such assets, prepayments and the availability, prices and interest rates of such assets. Accordingly, subordinate CLO Debt and CLO Equity may not be paid in full and may be subject to up to 100% loss.
Control by Senior CLO Debt
In a typical CLO, the most senior CLO Debt (the “Controlling Class”) will control many rights under the CLO indenture and therefore, holders of subordinate CLO Debt and CLO Equity will have limited rights in connection with an event of default or distributions thereunder. Remedies pursued by the holders of the Controlling Class upon an event of default could be adverse to the interests of the holders of subordinate CLO Debt and CLO Equity. If an event of default has occurred and is continuing, the holders of CLO Equity will not have any creditors’ rights against the CLO issuer and will not have the right to determine the remedies to be exercised under the CLO indenture. There is no guarantee that any funds will remain to make distributions to the holders of subordinate CLO Debt and CLO Equity following any liquidation of the CLO assets and the application of the proceeds from the CLO assets to pay senior classes of CLO Debt and the fees, expenses and other liabilities payable by the CLO issuer. The Controlling Class may also have consent rights in respect of amendments and CLO manager removal rights in connection with certain events.

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Fixed Income Investments
Corporate Debt Securities
The debt securities in which the Fund may invest are limited to corporate debt securities (corporate bonds, debentures, notes, and other similar corporate debt instruments) which meet the minimum ratings criteria set forth for that particular Fund, or if unrated, are in the Investment Manager’s opinion, comparable in quality to corporate debt securities in which the Fund may invest. In the event that a security owned by the Fund is downgraded to below the Fund’s respective minimum ratings criteria, the Fund may nonetheless retain the security.
The investment return on corporate debt securities reflects interest earnings and changes in the market value of the security. The market value of corporate debt obligations may be expected to rise and fall inversely with interest rates generally. There also exists the risk that the issuers of the securities may not be able to meet their obligations on interest or principal payments at the time called for by an instrument.
Loans
The Fund may invest in loans, including senior secured loans, unsecured and/or subordinated loans, loan participations, unfunded contracts and assignments, as described further below. These loans are typically made by or issued to corporations primarily to finance acquisitions, refinance existing debt, support organic growth, or pay out dividends. Loans typically bear interest at a floating rate, although some loans pay a fixed rate. Floating rate loans have interest rates that reset periodically, typically monthly or quarterly. The interest rates on floating rate loans are generally based on a percentage above the Secured Overnight Financing Rate (“SOFR”), a U.S. bank’s prime or base rate, the overnight federal funds rate or another rate. Loan participations are loans that are shared by a group of lenders. Unfunded commitments are contractual obligations by lenders (such as the Fund) to loan an amount in the future or that is due to be contractually funded in the future. Assignments may be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender.
Loans may have restrictive covenants limiting the ability of a borrower to further encumber its assets. The types of covenants included in loan agreements generally vary depending on market conditions, the creditworthiness of the borrower, the nature of the collateral securing the loan and other factors. Such restrictive covenants normally allow for early intervention and proactive mitigation of credit risk by providing lenders with the ability to (1) intervene and either prevent or restrict actions that may potentially compromise the borrower’s ability to repay the loan and/or (2) obtain concessions from the borrower in exchange for waiving or amending a particular covenant. Loans with fewer or weaker restrictive covenants may limit the Fund’s ability to intervene or obtain additional concessions from borrowers.
Certain loans in which the Fund invests or are held as underlying collateral by CLOs may be “covenant-lite.” “Covenant-lite” loans refer generally to loans that do not have a complete set of financial maintenance covenants. As compared to a loan instrument that contains numerous covenants that allow lenders the option to force the borrowers to negotiate terms if risks became elevated, the majority of new loans that are issued are “covenant lite” loans which tend to have fewer or no financial maintenance covenants and restrictions. A covenant lite loan typically contains fewer clauses which allow an investor to proactively enforce financial covenants or prevent undesired actions by the borrower/issuer, including the ability to make an acquisition, pay dividends or issue additional debt if they have met certain loan terms. Generally, “covenant-lite” loans are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. The Fund may experience losses or delays in enforcing its rights on its holdings of covenant lite loans
The Fund may invest in floating rate senior loans of domestic or foreign borrowers (“Senior Loans”) primarily by purchasing participations or assignments of a portion of a Senior Loan. Floating rate loans are those with interest rates which float, adjust or vary periodically based upon benchmark indicators, specified adjustment schedules or prevailing interest rates. Senior Loans often are secured by specific assets of the borrower, although the Fund may invest in Senior Loans that are not secured by any collateral. When investing in loan participations, the Fund does not have a direct contractual relationship with the borrower and has no rights against the borrower, i.e., the Fund cannot enforce its rights directly; it must rely on intermediaries to enforce its rights. When investing in assignments, the Fund steps into the shoes of the intermediary who sold it the assignment and can enforce the

3

assigned rights directly. These rights may include the right to vote along with other lenders on such matters as enforcing the terms of a loan agreement (e.g., declaring defaults, initiating collection action, etc.). Taking such actions typically requires at least a vote of the lenders holding a majority of the investment in a loan, and may require a vote by lenders holding two-thirds or more of the investment in a loan. Because the Fund typically does not hold a majority of the investment in any loan, it may not be able by itself to control decisions that require a vote by the lenders.
Senior Loans are loans that are typically made to business borrowers to finance leveraged buy-outs, recapitalizations, mergers, stock repurchases, and internal growth. Senior Loans generally hold the most senior position in the capital structure of a borrower and are usually secured by liens on the assets of the borrowers, including tangible assets such as cash, accounts receivable, inventory, property, plant and equipment, common and/or preferred stock of subsidiaries, and intangible assets including trademarks, copyrights, patent rights and franchise value.
By virtue of their senior position and collateral, Senior Loans typically provide lenders with the first right to cash flows or proceeds from the sale of a borrower’s collateral if the borrower becomes insolvent (subject to the limitations of bankruptcy law, which may provide higher priority to certain claims such as, for example, employee salaries, employee pensions, and taxes). This means Senior Loans are generally repaid before unsecured bank loans, corporate bonds, subordinated debt, trade creditors, and preferred or common stockholders.
Senior Loans typically pay interest at least quarterly at rates which equal a fixed percentage spread over a base reference rate such as the Secured Overnight Financing Rate (“SOFR”). For example, if the base rate was 1.00% and the borrower were paying a fixed spread of 3.50%, the total interest rate paid by the borrower would be 4.50%. Base rates and, therefore, the total rates paid on Senior Loans float, i.e., they change as market rates of interest change. Although a base rate such as SOFR can change every day, loan agreements for Senior Loans typically allow the borrower the ability to choose how often the base rate for its loan will change. Such periods can range from one day to one year, with most borrowers choosing monthly or quarterly reset periods. During periods of rising interest rates, borrowers will tend to choose longer reset periods, and during periods of declining interest rates, borrowers will tend to choose shorter reset periods. The fixed spread over the base rate on a Senior Loan typically does not change.
Until recently, the standard base rate utilized for Senior Loans has been the London Interbank Offered Rate (“LIBOR”). In 2017, the United Kingdom’s Financial Conduct Authority, which regulates LIBOR, announced that it would no longer compel the banks to continue to submit the daily rates for the calculation of LIBOR after 2021. The IBA ceased publication of most LIBOR settings on a representative basis at the end of 2021 and ceased publication of a majority of U.S. dollar LIBOR settings on a representative basis on June 30, 2023. In addition, global regulators previously announced that, with limited exceptions, no new LIBOR-based contracts should be entered into after 2021. After the global financial crisis, regulators globally determined that existing interest rate benchmarks should be reformed based on concerns that LIBOR and other Interbank Offered Rates (“IBORs”) were susceptible to manipulation. Replacement rates for various IBORs have been identified and include the Secured Overnight Financing Rate, which is intended to replace U.S. dollar LIBOR and measures the cost of overnight borrowings through repurchase agreement transactions collateralized with U.S. Treasury securities.
While various regulators and industry bodies are working globally on transitioning to selected alternative rates and although the transition process away from LIBOR has become increasingly well-defined in advance of the discontinuation dates, there remains uncertainty regarding the future utilization of LIBOR and other IBORs, including the transition to, and nature of, any selected replacement rates as well as on the impact on investments that utilized LIBOR. The transition process away from LIBOR may involve, among other things, increased volatility or illiquidity in markets for instruments that relied on LIBOR. The transition process may also result in a reduction in the value of certain instruments held by the Fund or reduce the effectiveness of related Fund transactions such as hedges. Volatility, the potential reduction in value, and/or the hedge effectiveness of financial instruments may be heightened for financial instruments that do not include fallback provisions that address the cessation of LIBOR. Any potential effects of the transition away from LIBOR on the Fund or on financial instruments in which the Fund invests, as well as other unforeseen effects, could result in losses to the Fund.
Alteration of the terms of a debt instrument or a modification of the terms of other types of contracts to replace LIBOR or another IBOR with a new reference rate could result in a taxable exchange and the realization of

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income and gain/loss for U.S. federal income tax purposes. The U.S. Internal Revenue Service (“IRS”) has issued final regulations regarding the tax consequences of the transition from LIBOR to a new reference rate in debt instruments and non-debt contracts. Under the final regulations, alteration or modification of the terms of a debt instrument to replace an operative rate that uses a discontinued LIBOR with a qualified rate (as defined in the final regulations) including true up payments equalizing the fair market value of contracts before and after such LIBOR transition, to add a qualified rate as a fallback rate to a contract whose operative rate uses a discontinued LIBOR or to replace a fallback rate that uses a discontinued LIBOR with a qualified rate would not be taxable. The IRS may provide additional guidance, with potential retroactive effect.
Senior Loans generally are arranged through private negotiations between a borrower and several financial institutions or lending syndicates represented by an agent who is usually one of the originating lenders. In larger transactions, it is common to have several agents; however, generally only one such agent has primary responsibility for ongoing administration of a Senior Loan. Agents are typically paid fees by the borrower for their services. The agent is primarily responsible for negotiating the loan agreement which establishes the terms and conditions of the Senior Loan and the rights of the borrower and the lenders. The agent also is responsible for monitoring collateral and for exercising remedies available to the lenders such as foreclosure upon collateral. The agent is normally responsible for the collection of principal and interest payments from the borrower and the apportionment of these payments to the credit of all institutions which are parties to the loan agreement. Unless, under the terms of the loan, the Fund has direct recourse against the borrower, the Fund may have to rely on the agent or other financial intermediary to apply appropriate credit remedies against a borrower. The Investment Manager will also monitor these aspects of the Fund’s investments and, where the Fund owns an assignment, will be directly involved with the agent and the other lenders regarding the exercise of credit remedies.
A financial institution’s employment as agent might be terminated in the event that it fails to observe a requisite standard of care or becomes insolvent. A successor agent would generally be appointed to replace the terminated agent, and assets held by the agent under the loan agreement should remain available to holders of such indebtedness. However, if assets held by the agent for the benefit of the Fund were determined to be subject to the claims of the agent’s general creditors, the Fund might incur certain costs and delays in realizing payment on a Senior Loan and could suffer a loss of principal and/or interest. In situations involving other interposed financial institutions (e.g., an insurance company or governmental agency) similar risks may arise.
The risks associated with Senior Loans are similar to the risks of “junk” securities. The Fund’s investments in Senior Loans are typically non-investment grade and are considered speculative because of the credit risk of their issuers. Moreover, any specific collateral used to secure a loan may decline in value or lose all its value or become illiquid, which would adversely affect the loan’s value. Economic and other events, whether real or perceived, can reduce the demand for certain Senior Loans or Senior Loans generally, which may reduce market prices and cause the Fund’s NAV per share to fall. The frequency and magnitude of such changes cannot be predicted.
Senior Loans and other debt securities are also subject to the risk of price declines and to increases in prevailing interest rates, although floating rate debt instruments are less exposed to this risk than fixed rate debt instruments. Conversely, the floating rate feature of Senior Loans means the Senior Loans will not generally experience capital appreciation in a declining interest rate environment. Declines in interest rates may also increase prepayments of debt obligations and require the Fund to invest assets at lower yields.
Although Senior Loans in which the Fund will invest will often be secured by collateral, there can be no assurance that liquidation of such collateral would satisfy the borrower’s obligation in the event of a default or that such collateral could be readily liquidated. In the event of bankruptcy of a borrower, the Fund could experience delays or limitations in its ability to realize the benefits of any collateral securing a Senior Loan. The Fund may also invest in Senior Loans that are not secured.
Senior Loans and other types of direct indebtedness may not be readily marketable and may be subject to restrictions on resale. In some cases, negotiations involved in disposing of indebtedness may require weeks to complete. Consequently, some indebtedness may be difficult or impossible to dispose of readily at what the Manager believes to be a fair price. In addition, valuation of illiquid indebtedness involves a greater degree of judgment in determining the Fund’s NAV than if that value were based on available market quotations, and could result in significant variations in the Fund’s daily share price. At the same time, some loan interests are traded among certain financial institutions and accordingly may be deemed liquid. As the market for different types of indebtedness

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develops, the liquidity of these instruments is expected to improve. In addition, the Fund currently intends to treat indebtedness for which there is no readily available market as illiquid for purposes of the Fund’s limitation on illiquid investments. In addition, floating rate loans may require the consent of the borrower and/or the agent prior to sale or assignment. These consent requirements can delay or impede the Fund’s ability to sell loans and can adversely affect a loan’s liquidity and the price that can be obtained.
Interests in Senior Loans generally are not listed on any national securities exchange or automated quotation system and no active market may exist for many of the Senior Loans in which the Fund may invest. If a secondary market exists for certain of the Senior Loans in which the Fund invests, such market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods. To the extent that legislation or state or federal regulators impose additional requirements or restrictions with respect to the ability of financial institutions to make loans in connection with highly leveraged transactions, the availability of Senior Loan interests for investment by the Fund may be adversely affected.
The Fund may have certain obligations in connection with a loan, such as, under a revolving credit facility that is not fully drawn down, to loan additional funds under the terms of the credit facility.
The Fund may receive and/or pay certain fees in connection with its activities in buying, selling and holding loans. These fees are in addition to interest payments received, and may include facility fees, commitment fees, commissions and prepayment penalty fees. When the Fund buys a loan, it may receive a facility fee, and when it sells a loan, it may pay a facility fee. The Fund may receive a commitment fee based on the undrawn portion of the underlying line of credit portion of a loan, or, in certain circumstances, the Fund may receive a prepayment penalty fee on the prepayment of a loan by a borrower.
The Fund is not subject to any restrictions with respect to the maturity of Senior Loans it holds, and Senior Loans usually will have rates of interest that are redetermined either daily, monthly, quarterly, semi-annually or annually. Investment in Senior Loans with longer interest rate redetermination periods may increase fluctuations in the Fund’s NAV as a result of changes in interest rates. As short-term interest rates increase, interest payable to the Fund from its investments in Senior Loans should increase, and as short-term interest rates decrease, interest payable to the Fund from its investments in Senior Loans should decrease. The amount of time required to pass before the Fund will realize the effects of changing short-term market interest rates on its portfolio will vary depending on the interest rate redetermination period of the Senior Loan.
The participation interest and assignments in which the Fund intends to invest may not be rated by any nationally recognized rating service. The Fund may invest in loan participations and assignments with credit quality comparable to that of issuers of its securities investments.
In addition, it is conceivable that under emerging legal theories of lender liability, the Fund which purchases an assignment could be held liable as co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, the Fund will rely on the Manager’s research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Fund.
The Fund, pursuant to its fundamental investment restrictions, may also be part of a group of lenders originating a Senior Loan. When the Fund is a primary lender, it will have a direct contractual relationship with the borrower, may enforce compliance by the borrower with the terms of the loan agreement and may under contractual arrangements among the lenders have rights with respect to any funds acquired by other lenders through setoff. A lender also has full voting and consent rights under the applicable loan agreement. Action subject to lender vote or consent generally requires the vote or consent of the holders of a majority or some greater specified percentage of the outstanding principal amount of the Senior Loan. Certain decisions, such as reducing the amount or increasing the time for payment of interest on or repayment of principal of a Senior Loan, or releasing collateral therefor, frequently require the unanimous vote or consent of all lenders affected. When the Fund is a primary lender originating a Senior Loan, it may share in a fee paid by the borrower to the primary lenders. The Fund will not act as the agent, originator, or principal negotiator or administrator of a Senior Loan.
If the Fund purchases a floating rate loan as part of the original group of lenders or issues loans directly to the borrower (a loan originator/primary lender), it may also be deemed an underwriter and may be subject to underwriting liability and litigation risk. There is a risk that lenders and investors in loans can be sued by other

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creditors and shareholders of the borrowers, and may need to serve on a creditor’s committee or seek to enforce the Fund’s rights in a bankruptcy proceeding. It is possible that losses could be greater than the original loan amount and that losses could occur years after the principal and interest on the loan has been repaid.
The Fund may also make its investments in floating rate loans through structured notes or swap agreements. Investments through these instruments involve counterparty risk, i.e., the risk that the party from which such instrument is purchased will not perform as agreed.
The Fund may incur legal expense in seeking to enforce its rights under a loan, and there can be no assurance of successor a recovery in excess of the Fund’s expenditures.
Some funds limit the amount of assets that will be invested in any one issuer or in issuers within the same industry (see the “Investment Restrictions” section). For purposes of these limits, the Fund generally will treat the borrower as the “issuer” of indebtedness held by the Fund. In the case of loan participations where a bank or other lending institution serves as a financial intermediary between the Fund and the borrower, if the participation does not shift to the Fund the direct debtor-creditor relationship with the borrower, current SEC interpretations require the Fund to treat both the lending bank or other lending institution and the borrower as “issuers” for the purposes of determining whether the Fund has invested more than 5% of its total assets in a single issuer or more than 25% of its assets in a particular industry. Treating a financial intermediary as an issuer of indebtedness may restrict the Fund’s ability to invest in indebtedness related to a single financial intermediary, or a group of intermediaries engaged in the same industry, even if the underlying borrowers represent many different companies and industries. Investments in loan participations and assignments are considered to be debt obligations for purposes of the Trust’s investment restriction relating to the lending of funds or assets by the Fund.
Junior Loans. The Fund may invest in secured and unsecured subordinated loans, second lien loans and subordinated bridge loans (“Junior Loans”). Second lien loans are generally second in line in terms of repayment priority. A second lien loan may have a claim on the same collateral pool as the first lien or it may be secured by a separate set of assets, such as property, plants, or equipment. Second lien loans generally give investors priority over general unsecured creditors in the event of an asset sale. Junior Loans are subject to the same general risks inherent to any loan investment, including credit risk, market and liquidity risk, and interest rate risk. Due to their lower place in the Borrower’s capital structure and possible unsecured status, Junior Loans involve a higher degree of overall risk than Senior Loans of the same Borrower. The Fund may purchase Junior Loan interests either in the form of an assignment or a loan participation (see discussion above about “Loan Participations and Assignments”).
High Yield/High Risk Bonds
High yield/high risk bonds (“high yield bonds”) are non-investment grade high risk debt securities (high yield bonds are commonly referred to as “junk bonds”).
In general, high yield bonds are not considered to be investment grade, and investors should consider the risks associated with high yield bonds before investing in the pertinent Fund. Investment in such securities generally provides greater income and increased opportunity for capital appreciation than investments in higher quality securities, but they also typically entail greater price volatility and principal and income risk.
Investment in high yield bonds involves special risks in addition to the risks associated with investments in higher rated debt securities. High yield bonds are regarded as predominately speculative with respect to the issuer’s continuing ability to meet principal and interest payments. Certain Brady Bonds may be considered high yield bonds. For more information on Brady Bonds, see “Foreign Securities.” A severe economic downturn or increase in interest rates might increase defaults in high yield securities issued by highly leveraged companies. An increase in the number of defaults could adversely affect the value of all outstanding high yield securities, thus disrupting the market for such securities. Analysis of the creditworthiness of issuers of debt securities that are high yield bonds may be more complex than for issuers of higher quality debt securities, and the ability of the Fund to achieve its investment goal may, to the extent of investment in high yield bonds, be more dependent upon such creditworthiness analysis than would be the case if the Fund were investing in higher quality bonds.
High yield bonds may be more susceptible to real or perceived adverse economic and competitive industry conditions than investment grade bonds. The prices of high yield bonds have been found to be less sensitive to interest-rate changes than higher-rated investments, but more sensitive to adverse economic downturns or individual

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corporate developments. A projection of an economic downturn or of a period of rising interest rates, for example, could cause a decline in high yield bond prices because the advent of a recession could lessen the ability of a highly leveraged company to make principal and interest payments on its debt securities. If an issuer of high yield bonds defaults, in addition to risking payment of all or a portion of interest and principal, the Fund may incur additional expenses to seek recovery.
The Fund may purchase defaulted securities only when the Investment Manager believes, based upon analysis of the financial condition, results of operations and economic outlook of an issuer, that there is potential for resumption of income payments and the securities offer an unusual opportunity for capital appreciation. Notwithstanding the Manager’s belief about the resumption of income, however, the purchase of any security on which payment of interest or dividends is suspended involves a high degree of risk.
In the case of high yield bonds structured as zero-coupon or PIK securities, their market prices are affected to a greater extent by interest rate changes, and therefore tend to be more volatile than securities which pay interest periodically and in cash.
The secondary market on which high yield bonds are traded may be less liquid than the market for higher grade bonds. Less liquidity in the secondary trading market could adversely affect the price at which the Fund could sell a high yield bond, and could adversely affect and cause large fluctuations in the daily net asset value (“NAV”) of the Fund’s shares. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease the values and liquidity of high yield bonds, especially in a thinly-traded market. When secondary markets for high yield bonds are less liquid than the market for higher grade bonds, it may be more difficult to value the securities because such valuation may require more research, and elements of judgment may play a greater role in the valuation because there is less reliable, objective data available. See Appendix A for more information on ratings.
There are also certain risks involved in using credit ratings for evaluating high yield bonds. For example, credit ratings evaluate the safety of principal and interest payments, not the market value risk of high yield bonds. Also, credit rating agencies may fail to timely reflect events and circumstances since a security was last rated.
Convertible Securities
Convertible securities are hybrid securities that combine the investment characteristics of bonds and common stocks. Convertible securities typically consist of debt securities or preferred securities that may be converted within a specified period of time (typically for the entire life of the security) into a certain amount of common stock or other equity security of the same or a different issuer at a predetermined price. They also include debt securities with warrants or common stock attached and derivatives combining the features of debt securities and equity securities. Convertible securities entitle the holder to receive interest paid or accrued on debt, or dividends paid or accrued on preferred securities, until the security matures or is redeemed, converted or exchanged.
The Fund’s investments in convertible securities, particularly securities that are convertible into securities of an issuer other than the issuer of the convertible security, may be illiquid. The Fund’s investments in convertible securities may at times include securities that have a mandatory conversion feature, pursuant to which the securities convert automatically into common stock or other equity securities (of the same or a different issuer) at a specified date and a specified conversion ratio, or that are convertible at the option of the issuer. For issues where the conversion of the security is not at the option of the holder, the Fund may be required to convert the security into the underlying common stock even at times when the value of the underlying common stock or other equity security has declined substantially.
Asset-Backed Securities (“ABS”)
ABS, which includes CLOs, are securities that are primarily serviced by the cash flows of a discrete pool of receivables or other financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period. Asset-backed securitization is a financing technique in which financial assets, in many cases themselves less liquid, are pooled and converted into instruments that may be offered and sold in the capital markets. In a basic securitization structure, an entity, often a financial institution, originates or otherwise acquires a pool of financial assets, either directly or through an affiliate. It then sells the financial assets, again either directly or through an affiliate, to a specially created investment vehicle that issues securities “backed” or supported by those financial

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assets, which securities are ABS. Payment on the ABS depends primarily on the cash flows generated by the assets in the underlying pool and other rights designed to assure timely payment, such as liquidity facilities, guarantees or other features generally known as credit enhancements.
Mortgage-Backed Securities, including Commercial Mortgage-Backed Securities
A mortgage-backed security (“MBS”) is a type of pass-through security, which is a security representing pooled debt obligations repackaged as interests that pass income through an intermediary to investors. In the case of mortgage-backed securities, the ownership interest is in a pool of mortgage loans. Commercial mortgage-backed securities (“CMBS”) are backed by a pool of mortgages on commercial property.
U.S. Government Securities
The Fund may invest in U.S. government securities. U.S. government securities are obligations of, or guaranteed by, the U.S. government, its agencies, or instrumentalities. Treasury bills, notes, and bonds are direct obligations of the U.S. Treasury and they differ with respect to certain items such as coupons, maturities, and dates of issue. Treasury bills have a maturity of one year or less. Treasury notes have maturities of one to ten years and Treasury bonds generally have a maturity of greater than ten years. Securities guaranteed by the U.S. government include federal agency obligations guaranteed as to principal and interest by the U.S. Treasury (such as Government National Mortgage Association (“GNMA”) certificates (described below) and Federal Housing Administration (“FHA”) debentures). With guaranteed securities, the payment of principal and interest is guaranteed by the U.S. government. Direct obligations of and securities guaranteed by the U.S. government are subject to variations in market value due to, among other factors, fluctuations in interest rates and changes to the financial condition or credit rating of the U.S. government.
Securities issued by U.S. government instrumentalities and certain federal agencies are neither direct obligations of, nor guaranteed by, the U.S. Treasury. However, they involve federal sponsorship in one way or another: some are backed by specific types of collateral; some are supported by the issuer’s right to borrow from the U.S. Treasury; some are supported by the discretionary authority of the U.S. Treasury to purchase certain obligations of the issuer; others are supported only by the credit of the issuing government agency or instrumentality. These agencies and instrumentalities include, but are not limited to the Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Banks, Federal Land Banks, Farmers Home Administration, Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Bank, Farm Credit Banks, and the Tennessee Valley Authority. The maximum potential liability of the issuers of some U.S. government agencies and instrumentalities may greatly exceed their current resources, including their legal right to support from the U.S. Treasury. It is possible that these issuers will not have the funds to meet their payment obligations in the future.
Obligations of Stressed, Distressed and Bankrupt Issuers
The Fund may invest in securities and other obligations of stressed, distressed and bankrupt issuers, including debt obligations that are in covenant or payment default and equity securities of such issuers. Such debt obligations generally trade significantly below par and are considered speculative. The repayment of defaulted obligations is subject to significant uncertainties. Defaulted obligations might be repaid only after lengthy workout or bankruptcy proceedings, during which the issuer might not make any interest or other payments. Typically such workout or bankruptcy proceedings result in only partial recovery of cash payments or an exchange of the defaulted obligation for other debt or equity securities of the issuer or its affiliates, which may in turn be illiquid or speculative.
There are a number of significant risks inherent in the bankruptcy process: (i) many events in a bankruptcy are the product of contested matters and adversary proceedings and are beyond the control of the creditors. While creditors are generally given an opportunity to object to significant actions, there can be no assurance that a bankruptcy court in the exercise of its broad powers would not approve actions that would be contrary to the interests of the Fund; (ii) a bankruptcy filing by an issuer may adversely and permanently affect the issuer. The issuer may lose its market position and key employees and otherwise become incapable of restoring itself as a viable entity. If for this or any other reason the proceeding is converted to a liquidation, the value of the issuer may not equal the liquidation value that was believed to exist at the time of the investment; (iii) the duration of a bankruptcy proceeding is difficult to predict, and a creditor’s return on investment can be adversely affected by delays while the plan of reorganization is being negotiated, approved by the creditors and confirmed by the bankruptcy court and

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until it ultimately becomes effective; (iv) the administrative costs in connection with a bankruptcy proceeding are frequently high, for example, if a proceeding involves protracted or difficult litigation, or turns into a liquidation, substantial assets may be devoted to administrative costs and would be paid out of the debtor’s estate prior to any return to creditors; (v) bankruptcy law permits the classification of “substantially similar” claims in determining the classification of claims in a reorganization, and because the standard for classification is vague, there exists the risk that the Fund’s influence with respect to the class of securities or other obligations it owns can be lost by increases in the number and amount of claims in that class or by different classification and treatment; (vi) in the early stages of the bankruptcy process it is often difficult to estimate the extent of, or even to identify, any contingent claims that might be made; (vii) in the case of investments made prior to the commencement of bankruptcy proceedings, creditors can lose their ranking and priority if they exercise “domination and control” over a debtor and other creditors can demonstrate that they have been harmed by such actions; and (viii) certain claims that have priority by law (for example, claims for taxes) may be substantial.
In any investment involving securities and other obligations of stressed, distressed and bankrupt issuers, there exists the risk that the transaction involving such securities or obligations will be unsuccessful, take considerable time or will result in a distribution of cash or a new security or obligation in exchange for the stressed or distressed securities or obligations, the value of which may be less than the Fund’s purchase price of such securities or obligations. Furthermore, if an anticipated transaction does not occur, the Fund may be required to sell its investment at a loss. Given the substantial uncertainties concerning transactions involving stressed and distressed securities or obligations in which the Fund invests, there is a potential risk of loss by the Fund of its entire investment in any particular investment. Additionally, stressed and distressed securities or obligations of government and government-related issuers are subject to special risks, including the inability or unwillingness to repay principal and interest, requests to reschedule or restructure outstanding debt and requests to extend additional loan amounts.
Investments in companies operating in workout modes or under Chapter 11 of the Bankruptcy Code are also, in certain circumstances, subject to certain additional liabilities which may exceed the value of the Fund’s original investment in a company. For example, under certain circumstances, creditors who are deemed to have inappropriately exercised control over the management and policies of a debtor may have their claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. A Manager’s active management style may present a greater risk in this area than would a more passive approach. In addition, under certain circumstances, payments to the Fund and distributions by the Fund or payments on the debt may be reclaimed if any such payment is later determined to have been a fraudulent conveyance or a preferential payment.
Participation on Creditor’s Committees
The Fund may from time to time participate on committees formed by creditors to negotiate with the management of financially troubled issuers of securities held by the Fund. Such participation may subject the Fund to expenses such as legal fees and may make the Fund an “insider” of the issuer for purposes of the federal securities laws, and therefore may restrict such Fund’s ability to trade in or acquire additional positions in a particular security when it might otherwise desire to do so. Participation by the Fund on such committees also may expose the Fund to potential liabilities under the federal bankruptcy laws or other laws governing the rights of creditors and debtors. Participation on such committees is also increasingly prone to litigation and it is possible that the Fund could be involved in lawsuits related to such activities, which could expose the Fund to additional liabilities that may exceed the value of the Fund’s original investment in the company. The Fund will participate on such committees only when the Investment Manager believes that such participation is necessary or desirable to enforce the Fund’s rights as a creditor or to protect the value of securities held by the Fund. See the “Obligations of Stressed, Distressed and Bankrupt Issuers” section above.
Repurchase Agreements
The Fund may invest in repurchase agreements. A repurchase agreement is a contractual agreement whereby the seller of securities (U.S. government securities or municipal securities) agrees to repurchase the same security at a specified price on a future date agreed upon by the parties. The agreed-upon repurchase price determines the yield during the Fund’s holding period. Repurchase agreements are considered to be loans collateralized by the underlying security that is the subject of the repurchase contract. Income generated from transactions in repurchase agreements will be taxable. The Fund will only enter into repurchase agreements with

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registered securities dealers or domestic banks that, in the opinion of the Investment Manager, present minimal credit risk. The risk to the Fund is limited to the ability of the issuer to pay the agreed-upon repurchase price on the delivery date; however, although the value of the underlying collateral at the time the transaction is entered into always equals or exceeds the agreed-upon repurchase price, if the value of the collateral declines there is a risk of loss of both principal and interest. In the event of default, the collateral may be sold but the Fund might incur a loss if the value of the collateral declines, and might incur disposition costs or experience delays in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, realization upon the collateral by the Fund may be delayed or limited. The Investment Manager will monitor the value of the collateral at the time the transaction is entered into and at all times subsequent during the term of the repurchase agreement in an effort to determine that such value always equals or exceeds the agreed-upon repurchase price. In the event the value of the collateral declines below the repurchase price, Investment Manager will demand additional collateral from the issuer to increase the value of the collateral to at least that of the repurchase price, including interest.
Reverse Repurchase Agreements
Reverse repurchase agreements, among the forms of borrowing if not “covered,” involve the sale or pledge of a debt security held by the Fund to another party, such as a bank or broker-dealer, with an agreement by the Fund to repurchase the security at a stated pre-agreed-upon repurchase price, date and interest payment. Under a reverse repurchase agreement, the Fund continues to receive any principal and interest payments on the underlying security as beneficial owner during the term of the agreement.
The Fund can use the proceeds of a reverse repurchase agreement to purchase other securities for the Fund. This use of reverse repurchase agreements by the Fund creates leverage, which increases the Fund’s investment risk. If the income and gains on securities purchased with the proceeds of reverse repurchase agreements exceed the cost of the agreements, the Fund’s earnings or NAV will increase faster than otherwise would be the case; conversely, if the income and gains fail to exceed the costs, earnings or NAV would decline faster than otherwise would be the case. The Fund will typically enter into a reverse repurchase agreement when it anticipates the interest income to be earned from the investment of the proceeds of the transaction will be greater than the interest expense of the transaction incurred by the Fund. However, reverse repurchase agreements involve the risk that the market value of securities sold or pledged by the Fund declines below the pre-agreed-upon repurchase price by the Fund. Reverse repurchase agreements also subject a fund to counterparty risk (e.g., the risk that the counterparty is unable to satisfy its obligations under the reverse repurchase agreement). In connection with its compliance with Rule 18f-4 under the 1940 Act, the Fund may elect to treat all reverse repurchase transactions as derivatives transactions subject to the requirements of Rule 18f-4 applicable to derivatives transactions or comply with the 300% asset coverage requirement otherwise applicable to senior securities representing indebtedness.
Sale-Buybacks
Sale-buybacks are similar in their function and operation to a reverse repurchase agreement, both of which consist of a sale of a security by a fund to the counterparty with a simultaneous agreement to repurchase the same or substantially the same security at an agreed-up price and date. The principal difference is that in a sale-buyback the counterparty, and not the Fund, is entitled to receive any principal or interest payments made on the underlying security pending settlement of the repurchase of the underlying security, which are recorded as an interest expense to the Fund.
Duration and Portfolio Maturity
As a measure of a fixed-income security’s cash flow, duration is an alternative to the concept of “term to maturity” in assessing the price volatility associated with changes in interest rates. Generally, the longer the duration, the more volatility an investor should expect. For example, the market price of a bond with a duration of three years would be expected to decline 3% if interest rates rose 1%. Conversely, the market price of the same bond would be expected to increase 3% if interest rates fell 1%. The market price of a bond with a duration of six years would be expected to increase or decline twice as much as the market price of a bond with a three-year duration. Duration is a way of measuring a security’s maturity in terms of the average time required to receive the present value of all interest and principal payments as opposed to its term to maturity. The maturity of a security measures only the time until final payment is due; it does not take account of the pattern of a security’s cash flows over time,

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which would include how cash flow is affected by prepayments and by changes in interest rates. Incorporating a security’s yield, coupon interest payments, final maturity and option features into one measure, duration is computed by determining the weighted average maturity of a bond’s cash flows, where the present values of the cash flows serve as weights. In computing the duration of the Fund, the Investment Manager will estimate the duration of obligations that are subject to features such as prepayment or redemption by the issuer, put options retained by the investor or other imbedded options, taking into account the influence of interest rates on prepayments and coupon flows. The Investment Manager will adjust the duration and maturity of the Fund’s portfolio based on the Investment Manager’s interest rate outlook.
Prepayments
Prepayments on a pool of mortgage loans are influenced by a variety of factors, including economic conditions, changes in mortgagors’ housing needs, job transfer, unemployment, mortgagors’ net equity in the mortgage properties and servicing decisions. The timing and level of prepayments cannot be predicted. Generally, however, prepayments on adjustable rate mortgage loans and fixed rate mortgage loans will increase during a period of falling mortgage interest rates and decrease during a period of rising mortgage interest rates. Accordingly, the amounts of prepayments available for reinvestment by the Fund are likely to be greater during a period of declining mortgage interest rates. If general interest rates also decline, such prepayments are likely to be reinvested at lower interest rates than the Fund was earning on the securities that were prepaid.
Rating Agencies
Future actions of any rating agency can adversely affect the market value or liquidity of CLOs. Rating agencies rating a CLO may change their published ratings criteria or methodologies for CLOs at any time in the future. Further, such rating agencies may retroactively apply any such new standards to the ratings of the CLO securities purchased by the Fund. Any such action could result in a substantial lowering (or even withdrawal) of any rating assigned to any such CLO security, despite the fact that such CLO security might still be performing fully to the specifications set forth for such CLO security in the related transaction documents. The rating assigned to any CLO may also be lowered following the occurrence of an event or circumstance despite the fact that the related rating agency previously provided confirmation that such occurrence would not result in the rating of such CLO being lowered. Additionally, any rating agency may, at any time and without any change in its published ratings criteria or methodology, lower or withdraw any rating assigned by it to any class of CLO security. If any rating initially assigned to any CLO security is subsequently lowered or withdrawn for any reason, holders of such security may not be able to resell their security without a substantial discount. Any reduction or withdrawal to the ratings on any class of CLO security may significantly reduce the liquidity thereof and may adversely affect the CLO issuer’s ability to make certain changes to the composition of the CLO assets since the CLO’s indenture may contain restrictions on portfolio modifications that are tied to the ratings on the CLO’s securities.
A rating agency may also revise or withdraw its ratings of a CLO security as a result of a failure by the issuer or the manager of such CLO to provide it with information requested by such rating agency or comply with any of its obligations contained in the engagement letter with such rating agency, including the posting of information provided to the rating agency on a website that is accessible by rating agencies that were not hired in connection with the issuance of the CLO securities as required by law. In addition, a CLO security may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of such CLO security. Any such revision or withdrawal of a rating as a result of such a failure might adversely affect the liquidity and value of the CLO security.
CLO Warehouse Agreements
The Fund is expected to make investments prior to issuance of CLO securities during the “warehousing phase” when the CLO acquires its initial portfolio of loans. Such an investment will be subordinate to the senior lender or counterparty providing most of the warehouse financing to the CLO (and in some cases, will also be subordinate to a “mezzanine” lender to the CLO). The Fund may enter into warehouse agreements (“Warehouse Agreements”) with certain third-party collateral managers. Pursuant to such Warehouse Agreements, the Fund may provide financing, either directly or indirectly, for the purchase of assets, or may own certain assets (“Warehouse Securities”) in anticipation of such assets constituting the collateral of a CLO or other structured transaction (a “Structured Transaction”). Upon the closing of the Structured Transaction to which the Warehouse Agreement

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relates, the Fund may or may not purchase securities issued in such Structured Transaction. The Fund may not achieve its investment objective in financing the warehouse if the Warehouse Securities are not purchased in the Structured Transaction or where the Structured Transaction fails to close. A collateral manager will purchase Warehouse Securities from the warehouse for a Structured Transaction only to the extent that the collateral manager determines that such purchases are consistent with the investment guidelines of the Structured Transaction, the restrictions contained in the collateral management agreement and applicable law. If Warehouse Securities are not purchased for a Structured Transaction, depending on the terms of the Warehouse Agreement, Warehouse Securities may be liquidated, which may result in a profit or a loss to the Fund, or the Fund may take possession of the Warehouse Securities. In either case, the Fund will bear the risk that the value of such Warehouse Securities may be below their purchase price. If a Structured Transaction fails to close, in addition to the foregoing risks, the Fund may not be paid for financing the warehouse facility.
The Fund will not invest in Warehouse Agreements structured by Aristotle.
Effects of Regulation on CLO Market
Legislative or regulatory action taken by the U.S. federal government or any U.S. regulatory body, or EU regulatory body (or other authority or regulatory body) in response to economic conditions or otherwise may negatively impact the liquidity and value of CLOs. For example, the “Volcker Rule” contained in the Dodd-Frank Act, which imposes limitations on the ability of banking entities and their affiliates to invest in private investment funds such as CLO issuers, may have a substantial negative impact on the liquidity and value of CLOs. No prediction can be made as to how any modifications made to the Volcker Rule will affect the liquidity and value of CLOs purchased by the Fund.
Other Investment Companies
The Fund may invest in shares of other registered investment companies, including closed-end funds, exchange-traded funds (“ETFs”), money market mutual funds and other mutual funds in pursuit of its investment objective, in accordance with the limitations established under the 1940 Act. This may include investments in money market mutual funds in connection with the Fund’s management of daily cash positions. Investments in the securities of other investment companies may involve duplication of advisory fees and certain other expenses. By investing in another investment company, the Fund becomes a shareholder of that investment company. As a result, Fund shareholders indirectly will bear the Fund’s proportionate share of the fees and expenses paid by shareholders of the other investment company, in addition to the fees and expenses Fund shareholders directly bear in connection with the Fund’s own operations.
Section 12(d)(1)(A) of the 1940 Act generally prohibits a fund from purchasing (1) more than 3% of the total outstanding voting stock of another fund; (2) securities of another fund having an aggregate value in excess of 5% of the value of the acquiring fund; and (3) securities of the other fund and all other funds having an aggregate value in excess of 10% of the value of the total assets of the acquiring fund. There are some exceptions, however, to these limitations pursuant to certain provisions in the 1940 Act and various rules promulgated by the SEC.
ETFs
An ETF’s market price may deviate from the value of the ETF’s underlying portfolio holdings, particularly in times of market stress, with the result that investors may pay significantly more or receive significantly less than the underlying value of the ETF shares bought or sold. This can be reflected as a spread between the bid and ask prices for the ETF quoted during the day or a premium or discount in the closing price from the ETF’s NAV. An active trading market for shares of the ETF may not develop or be maintained. In times of market stress, market makers or authorized participants may step away from their respective roles in making a market in shares of the ETF and in executing purchase or redemption orders, and this could in turn lead to variances between the market price of the ETF’s shares and the underlying value of those shares. If securities underlying an ETF are traded outside of a collateralized settlement system, there are a limited number of financial institutions that may act as authorized participants that post collateral for certain trades on an agency basis (i.e., on behalf of other market participants). To the extent that those authorized participants exit the business or are unable to process creation and/or redemption orders and no other authorized participant is able to step forward to do so, there may be a significantly diminished trading market for the ETF’s shares. In addition, this could in turn lead to differences between the market price of the ETF’s shares and the underlying value of those shares. Where all or a portion of the ETF’s underlying securities

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trade in a market that is closed when the market in which the ETF’s shares are listed and trading in that market is open, there may be changes between the last quote from its closed foreign market and the value of such security during the ETF’s domestic trading day. In addition, this in turn could lead to differences between the market price of the ETF’s shares and the underlying value of those shares. In stressed market conditions, the market for an ETF’s shares may become less liquid in response to deteriorating liquidity in the markets for the ETF’s underlying portfolio holdings. This adverse effect on liquidity for the ETF’s shares in turn could lead to differences between the market price of the ETF’s shares and the underlying value of those shares. Purchases and redemptions of creation units primarily with cash, rather than through in-kind delivery of portfolio securities, may cause an ETF to incur certain costs. These costs could include brokerage costs or taxable gains or losses that it might not have incurred if it had made redemption in-kind. In addition, these costs could be imposed on the ETF, and thus decrease the ETF’s net asset value, to the extent that the costs are not offset by a transaction fee payable by an authorized participant.
Short-Term, Temporary and Cash Investments
The Fund may invest in any of the following securities and instruments:
Bank Certificates of Deposit, Bankers’ Acceptances and Time Deposits
The Fund may acquire certificates of deposit, bankers’ acceptances and time deposits. Certificates of deposit are negotiable certificates issued against funds deposited in a commercial bank for a definite period of time and earning a specified return. Bankers’ acceptances are negotiable drafts or bills of exchange, normally drawn by an importer or exporter to pay for specific merchandise, which are “accepted” by a bank, meaning in effect that the bank unconditionally agrees to pay the face value of the instrument on maturity. Certificates of deposit and bankers’ acceptances acquired by the Fund will be dollar denominated obligations of domestic or foreign banks or financial institutions which at the time of purchase have capital, surplus and undivided profits in excess of $100 million (including assets of both domestic and foreign branches), based on latest published reports, or less than $100 million if the principal amount of such bank obligations are fully insured by the U.S. government. If the Fund holds instruments of foreign banks or financial institutions, it may be subject to additional investment risks that are different in some respects from those incurred by a fund that invests only in debt obligations of U.S. domestic issuers. Such risks include future political and economic developments, the possible imposition of withholding taxes by the particular country in which the issuer is located on interest income payable on the securities, the possible seizure or nationalization of foreign deposits, the possible establishment of exchange controls or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on these securities.
Domestic banks and foreign banks are subject to different governmental regulations with respect to the amount and types of loans which may be made and interest rates which may be charged. In addition, the profitability of the banking industry depends largely upon the availability and cost of funds for the purpose of financing lending operations under prevailing money market conditions. General economic conditions as well as exposure to credit losses arising from possible financial difficulties of borrowers play an important part in the operations of the banking industry.
As a result of federal and state laws and regulations, domestic banks are, among other things, required to maintain specified levels of reserves, limited in the amount which they can loan to a single borrower, and subject to other regulations designed to promote financial soundness. However, such laws and regulations do not necessarily apply to foreign bank obligations that the Fund may acquire.
In addition to purchasing certificates of deposit and bankers’ acceptances, to the extent permitted under its investment objective and policies stated above and in its Prospectus, the Fund may make interest bearing time or other interest bearing deposits in commercial or savings banks. Time deposits are non-negotiable deposits maintained at a banking institution for a specified period of time at a specified interest rate.
Savings Association Obligations
The Fund may invest in certificates of deposit (interest bearing time deposits) issued by savings banks or savings and loan associations that have capital, surplus and undivided profits in excess of $100 million, based on latest published reports, or less than $100 million if the principal amount of such obligations is fully insured by the U.S. government.

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Commercial Paper, Short Term Notes and Other Corporate Obligations
The Fund may invest a portion of its assets in commercial paper and short term notes. Commercial paper consists of unsecured promissory notes issued by corporations. Issues of commercial paper and short term notes will normally have maturities of less than nine months and fixed rates of return, although such instruments may have maturities of up to one year.
Commercial paper and short term notes will consist of issues rated at the time of purchase “A-2” or higher by Standard & Poor’s (“S&P”), “Prime-1” by Moody’s Investors Service, Inc. (“Moody’s”), or similarly rated by another nationally recognized statistical rating organization or, if unrated, will be determined by the Investment Manager to be of comparable quality. These rating symbols are described in Appendix A to the Prospectus.
Subsidiaries
If the Investment Manager determines it to be appropriate or necessary, the Fund may form one or more wholly owned subsidiaries in one or more jurisdictions (each, a “Subsidiary,” and together, the “Subsidiaries”), each of which is expected to be treated as a corporation for U.S. federal income tax purposes. The Fund may invest either directly or indirectly through the Subsidiaries. The Fund will be the sole shareholder of any Subsidiary, and it is currently expected that shares of any Subsidiary will not be sold or offered to other investors.
The Fund typically expects to invest indirectly through the Subsidiaries if it believes it is desirable to do so to comply with the requirements for qualification as a RIC under the Code, or for corporate or other tax reasons.
The Subsidiaries will not be registered under the 1940 Act and will not be subject to all of the investor protections of the 1940 Act. In addition, changes in the laws of the United States and/or any jurisdiction in which a Subsidiary is formed could result in our inability or the inability of the Subsidiaries to operate as described in the Prospectus and this SAI and could adversely affect the Fund. The Fund’s Board of Trustees has oversight responsibility for the activities of the Fund, including the Fund’s investments in any Subsidiary, and the Fund’s role as the sole shareholder of any Subsidiary.
The assets of any Subsidiaries and the assets of the Fund, taken as a whole, will be subject to the same investment restrictions and limitations described in the Prospectus and this SAI, and the Subsidiary will be subject to the same compliance policies and procedures as the Fund. As a result, investments held through a Subsidiary will be considered in determining compliance with the investment policies and restrictions that apply to the management of the Fund, and, in particular, to the requirements relating to portfolio leverage, affiliated transactions and the timing and method of the valuation of any Subsidiary’s portfolio investments. The Subsidiary will comply with applicable requirements of the 1940 Act relating to affiliated transactions and custody of assets. The Investment Manager will manage the investments held by the Fund directly and indirectly through any Subsidiaries pursuant to a contract that complies with the 1940 Act.
Illiquid Investments and Restricted Securities
To the extent consistent with the applicable liquidity requirements for interval funds under Rule 23c-3 under the 1940 Act, the Fund may invest without limit in illiquid investments. The Investment Manager may be subject to significant delays in disposing of illiquid investments, and transactions in illiquid investments may entail registration expenses and other transaction costs that are higher than those for transactions in liquid investments. The term “illiquid investments” for this purpose means any investment that the Fund reasonably expects cannot be sold or disposed of in current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the investment.
Restricted securities are securities subject to legal or contractual restrictions on their resale, such as private placements. Such restrictions might prevent the sale of restricted securities at a time when the sale would otherwise be desirable. Under SEC regulations, certain restricted securities acquired through private placements can be traded freely among qualified purchasers. Investing in these restricted securities could have the effect of increasing the Fund’s illiquidity if qualified purchasers become, for a time, uninterested in buying these securities.
Restricted securities may be sold only (1) pursuant to SEC Rule 144A or another exemption, (2) in privately negotiated transactions or (3) in public offerings with respect to which a registration statement is in effect under the Securities Act of 1933, as amended (the “1933 Act”). Rule 144A securities, although not registered in the

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United States, may be sold to qualified institutional buyers in accordance with Rule 144A under the 1933 Act. Where registration is required, the Fund may be obligated to pay all or part of the registration expenses and a considerable period may elapse between the time of the decision to sell and the time the Fund may be permitted to sell a restricted security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Fund might obtain a less favorable price than prevailed when it decided to sell.
Illiquid investments may be difficult to value, and the Fund may have difficulty disposing of such investments promptly. The Fund does not consider non-U.S. securities to be restricted if they can be freely sold in the principal markets in which they are traded, even if they are not registered for sale in the United States.
Investment Policies:
Under normal circumstances, the Fund will invest subject to the following policies:
•The Fund will invest at least 80% of Assets in CLOs;
•The Fund will invest at least 70% of Assets in CLO Debt;
•The Fund will invest up to 30% of Assets in a combination of CLO Equity and CLO Warehouses; and
•The Fund will invest no more than 20% of Assets in CLOs managed by a single collateral manager.
The foregoing, non-fundamental policies are considered to apply only at time of purchase and will not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of an acquisition. “Assets” means net assets of the Fund plus the amount of any borrowings for investment purposes. The Fund’s investment policy to invest at least 80% of its Assets in CLOs (the “80% Policy”) is a non-fundamental investment policy. The Fund will consider both direct investments and indirect investments (e.g., investments in other investment companies that meet the 80% Policy) when determining compliance with the 80% Policy. As a result of having the 80% Policy, the Fund must provide shareholders with a notice at least sixty days prior to any change of the 80% Policy. For the purposes of the 80% Policy, the Fund is permitted to change its investment objective or 80% investment policy without a shareholder vote, provided the Fund will conduct a repurchase offer prior to the change, the Fund provides at least 60 days’ prior notice of any change in the policy in advance of the offer, the offer is not oversubscribed, and the Fund purchases shares at their net asset value.
Other Policies
Certain investment policies specifically identified in this SAI as such are considered fundamental and may not be changed without shareholder approval. See “Investment Restrictions.” All of the Fund’s other investment policies are not considered to be fundamental by the Fund and can be changed by the Board of Trustees without a vote of the shareholders.
Leverage
The Fund may use leverage in an effort to increase its returns, subject to the restrictions of the 1940 Act. The Fund may source leverage initially and throughout the life of the Fund through a number of methods including through funds borrowed from banks or other financial institutions, credit facilities, margin facilities, notes or preferred shares and leverage attributable to reverse repurchase agreements or similar transactions. The sources of leverage will vary depending on market conditions.
So long as the net income received from the Fund’s investments purchased with leverage proceeds exceeds the current expense of any leverage, the investment of the proceeds of leverage will generate more net income than if the Fund had not leveraged itself. Under these circumstances, the excess net income will be available to pay higher distributions to Common Shareholders. However, if the net income received from the Fund’s portfolio investments purchased with the proceeds of leverage is less than the current expense of any leverage, the Fund may be required to utilize other Fund assets to make interest and/or dividend payments on its leveraging instruments, which may result in a decline in Common Share NAV and reduced net investment income available for distribution to Common Shareholders.
The Fund may reduce or increase the amount of leverage based upon changes in market conditions and/or composition of the Fund’s holdings. The Fund’s leverage ratio will vary from time to time based upon such changes

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in the amount of leverage used, variations in the value of the Fund’s holdings and the levels of Common Share subscription and repurchase offer activity related to the Fund’s continuously offered interval fund structure.
The Fund may issue “senior securities” as defined under the 1940 Act. “Senior securities” have seniority over the Common Shares in regard to the income and assets of the Fund. The 1940 Act generally defines a “senior security” as any bond, debenture, note, or similar obligation or instrument constituting a security and evidencing indebtedness, and any stock of a class having priority over any other class as to distribution of assets or payment of dividends; however, the term does not include any promissory note or other evidence of indebtedness issued in consideration of any loan, extension, or renewal thereof, made for temporary purposes and in an amount not exceeding five percent of the value of the Fund’s total assets. A loan shall be presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed.
Under the 1940 Act, the Fund is not permitted to issue “senior securities” that are preferred shares if, immediately after the issuance of preferred shares, the asset coverage ratio with respect to such preferred shares would be less than 200%. With respect to any such preferred shares, asset coverage means the ratio which the value of the total assets of the Fund, less all liabilities and indebtedness not represented by senior securities, bears to the aggregate amount of senior securities representing indebtedness of the Fund plus the aggregate liquidation preference of such preferred shares.
Under the 1940 Act, the Fund is not permitted to issue “senior securities representing indebtedness” if, immediately after the issuance of such senior securities representing indebtedness, the asset coverage ratio with respect to such senior securities would be less than 300%. “Senior securities representing indebtedness” include borrowings (including loans from financial institutions) and debt securities. With respect to any such senior securities representing indebtedness, asset coverage means the ratio which the value of the total assets of the Fund, less all liabilities and indebtedness not represented by senior securities (as defined in the 1940 Act), bears to the aggregate amount of such senior securities representing indebtedness.
The Fund pays a management fee to Aristotle Pacific based on a percentage of Managed Assets. Managed Assets include the proceeds realized and managed from the Fund’s use of most types of leverage (excluding the leverage exposure attributable to the use of futures, swaps and similar derivatives). Because Managed Assets include the Fund’s net assets as well as assets that are attributable to the Fund’s investment of the proceeds of its leverage, it is anticipated that the Fund’s Managed Assets will be greater than its net assets. The Investment Manager will be responsible for using leverage to pursue the Fund’s investment objective. Aristotle Pacific will base its decision regarding whether and how much leverage to use for the Fund, and the terms of that leverage, on its assessment of whether such use of leverage is in the best interests of the Fund. However, a decision to employ or increase leverage will have the effect, all other things being equal, of increasing Managed Assets and therefore the Investment Manager’s fees. Thus, the Investment Manager may have a conflict of interest in determining whether to use or increase leverage. The Investment Manager will seek to manage that potential conflict by recommending to the Board of Trustees to leverage the Fund (or increase such leverage) only when it determines that such action would be in the best interests of the Fund, and by periodically reviewing with the Board of Trustees the Fund’s performance and the impact of the use of leverage on that performance.
If the Fund issues senior securities and the asset coverage with respect to such senior securities declines below the required ratios discussed above (as a result of market fluctuations or otherwise), the Fund may be required to sell portfolio securities when it may be disadvantageous to do so.
Certain types of leverage used by the Fund may result in the Fund being subject to certain covenants, asset coverage or other portfolio composition limits by its lenders, debt or preferred securities purchasers, rating agencies that may rate the debt or preferred securities, or reverse repurchase counterparties. Such limitations may be more stringent than those imposed by the 1940 Act and may impact whether the Fund is able to maintain its desired amount of leverage. At this time the Investment Manager does not believe that any such potential investment limitations will impede it from managing the Fund’s portfolio in accordance with its investment objective and policies.
Utilization of leverage is a speculative investment technique and involves certain risks to the Common Shareholders, including increased variability of the Fund’s net income, distributions and NAV in relation to market changes. See “Leverage,” and “Principal Risks of the Fund — Leverage Risk” in the Prospectus for additional

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information regarding leverage and related risks. If the Fund utilizes leverage, there is no assurance that it will work as planned or achieve its goals.
INVESTMENT RESTRICTIONS
Fundamental Investment Restrictions
Except as described below, the Fund, as a fundamental policy, may not, without the approval of the holders of a majority of the Fund’s outstanding Common Shares:
1.Borrow money or issue senior securities, except to the extent permitted under the 1940 Act and as interpreted, modified, or otherwise permitted from time to time by regulatory authority having jurisdiction.
2.Underwrite the securities of other issuers. This restriction does not prevent the Fund from engaging in transactions involving the acquisition, disposition or resale of its portfolio securities, regardless of whether the Fund may be considered to be an underwriter under the 1933 Act.
3.Make investments that will result in the concentration (as that term may be defined or interpreted by the 1940 Act, and the rules and regulations promulgated thereunder, as such statute, rules and regulations are amended from time to time or are interpreted from time to time by the SEC staff (collectively, the “1940 Act Laws and Interpretations”) or except to the extent that the Fund may be permitted to do so by exemptive order or similar relief (collectively, with the 1940 Act Laws and Interpretations, the “1940 Act Laws, Interpretations and Exemptions”)) of its investments in the securities of issuers primarily engaged in the same industry.
4.Purchase real estate or sell real estate unless acquired as a result of ownership of securities or other instruments.
5.Purchase or sell physical commodities except to the extent permitted by the 1940 Act and any other governing statute, and by the rules thereunder, and by the SEC or other regulatory agency with authority over the Fund.
6.Make personal loans or loans of its assets to persons who control or are under common control with the Fund, except to the extent permitted by 1940 Act Laws, Interpretations and Exemptions.
7.The Fund may, notwithstanding any other fundamental investment policy or limitation, invest all of its assets in the securities of a single open-end management investment company with substantially the same fundamental investment objective, policies and restrictions as the Fund, subject to any restrictions under the 1940 Act and the rules thereunder.
In addition, the Fund has adopted the following fundamental policies with respect to repurchase offers, which may not be changed without the approval of the holders of a majority of the Fund’s outstanding Common Shares:
(a)    The Fund will make quarterly repurchase offers pursuant to Rule 23c-3 under the 1940 Act, as it may be amended from time to time.
(b)    The Fund will repurchase shares that are tendered by a specific date (the “Repurchase Request Deadline”), which will be established by the Board in accordance with Rule 23c-3, as amended from time to time. Rule 23c-3 requires the Repurchase Request Deadline to be no less than 21 and no more than 42 days after the Fund sends notification to shareholders of the repurchase offer.
(c)    There will be a maximum fourteen (14) calendar day period (or the next business day if the 14th calendar day is not a business day) between the Repurchase Request Deadline and the date on which the Fund’s net asset value (“NAV”) applicable to the repurchase offer is determined (the “Repurchase Pricing Date”).
Under the 1940 Act, investments of more than 25% of a fund’s total assets in one or more issuers in the same industry or group of industries constitutes concentration. For purposes of the Fund’s fundamental restriction related to industry concentration, such restriction does not limit the Fund’s investments in (i) obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities, or (ii) tax-exempt obligations issued by

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governments or political subdivisions of governments. Investments in tax-exempt municipal securities where the payment of principal and interest for such securities is derived solely from a specific project associated with an issuer that is not a governmental entity or a political subdivision of a government are subject to a fund’s industry concentration policy. In complying with this restriction, the Fund will not consider a bank-issued guaranty or financial guaranty insurance as a separate security. In addition, as this restriction relates to investments in asset-backed securities (including CLOs), the Fund does not take into account, and may not have sufficient information to ascertain, the exposure to a particular industry or group of industries as a result of investing in asset-backed securities. Accordingly, the Fund takes the position that, to the extent its investments in asset-backed securities could be construed to result in a concentration of an industry or group of industries, it would not be due to any knowing or intentional exercise of a freedom of action reserved by the Fund to so concentrate. To facilitate these positions, the Fund takes the position, with respect to concentration in any particular industry or group of industries, that any asset-backed securities (including CLOs) do not represent interests in any particular industry or group of industries and the Fund’s fundamental investment policy above, with respect to concentration, does not operate to limit the ability of the Fund to purchase such securities in any amount. Further, for purposes of the Fund’s fundamental restriction related to industry concentration, the fundamental policy will be interpreted in accordance with public interpretations of the SEC and its staff pertaining to concentration from time to time. The fundamental policy will be interpreted to give broad authority to the Fund as to how to classify issuers within or among either industries or groups of related industries. The Fund currently utilizes any one or more industry classifications used by one or more widely recognized market indexes or rating group indexes, and/or as defined by the Investment Manager. To the extent sufficient information is reasonably available, the Fund will consider the holdings of an underlying registered investment company in applying its concentration policy.
For the purposes of the Fund’s fundamental restriction related to real estate, such restriction does not prevent the Fund from investing in issuers that invest, deal or otherwise engage in transactions in real estate or interests therein, or investing in securities that are secured by real estate or interests therein.
For purposes of the Fund’s fundamental restriction regarding loans, such restriction does not prevent the Fund from, among other things, purchasing debt obligations, entering into repurchase agreements, loaning its assets to broker-dealers or institutional investors, or investing in loans, including assignments and participation interests.
For purposes of the Fund’s fundamental restriction related to physical commodities, the Fund is currently permitted to invest in futures, swaps and other instruments on physical commodities and the 1940 Act does not prohibit a fund from owning commodities or contracts related to commodities. The extent to which the Fund can invest in futures, swaps and other instruments on physical commodities, and/or commodities or contracts related to commodities, is set out in the investment strategies described in the Fund’s Prospectus, this SAI, and as permitted by the Fund’s fundamental restriction.
For purposes of the Fund’s fundamental restriction related to real estate above, the 1940 Act does not prohibit a fund from owning real estate. The extent to which the Fund can invest in real estate is set out in the investment strategies described in the Fund’s Prospectus or this SAI.
For purposes of the Fund’s fundamental restriction related to senior securities above, the 1940 Act prohibits a fund from issuing a “senior security,” which is generally defined as any bond, debenture, note, or similar obligation or instrument constituting a security and evidencing indebtedness, or any stock of a class having priority over any other class of the Fund’s shares with respect to the payment of dividends or the distribution of Fund assets, except in compliance with certain asset coverage and other requirements.
For purposes of the Fund’s fundamental restriction related to loans made by the Fund above, current SEC staff interpretations under the 1940 Act prohibit a fund from lending more than one-third of its total assets.
Investment of all the Fund’s assets in the securities of a single open-end management investment company are subject to any restrictions under the 1940 Act, and rules thereunder.
In addition, the Fund has adopted the following fundamental policies with respect to repurchase offers, which may not be changed without the approval of the holders of a majority of the Fund’s outstanding Common Shares:

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(a)    The Fund will make quarterly repurchase offers pursuant to Rule 23c-3 under the 1940 Act, as it may be amended from time to time.
(b)    The Fund will repurchase shares that are tendered by a specific date (the “Repurchase Request Deadline”), which will be established by the Board in accordance with Rule 23c-3, as amended from time to time. Rule 23c-3 requires the Repurchase Request Deadline to be no less than 21 and no more than 42 days after the Fund sends notification to shareholders of the repurchase offer.
(c)    There will be a maximum fourteen (14) calendar day period (or the next business day if the 14th calendar day is not a business day) between the Repurchase Request Deadline and the date on which the Fund’s NAV applicable to the repurchase offer is determined (the “Repurchase Pricing Date”).
Non-Fundamental Investment Restrictions
Non-fundamental investment restrictions may be changed without shareholder approval.
1.In complying with the fundamental investment restriction regarding borrowing money and issuing senior securities, the Fund may borrow money in an amount not exceeding 33 1/3% of its total assets (including the amount borrowed) less liabilities (other than borrowings).
2.The Fund may not acquire any securities of other investment companies, except as permitted by the 1940 Act and the rules, regulations and any applicable exemptive order issued thereunder.
For purposes of the Fund’s fundamental and non-fundamental policies, “assets” means net assets, plus the amount of any borrowings for investment purposes.
It is the intention of the Fund, unless otherwise indicated, that with respect to the Fund’s policies that are a result of application of law, the Fund will take advantage of the flexibility provided by rules or interpretations of the SEC or its staff currently in existence or promulgated in the future, or changes to such laws.
Other Information Regarding Investment Restrictions
Subject to the Fund’s self-imposed limitations, if any, as they may be amended from time to time, the Fund interprets its policies with respect to leverage and borrowing, issuing senior securities, and lending to permit such activities as may be lawful for the Fund, to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to exemptive order of the SEC.
Currently, under the 1940 Act, the Fund may generally not lend money or property to any person, directly or indirectly, if such person controls or is under common control with the Fund, except for a loan from the Fund to a company that owns all the outstanding securities of the Fund, except directors’ and qualifying shares.
The phrase “shareholder approval,” as used in the Prospectus and this SAI, and the phrase a “majority of the outstanding,” when used with respect to particular shares of the Fund (whether voting together as a single class or voting as separate classes), means (i) 67% or more of such shares present at a meeting, if the holders of more than 50% of such shares are present or represented by proxy, or (ii) more than 50% of such shares, whichever is less.
Unless otherwise indicated, all limitations applicable to the Fund’s investments (as stated above and elsewhere in this SAI or in the Prospectus) apply only at the time a transaction is entered into. Any subsequent change in the percentage of the Fund’s assets invested in certain securities or other instruments resulting from market fluctuations or other changes in the Fund’s total assets, will not require the Fund to dispose of an investment.
Under the Fund’s policy in paragraph (4) above in “Fundamental Investment Restrictions,” for example, where the Fund purchases a loan or other security secured by real estate or interests therein, in the event of a subsequent default, foreclosure or similar event, the Fund may take possession of and hold the underlying real estate in accordance with its rights under the initial security and subsequently sell or otherwise dispose of such real estate.
Under the 1940 Act, a “senior security” does not include any promissory note or evidence of indebtedness where such loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the issuer at the time the loan is made. A loan is presumed to be for temporary purposes if it is repaid within 60 days and is not extended or renewed.

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For purposes of applying the terms of the Fund’s policy in paragraph (3) above in “Fundamental Investment Restrictions” (the “industry concentration policy”), the Fund would be deemed to “concentrate” in a particular industry if it invested more than 25% of its total assets in that industry. For purposes of the industry concentration policy, the Investment Manager will, on behalf of the Fund, make reasonable determinations as to the appropriate industry classification to assign to each security or instrument in which the Fund invests. The definition of what constitutes a particular “industry” is an evolving one, particularly for industries or sectors within industries that are new or are undergoing rapid development. Some securities could reasonably fall within more than one industry category. The Fund’s industry concentration policy does not preclude it from focusing investments in issuers in a group of related industry sectors (such as different types of utilities). For purposes of the industry concentration policy, a foreign government is considered to be an industry, although currency positions are not considered to be an investment in a foreign government for these purposes. Securities that are issued or guaranteed as to principal or interest by the U.S. government or its agencies or instrumentalities are not subject to the Fund’s industry concentration policy, by virtue of the exclusion from that test available to all U.S. government securities.
To the extent sufficient information is reasonably available, the Fund will consider the holdings of an underlying registered investment company in applying its concentration policy.
From time to time, the Fund may voluntarily participate in actions (for example, rights offerings, conversion privileges, exchange offers, credit event settlements, etc.) including, but not limited to, where the issuer or counterparty offers securities or instruments to holders or counterparties, such as the Fund, and the acquisition is determined to be beneficial to Fund shareholders (“Voluntary Action”). Notwithstanding any percentage investment limitation listed under this “Investment Restrictions” section or any percentage investment limitation of the 1940 Act or rules thereunder, if the Fund has the opportunity to acquire a permitted security or instrument through a Voluntary Action, and the Fund will exceed a percentage investment limitation following the acquisition, it will not constitute a violation if, prior to the receipt of the securities or instruments and after announcement of the offering, the Fund sells an offsetting amount of assets that are subject to the investment limitation in question at least equal to the value of the securities or instruments to be acquired.
Unless otherwise indicated, all percentage limitations on Fund investments (as stated throughout this SAI or in the Prospectus) that are not (i) specifically included in this “Investment Restrictions” section; or (ii) imposed by the 1940 Act, rules thereunder, the Internal Revenue Code of 1986, as amended (the “Code”) or related regulations (the “Elective Investment Restrictions”), will apply only at the time of investment unless the acquisition is a Voluntary Action. The percentage limitations and absolute prohibitions with respect to Elective Investment Restrictions are not applicable to the Fund’s acquisition of securities or instruments through a Voluntary Action.
The Fund may engage in roll-timing strategies where the Fund seeks to extend the expiration or maturity of a position, such as a forward contract, futures contract or to-be-announced (“TBA”) transaction, on an underlying asset by closing out the position before expiration and contemporaneously opening a new position with respect to the same underlying asset that has substantially similar terms except for a later expiration date. Such “rolls” enable the Fund to maintain continuous investment exposure to an underlying asset beyond the expiration of the initial position without delivery of the underlying asset. Similarly, the Fund may “roll” an existing OTC swap agreement by closing out the position before expiration and contemporaneously entering into a non-OTC swap agreement on the same underlying asset with substantially similar terms except for a later expiration date, regardless of whether zero, one or both legs of the roll are cleared. These types of new positions opened contemporaneous with the closing of an existing position on the same underlying asset with substantially similar terms are collectively referred to as “Roll Transactions.” Elective Investment Restrictions (defined in the preceding paragraph), which normally apply at the time of investment, do not apply to Roll Transactions (although Elective Investment Restrictions will apply to the Fund’s entry into the initial position). In addition, and notwithstanding the foregoing, for purposes of this policy, those non-fundamental investment restrictions that are considered Elective Investment Restrictions for purposes of the policy on Voluntary Actions (described in the preceding paragraph) are also Elective Investment Restrictions for purposes of this policy on Roll Transactions. The Fund will test for compliance with Elective Investment Restrictions at the time of the Fund’s initial entry into a position, but the percentage limitations and absolute prohibitions set forth in the Elective Investment Restrictions are not applicable to the Fund’s subsequent acquisition of securities or instruments through a Roll Transaction.

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MANAGEMENT OF THE FUND
Trustees and Officers
The business of the Fund is managed under the oversight of the Board. Subject to the provisions of the Fund’s Agreement and Declaration of Trust, as may be amended from time to time (the “Declaration”), its Bylaws, as may be amended from time to time (the “Bylaws”), and Delaware law, the Trustees have all powers necessary and convenient to carry out their responsibilities, including the election and removal of the Fund’s officers.
Board Leadership Structure. The Board has structured itself in a manner that it believes allows it to perform its oversight function effectively. The Board is currently composed of four Trustees, all of whom are not “interested persons” of the Fund (as that term is defined by Section 2(a)(19) of the 1940 Act) (the “Independent Trustees”). The Board has established two standing committees, an Audit Committee and a Nominating and Governance Committee, each of which are discussed in greater detail under “Committees of the Board of Trustees” below. Each of the Audit Committee and the Nominating and Governance Committee is composed entirely of Independent Trustees.
The Board Chair, Jeannette L. Lewis, is an Independent Trustee.
In accordance with the fund governance standards prescribed under the 1940 Act, the Independent Trustees on the Nominating and Governance Committee select and nominate all candidates for Independent Trustee positions. Each Trustee was appointed to serve on the Board because of such Trustee’s experience, qualifications, attributes, and skills as set forth in the subsection “Trustee Qualifications” below.
The Board reviews its structure regularly considering the characteristics and circumstances of the Fund, including: the unaffiliated nature of the Investment Manager; the net assets of the Fund; the committee structure of the Fund; and the independent distribution arrangement of the Fund.
Given the specific characteristics and circumstances of the Fund as described above, the Fund has determined that the Board’s leadership structure is appropriate.
Given the specific characteristics and circumstances of the Fund as described above, the Fund has determined that the Board’s leadership structure is appropriate.
Risk Oversight. The Fund has retained the Investment Manager to provide investment advisory services. The Investment Manager and the Fund’s other service providers have adopted policies, processes, and procedures to identify, assess and manage different types of risks associated with the Fund’s activities. The Board oversees the performance of these functions by the Investment Manager and the Fund’s other service providers, both directly and through the committee structure it has established. The Board receives from the Investment Manager and other service providers a wide range of reports, both on a regular and as-needed basis, relating to the Fund’s activities and to the actual and potential risks of the Fund. These include reports on investment and market risks, custody and valuation of Fund assets, compliance with applicable laws, and the Fund’s financial accounting and reporting. The Board also regularly receives, from the Fund’s principal underwriter or Investment Manager, reports regarding distribution, sales and marketing of the Fund’s shares. In addition, the Board meets periodically with the individual portfolio managers of the Fund or their delegates to receive reports regarding the portfolio management of the Fund and its performance, including its investment risks.
In addition, the Board has appointed a Chief Compliance Officer (“CCO”). The CCO oversees the development of compliance policies and procedures that are reasonably designed to prevent violations of the federal securities laws (“Compliance Policies”). The CCO reports directly to the Independent Trustees, interacts with individuals within the Investment Manager’s organization, and will provide presentations to the Board at its quarterly meetings and an annual report on the application of the Compliance Policies. The Board will periodically discuss relevant risks affecting the Fund with the CCO at these meetings. The Board has approved the Compliance Policies and reviews the CCO’s reports. Further, the Board annually reviews the sufficiency of the Compliance Policies, as well as the appointment and compensation of the CCO.
The Board recognizes that the reports it will receive concerning risk management matters are, by their nature, typically summaries of the relevant information. Moreover, the Board recognizes that not all risks that may affect the Fund can be identified in advance; that it may not be practical or cost-effective to eliminate or mitigate

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certain risks; that it may be necessary to bear certain risks (such as investment-related risks) in seeking to achieve the Fund’s investment objective; and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness.
The Trustees and officers of the Fund, their year of birth, the positions they hold with the Fund, their term of office and length of time served, a description of their principal occupations during the past five years, the number of portfolios in the Fund Complex (as defined below) that the Trustee oversees and any other public company directorships held by the Trustee are listed in the two tables immediately following. Except as shown, each Trustee’s and officer’s principal occupation and business experience for the last five years have been with the employer(s) indicated, although in some cases the Trustee may have held different positions with such employer(s).
The charts below identify the Trustees and executive officers of the Fund. Unless otherwise indicated, the address of all persons below is c/o U.S. Bank Global Fund Services, 615 East Michigan Street, Milwaukee, Wisconsin 53202.
Trustees

Name and Year of Birth	Position(s) Held with the Fund	Term of Office and Length of Time Served(1)	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee(2)	Other Directorships Held by Trustee During the Past 5 Years
Independent Trustees(3)
P. Bradley Adams Year of Birth: 1960	Trustee	Indefinite Term; Since November 2025	Managing Director of Fund Operations, TortoiseEcofin Investments, LLC (2005–2024)	1	Rockefeller Municipal Opportunities Fund (since 2024); Regan Capital Alternative Income Fund (since 2025); and LibreMax Asset-Backed Income Fund (since 2025)
Stephen P. Ban Year of Birth: 1962	Trustee	Indefinite Term; Since November 2025	Adjunct Professor, Quinlan School of Business, Loyola University of Chicago (since 2022); Senior Advisor, Corporate Coalition of Chicago (2020–2025); Managing Director, Investment Solutions, Hightower Advisors, LLC, (2021-2022); Senior Managing Director, Business Development and Portfolio Advisory, Nuveen (2009–2020)	1	Rockefeller Municipal Opportunities Fund (since 2024); Regan Capital Alternative Income Fund (since 2025); and LibreMax Asset-Backed Income Fund (since 2025)

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Name and Year of Birth	Position(s) Held with the Fund	Term of Office and Length of Time Served(1)	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee(2)	Other Directorships Held by Trustee During the Past 5 Years
Jeannette L. Lewis Year of Birth: 1963	Trustee	Indefinite Term; Since November 2025	Founder, J Lewis Consulting Services, L.L.C. (since 2024); Associate General Counsel, William Blair & Company, L.L.C. (October 2014–September 2023)	1
Rockefeller Municipal Opportunities Fund (since 2024); Origin Real Estate Credit Fund (since 2025); Regan Capital Alternative Income Fund (since 2025); and LibreMax Asset-Backed Income Fund (since 2025)

Marie C. Winters Year of Birth: 1952	Trustee	Indefinite Term; Since November 2025	Senior Vice President, Co-Head of Corporate Credit Research, Northern Trust Asset Management (2014–2022)	1	Rockefeller Municipal Opportunities Fund (since 2024); Regan Capital Alternative Income Fund (since 2025); and LibreMax Asset-Backed Income Fund (since 2025)
(1) Under the Fund’s Declaration, a Trustee serves during the continued lifetime of the Fund until he or she dies, retires, resigns or is removed, or, if sooner, until the election and qualification of such Trustee’s successor.
(2) The term “Fund Complex” as used herein includes the Fund and any other registered investment company (i) that holds itself out to investors as a related company for purposes of investment and investor services; or (ii) for which the Investment Manager, or an affiliate of the Investment Manager, serves as primary investment adviser.
(3) “Independent Trustees” are those Trustees who are not “interested persons” of the Fund (as defined in Section 2(a)(19) of the 1940 Act).

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Officers

Name and Year of Birth	Position(s) Held with Fund	Term of Office and Length of Time Served(1)	Principal Occupation(s) During the Past 5 Years
Benjamin J. Eirich Year of Birth: 1981	President and Principal Executive Officer	Indefinite Term; Since November 2025	Vice President, U.S. Bank Global Fund Services (2005–present)
Alyssa M. Bernard Year of Birth: 1988	Secretary	Indefinite Term; Since November 2025	Vice President, U.S. Bank Global Fund Services (2025–present and 2021–2023); General Counsel, Empowered Funds, LLC (2023–2025); Assistant Vice President, U.S. Bank Global Fund Services (2018–2021)
Mark S. Spencer Year of Birth: 1960	Treasurer and Principal Financial Officer	Indefinite Term; Since November 2025	Assistant Vice President, U.S. Bank Global Fund Services (2022–present); Assistant Treasurer for Foresters Investment Management Company (1986–2020); Independent Consultant (financial services) (2020)
Diane K. Miller Year of Birth: 1972	Chief Compliance Officer and Anti-Money Laundering Compliance Officer	Indefinite Term; Since November 2025	Vice President, U.S. Bank Global Fund Services (2023–present); Chief Compliance Officer, Christian Brothers Investment Services (2017–2022)
Zachary C. Stone Year of Birth: 1997	Assistant Treasurer	Indefinite Term; Since November 2025	Officer, U.S. Bank Global Fund Services (2022–present); Mortgage Loan Closer, UW Credit Union (2020–2022)
(1) Under the Bylaws, an officer serves until such Trustee’s successor is elected or qualified, or until he or she sooner resigns or is removed. Officers hold office at the pleasure of the Trustees.
Each of the Fund’s executive officers is an “interested person” of the Fund (as defined in Section 2(a)(19) of the 1940 Act) because of such executive officer’s position(s) set forth in the table above.
Trustee Qualifications
The Board believes that each of the Trustees has the qualifications, experience, attributes, and skills appropriate to such Trustee’s service as a Trustee of the Fund considering the Fund’s business and structure. The Trustees have substantial business and professional backgrounds that indicate they can critically review, evaluate and assess information provided to them. Certain of these business and professional experiences are set forth in detail in the table above. The Board annually conducts a “self-assessment” wherein the effectiveness of the Board and the individual Trustees is reviewed.
Many of the Trustees’ qualifications to serve on the Board involve intangible elements, such as intelligence, integrity, work ethic, the ability to work together, the ability to communicate effectively, the ability to exercise judgment, the ability to ask incisive questions, and commitment to shareholder interests. The Board has determined that the Trustees have the appropriate attributes and experience to serve effectively as Trustees of the Fund. The Board considered, among other factors, the particular types of attributes and experience of each Trustee described below:
P. Bradley Adams — Mr. Adams’ experience as a senior executive and an investment professional of an investment adviser, as Chief Executive Officer and Investment Committee member for closed-end and interval funds, and as Chief Financial Officer, Treasurer and Principal Accounting Officer for closed-end funds, as well as his experience as a mutual fund trustee.

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Stephen P. Ban — Mr. Ban’s experience as a senior executive of an investment adviser, as a senior executive of a wealth management firm, and as a professor of finance, as well as his experience as a senior advisor of a non-profit organization.
Jeannette L. Lewis — Ms. Lewis’ professional training and experience as an attorney, as well as her experience as an entrepreneur and consultant in the financial services industry and as legal counsel to investment advisers.
Marie C. Winters — Ms. Winters’ experience as a senior executive and an investment professional of an investment adviser.
Committees of the Board of Trustees
Audit Committee. The Fund has an Audit Committee, which is composed of Messrs. Adams and Ban and Mses. Lewis and Winters, each of whom is an Independent Trustee. The Audit Committee (1) provides oversight with respect to the Fund’s accounting and financial reporting policies and procedures, the integrity of the Fund’s financial statements, the independent registered public accounting firm’s qualifications, independence and performance, and the internal audit function; (2) determines the selection of the independent registered public accounting firm for the Fund; (3) approves all audit and permissible non-audited services that are provided to the Fund by the independent registered public accounting firm; and (4) approves certain non-audit services provided by the independent registered public accounting firm to the Investment Manager and certain affiliated entities. P. Bradley Adams serves as the Audit Committee Chair and is designated as the Audit Committee’s “audit committee financial expert.” Because the Fund has not yet commenced operations, the Audit Committee has not yet met or taken any action with respect to the Fund as of the date of this SAI.
Nominating and Governance Committee. The Fund has a Nominating and Governance Committee, which is composed of Messrs. Adams and Ban and Mses. Lewis and Winters, each of whom is an Independent Trustee. The Nominating and Governance Committee is responsible for selecting individuals who would qualify to serve as Independent Trustees, nominating trustees for Board membership, reviewing committee membership, reviewing insurance arrangements, reviewing Independent Trustee compensation and overseeing the administration of Board governance policies. The Nominating and Governance Committee considers criteria for selecting candidates sufficient to identify a diverse group of qualified individuals to serve as trustees.
The Nominating and Governance Committee will consider trustee nominees recommended by shareholders for vacancies or newly created trustee positions on the Board. Recommendations by shareholders for consideration by the Nominating and Governance Committee should be sent in writing to the Fund, to the attention of the Secretary of the Fund, at the address of the principal executive offices of the Fund (a “Shareholder Recommendation”). The procedures a shareholder must follow to submit a Shareholder Recommendation, as well as the required information to be included in a Shareholder Recommendation, are set forth in Appendix A to the Fund’s Nominating and Governance Committee Charter, which is attached as Appendix A to this SAI. Shareholder Recommendations will be accepted on an ongoing basis and such recommendations will be kept on file for consideration when there is a vacancy or a newly created trustee position on the Board.
Marie C. Winters serves as the Nominating and Governance Committee Chair. Because the Fund has not yet commenced operations, the Nominating and Governance Committee has not yet met or taken any action with respect to the Fund as of the date of the SAI.
Securities Ownership
For each Trustee, the following table discloses the dollar range of equity securities in the Fund beneficially owned by the Trustee and, on an aggregate basis, in any registered investment companies overseen by the Trustee within the Fund’s family of investment companies as of December 31, 2025:

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Name of Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Independent Trustees
P. Bradley Adams	None	None
Stephen P. Ban	None	None
Jeanette L. Lewis	None	None
Marie C. Winters	None	None
To the Fund’s knowledge, as of the date of this SAI, the Trustees and their immediate family members did not own securities beneficially in an investment adviser or principal underwriter of the Fund, or a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with an investment adviser or principal underwriter of the Fund.
The Fund had not commenced operations as of the date of this SAI; accordingly, the Fund’s officers and Trustees did not own any outstanding Common Shares. Prior to the date of this SAI, there were no Common Shares outstanding.
Trustees’ Compensation
Each Independent Trustee receives an annual retainer of $14,000 for such Trustee’s service on the Board of the Fund, payable quarterly; the Independent Board Chair receives an additional annual retainer of $2,500, payable quarterly; the Audit Committee Chair receives an additional annual retainer of $1,500, payable quarterly; and the Nominating and Governance Committee Chair receives an additional annual retainer of $1,000, payable quarterly. The Fund has no employees.
The Trustees do not currently receive any pension or retirement benefits from the Fund or the Fund Complex.
Codes of Ethics
The Fund and the Investment Manager have each adopted a code of ethics under Rule 17j-1 under the 1940 Act. These codes permit personnel subject to the codes to invest in securities, including securities that may be purchased or held by the Fund. The codes of ethics are available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov. The Fund’s principal underwriter is not required to adopt a code of ethics pursuant to the exception provided in Rule 17j-1(c)(3) under the 1940 Act.
PORTFOLIO MANAGERS
Other Accounts Managed
The portfolio managers who are jointly and primarily responsible for the day-to-day management of the Fund also manage the other registered investment companies, other pooled investment vehicles and/or other accounts indicated below. The following table identifies, as of the date of this SAI: (i) the number of other registered investment companies, pooled investment vehicles and other accounts managed by the portfolio managers (exclusive of the Fund); and (ii) the total assets of such other companies, vehicles and accounts, and the number and total assets of such companies, vehicles and accounts with respect to which the management fee is based on performance. Information is provided as of December 31, 2025 unless otherwise indicated:

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	Total Number of Other Accounts	Total Assets of All Other Accounts	Number of Other Accounts Paying a Performance Fee	Total Assets of Other Accounts Paying a Performance Fee
C. Robert Boyd
Registered Investment Companies	3	$1,361,371,384	0	$0
Other Pooled Investment Vehicles	1	$100,839,937	1	$100,839,937
Other Accounts	16	$9,351,305,278	10	$3,998,982,141
Ying Qiu
Registered Investment Companies	9	$5,377,807,095	0	$0
Other Pooled Investment Vehicles	2	$158,382,246	1	$100,839,937
Other Accounts	26	$6,980,005,792	0	$0
Andrew Ross
Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	1	$100,839,937	1	$100,839,937
Other Accounts	7	$5,406,870,991	0	$0
Conflicts of Interest
Aristotle Pacific may manage client assets with similar investment strategies, creating the potential for conflicts of interest as the fees for managing client accounts may differ from one another. As a registered investment adviser and a fiduciary, Aristotle Pacific exercises due care to ensure that investment opportunities are allocated equitably among all participating clients.
In general, investment decisions for each client will be made independently from those of other clients, with specific reference to the individual needs and objectives of each client. Different account guidelines and/or differences within particular investment strategies may lead to the use of different investment practices for client accounts within a similar investment strategy. In addition, Aristotle Pacific will not necessarily purchase or sell the same securities at the same time or in the same proportionate amounts for all accounts, particularly if different accounts have materially different amounts of capital under management by Aristotle Pacific or different amounts of investable cash available. As a result, although Aristotle Pacific manages multiple accounts with similar or identical investment goals, or may manage accounts with different objectives that trade in the same securities, the portfolio management decisions relating to these accounts, and the performance resulting from such decisions, may differ from account to account. Aristotle Pacific has implemented policies and procedures to address trade allocation and aggregation decisions. These policies and procedures seek to ensure fair and equitable treatment of all participating clients over time. The policies and procedures include compliance monitoring and oversight of allocation and aggregation practices.
Portfolio Manager Compensation
The overall objective of the compensation program for portfolio managers is for Aristotle Pacific to attract competent and expert investment professionals and to retain them over the long-term. Compensation is comprised of several components which, in the aggregate, are designed to achieve these objectives and to reward the portfolio managers for their contributions to the success of their clients and Aristotle Pacific. Aristotle Pacific’s portfolio managers are generally compensated with a base salary, discretionary year-end bonuses, and, in certain circumstances, equity. Their discretionary bonuses are determined by senior management based on a subjective evaluation of, for example but without limitation, their contribution to the performance of the Funds and other accounts that they manage, their contributions to the quality of research and investment ideas generated by Aristotle Pacific, an individual’s contribution to company objectives, and the overall financial condition of the firm. Equity participation is determined by senior management based on each professional’s contribution to long-term performance. Compensation is not specifically based on assets under management.

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Securities Ownership
As of the date of this SAI, the portfolio managers did not own shares of the Fund.
Proxy Voting Policies and Procedures
The Board has adopted Proxy Voting Policies and Procedures (the “Policies”) on behalf of the Fund which delegate the responsibility for voting proxies to the Investment Manager, subject to the Board’s oversight. The Policies require that the Investment Manager vote proxies received in a manner consistent with the best interests of the Fund. The Policies also require the Investment Manager to present to the Board, at least annually, the Investment Manager’s Policies and a report on the resolution of all proxies identified by the Investment Manager as involving a conflict of interest.
The Investment Manager generally will vote such proxies when they arise. To the extent the Investment Manager determines that it is in the best interest of clients to abstain from voting, the Investment Manager CCO will document the basis for such decisions.
The Investment Manager will make all preliminary determinations as to how to vote proxies related to securities in the portfolio. The Investment Manager will analyze the merits of each proxy to determine how the Investment Manager should vote. The Investment Manager will determine if there are any potential conflicts of interest raised by voting recommendations. Examples of potential conflicts of interest include:
•Voting in accordance with the Investment Manager’s recommendation where the proxy company or one of its benefit plans has an institutional separate account relationship with the Investment Manager or a large investment in one of the Investment Manager’s investment funds;
•The Investment Manager having a material business relationship with a proponent of a proxy proposal, participants in a proxy contest or directors or nominee directors of a portfolio company; and
•An employee of the Investment Manager having a personal interest in the outcome of a particular proxy proposal.
•If a conflict is perceived to be material, the Investment Manager may resolve such conflict by delegating the voting decision to an independent third party or otherwise in accordance with its procedures.
When available, information on how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 will be available (1) without charge, upon request, by calling 855-522-4385, (2) at www.aristotlepacific.com/cef or (3) on the SEC’s website at www.sec.gov.
The Proxy Voting Policy of the Investment Manager is set forth in Appendix B.
DISTRIBUTION OF FUND SHARES
Foreside Financial Services, LLC, a wholly owned subsidiary of Foreside Financial Group, LLC (dba ACA Group) (the “Distributor”), is the principal underwriter and distributor of the Fund’s shares pursuant to a distribution agreement (the “Distribution Agreement”) with the Fund. The Distributor, located at 190 Middle Street, Suite 301, Portland, Maine 04101, is a broker-dealer registered with the SEC and is a member of FINRA. All account inquiries should be mailed to the Fund’s transfer agent and should not be mailed to the Distributor.
The Distributor acts as the distributor of Common Shares for the Fund on a best-efforts basis (meaning the Distributor shall use commercially reasonable efforts to distribute the Common Shares), subject to various conditions, pursuant to the terms of the Distribution Agreement. The Distributor is not obligated to sell any specific amount of Common Shares of the Fund. Common Shares of the Fund are continuously offered through the Distributor. As discussed below, the Fund may authorize one or more intermediaries (e.g., broker-dealers and other financial firms) to receive orders on its behalf. The Common Shares will be offered at NAV per share (plus any applicable sales charge) calculated each regular business day. Please see “Net Asset Value” below.
The Fund and the Distributor each reserve the right, in their sole discretion, to suspend the offering of shares of the Fund or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Fund or for other reasons such as compliance with anti-money laundering or sanctions obligations and requirements.

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The Fund generally does not offer or sell its shares outside of the United States, except to certain investors in approved jurisdictions and in conformity with local legal requirements.
Common Shares are not listed for trading on any securities exchange. There is currently no secondary market for the Common Shares and the Fund does not anticipate that a secondary market will develop for its Common Shares. Investors should consider Common Shares of the Fund to be an illiquid investment. Neither the Investment Manager nor the Distributor intends to make a market in the Common Shares.
The Distribution Agreement became effective upon the Distributor’s commencement of services as the principal underwriter of the Fund for the distribution of Shares of the Fund and will continue in effect for an initial two-year term. Thereafter, the Distribution Agreement continues in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund or a majority of the Board and (ii) the vote of a majority of the Independent Trustees of the Fund, cast in person at a meeting called for the purpose of voting on such approval.
Pursuant to the Distribution Agreement, the Fund has agreed to indemnify the Distributor and certain of the Distributor’s affiliates against certain liabilities, including certain liabilities arising under the 1933 Act. Pursuant to the Distribution Agreement, and to the extent consistent with applicable law, the Distributor has agreed to indemnify the Fund and each Trustee against certain liabilities, including certain liabilities under the 1933 Act and in connection with the services rendered to the Fund.
Share Classes
The Fund has been granted exemptive relief by the SEC that permits the Fund to issue multiple classes of its shares and to impose distribution and shareholder servicing fees. The Fund has adopted a multiple class plan pursuant to Rule 18f-3 under the 1940 Act. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 18f-3 as a condition of the exemptive relief. Under the multiple class plan, shares of each class of the Fund represent an equal pro rata interest in the Fund and, generally, have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class has a different designation; (b) each class of shares bears any class-specific expenses; and (c) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class, and shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that class.
Each share class represents an investment in the same portfolio of investments, but each class has its own expense structure and arrangements for shareholder services or distribution, which allows you to choose the class that best fits your situation and eligibility requirements.
Class I Shares: The minimum initial investment is $100,000 per account.
Class I-2 Shares: The minimum initial investment is $2,500 per account.
Distribution and Servicing Plans
The Fund has adopted a plan pursuant to Rule 12b-1 for the Fund’s Class I-2 Shares that would allow the Fund to pay fees for the sale, distribution and servicing of its Class I-2 Shares (the “Distribution and Service Plan”). The Distribution and Service Plan provides for a distribution and shareholder servicing fee of up to 0.75% of the Class I-2 Shares’ average daily net assets (0.25% is characterized as a “shareholder service fee” and the remaining portion is characterized as a “distribution fee”). Because these fees are paid out over the life of the Fund’s Class I-2 Shares, over time, these fees (to the extent they are accrued and paid) would increase the cost of your investment and may cost you more than paying other types of sales charges. Class I Shares of the Fund are not subject to the distribution and shareholder servicing fee.
The Fund has policies and procedures in place for the monitoring of payments to broker-dealers and other financial intermediaries for distribution-related and non-distribution activities such as sub-transfer agent, administrative, and other shareholder servicing services.

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Additional Payments to Dealers
If you purchase Common Shares of the Fund through a broker-dealer or other financial intermediary (such as a bank), the Fund and its related companies may pay the intermediary for the sale of Common Shares and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the Fund over another investment. Class I Shares may also be available on brokerage platforms of firms that have agreements with the Fund’s Distributor to offer such Common Shares solely when acting as an agent for the investor. An investor transacting in these programs may be required to pay a commission and/or other forms of compensation to the broker. Ask your salesperson or visit your financial intermediary’s website for more information.
Service Fees – Other Payments to Third Parties
The Investment Manager, out of its own resources, and without additional cost to the Fund or its shareholders, may provide additional cash payments or non-cash compensation to intermediaries who sell Common Shares of the Fund. Such payments and compensation are in addition to Rule 12b-1 distribution and shareholder servicing fees paid by the Fund. These additional cash payments are generally made to intermediaries that provide shareholder servicing, marketing support and/or access to sales meetings, sales representatives and management representatives of the intermediary. Cash compensation may also be paid to intermediaries for inclusion of the Fund on a sales list, in other sales programs or as an expense reimbursement in cases where the intermediary provides shareholder services to the Fund’s shareholders. The Investment Manager may also pay cash compensation in the form of finder’s fees that vary depending on the dollar amount of the Common Shares sold.
Purchasing Shares
The following section provides basic information about how to purchase Common Shares of the Fund. The Fund typically does not offer or sell its shares to non-U.S. residents. For purposes of this policy, a U.S. resident is defined as an account with (i) a U.S. address of record and (ii) all account owners residing in the United States at the time of sale.
The Fund and the Distributor each reserve the right, in their sole discretion, to suspend the offering of shares of the Fund or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Fund or for other reasons such as compliance with anti-money laundering or sanctions obligations and requirements.
Shares Purchased or Held Through Financial Intermediaries
The availability of sales charge waivers and discounts may depend on the particular financial intermediary or type of account through which you purchase or hold Fund shares. The Fund’s sales charge waivers and discounts disclosed above are available for qualifying purchases and are generally available through financial firms.
If you buy Common Shares through certain financial firms, they may directly charge you transaction or other fees in such amount as they may determine. Please consult your financial firm for additional information.
Additional Information about Purchases. Common Shares may be purchased at a price equal to their net asset value per share, plus any applicable sales charge, next determined after receipt of an order. Under normal circumstances, all purchase orders received by the Fund or its designee prior to the NYSE Close on a regular business day are processed at that day’s offering price. An order received after the NYSE Close will be effected at the offering price determined on the next business day. However, orders received by the Fund or its designee after the offering price is determined that day from financial firms or certain retirement plans will receive such offering price if the orders were received by the financial firm or retirement plan from its customer or participant prior to such offering price determination and were transmitted to and received by the Fund or its designee prior to such time as agreed upon in accordance with an agreement or as allowed by applicable law. Purchase orders will be accepted only on days on which the Fund is open for business. If a purchase order is received on a day when the Fund is not open for business, it will be processed on the next succeeding day the Fund is open for business (according to the succeeding day’s net asset value). The Fund is “open for business” on each day the NYSE is open for trading, which excludes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. On any day that regular trading on the NYSE closes earlier than scheduled, the Fund reserves the

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right to: (i) advance the time as of which the NAV is calculated and, therefore, the time by which purchase orders must be received to receive that day’s NAV or (ii) accept purchase orders until, and calculate its NAV as of, the normally scheduled NYSE Close. On any day that the NYSE is closed when it would normally be open for business, the Fund may accept purchase orders until, and calculate its NAV as of, the normally scheduled close of regular trading on the NYSE or such other time that the Fund may determine.
The Fund reserves the right to close if the primary trading markets of the Fund’s portfolio instruments are closed and the Fund’s management believes that there is not an adequate market to meet purchase requests. On any business day when the Securities Industry and Financial Markets Association recommends that the securities markets close trading early, the Fund may close trading early. Purchase orders will be accepted only on days on which the Fund is open for business.
REPURCHASE OF COMMON SHARES
To provide some liquidity to shareholders, the Fund makes quarterly offers to repurchase between 5% and 25% of its outstanding Common Shares at net asset value. Although the policy permits repurchase of between 5% and 25% of the Fund’s outstanding Common Shares, for each quarterly repurchase offer, the Fund currently expects to offer to repurchase 7.5% of the Fund’s outstanding Common Shares at NAV, subject to approval of the Board. Notices of each quarterly repurchase offer are sent to shareholders at least 21 days and not more than 42 days before the “Repurchase Request Deadline” (i.e., the date by which shareholders can tender their Common Shares in response to a repurchase offer). The Fund determines the NAV applicable to repurchases no later than 14 days after the Repurchase Request Deadline (or the next business day if the 14th day is not a business day) (the “Repurchase Pricing Date”). The Fund expects to distribute payment to shareholders within three business days after the Repurchase Pricing Date and will distribute such payment no later than seven calendar days after such date. Common Shares are not listed on any securities exchange, and the Fund anticipates that no secondary market will develop for its Common Shares. Investors should consider Common Shares of the Fund to be an illiquid investment. Accordingly, you may not be able to sell Common Shares when and/or in the amount that you desire. Thus, Common Shares are appropriate only as a long-term investment. In addition, the Fund’s repurchase offers may subject the Fund and shareholders to special risks.
The section entitled “Periodic Repurchase Offers” in the Prospectus discusses the type and timing of notice for repurchase offers, the effects of oversubscribed repurchase offers, the determination of the repurchase price, payment by the Fund for Common Shares tendered in a repurchase offer, the effect of repurchase policies on the liquidity of the Fund, the consequence of repurchase offers and other details regarding the repurchase offers, including associated risks. The Fund’s fundamental policies with respect to repurchase offers are discussed in “Investment Restrictions” in this SAI.
The Prospectus describes of the risks associated with the Fund’s repurchase offers. In addition, the repurchase of Common Shares by the Fund will be a taxable event to shareholders. For a discussion of these tax consequences, see “Taxation” below.
In addition to the Fund’s policy to make periodic repurchase offers as described above, the Board may consider additional repurchases of its Common Shares on the open market or in private transactions, the making of a tender offer for such shares, or the conversion of the Fund to an open-end investment company. The Fund cannot assure you that the Board will decide to take or propose any of these actions.
Subject to its investment limitations, the Fund may borrow to finance the repurchase of shares or to make a tender offer. Interest on any borrowings to finance share repurchase transactions or the accumulation of cash by the Fund in anticipation of share repurchases or tenders will reduce the Fund’s net income and gains. Any share repurchases, tender offers or borrowings that might be approved by the Board would have to comply with the 1940 Act and the rules and regulations thereunder and other applicable law.
Notwithstanding the foregoing, at any time when the Fund’s preferred shares are outstanding, the Fund may not purchase, redeem or otherwise acquire for consideration any of its Common Shares unless and only if: (i) immediately after such transaction, the Fund would satisfy the asset coverage with respect to the preferred shares required by the Investment Company Act; (ii) full cumulative dividends on the preferred shares on or prior to the date of the transaction have been declared and paid (or have been declared and sufficient funds for the payment thereof have been deposited with the paying agent for the preferred shares); and (iii) the Fund has deposited

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sufficient deposit securities with respect to the preferred shares to be redeemed for which a notice of redemption has been given or was required.
PORTFOLIO TRANSACTIONS AND BROKERAGE
Pursuant to the agreement between the Investment Manager and the Fund (the “Investment Management Agreement”), the Investment Manager determines which securities are to be purchased and sold by the Fund and which broker-dealers are eligible to execute the Fund’s portfolio transactions. Purchases of portfolio securities for the Fund also may be made directly from issuers or from underwriters. Where possible, purchase and sale transactions will be effected through dealers (including banks) which specialize in the types of securities which the Fund will be holding, unless better executions are available elsewhere.
In placing portfolio transactions, the Investment Manager will seek best execution. The full range and quality of services available will be considered in making these determinations, such as the size of the order, the difficulty of execution, the operational facilities of the firm involved, the firm’s risk in positioning a block of securities and other factors. In those instances where it is reasonably determined that more than one broker-dealer can offer the services needed to obtain the most favorable price and execution available, consideration may be given to those broker-dealers which furnish or supply research and statistical information to the Investment Manager that it may lawfully and appropriately use in its investment advisory capacities, as well as provide other services in addition to execution services. The Investment Manager considers such information, which is in addition to and not in lieu of the services required to be performed by it under the Investment Management Agreement, to be useful in varying degrees, but of indeterminable value. Portfolio transactions may be placed with broker-dealers who sell shares of the Fund subject to rules adopted by the FINRA and the SEC.
While it is the Investment Manager’s general policy to first seek to obtain the most favorable price and execution available in selecting a broker-dealer to execute portfolio transactions for the Fund, in accordance with Section 28(e) under the Securities and Exchange Act of 1934, when it is determined that more than one broker can deliver best execution, weight is also given to the ability of a broker-dealer to furnish brokerage and research services to the Fund or to the Investment Manager, even if the specific services are not directly useful to the Fund and may be useful to the Investment Manager in advising other clients. In negotiating commissions with a broker or evaluating the spread to be paid to a dealer, the Fund may therefore pay a higher commission or spread than would be the case if no weight were given to the furnishing of these supplemental services, provided that the amount of such commission or spread has been determined in good faith by the Investment Manager to be reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer.
Investment decisions for the Fund are made independently from those of other client accounts or funds managed or advised by the Investment Manager. Nevertheless, it is possible that at times identical securities will be acceptable for both the Fund and one or more of such client accounts or funds. In such event, the position of the Fund and such client account(s) or funds in the same issuer may vary and the length of time that each may choose to hold its investment in the same issuer may likewise vary. However, to the extent any of these client accounts or funds seek to acquire the same security as the Fund at the same time, the Fund may not be able to acquire as large a portion of such security as it desires, or it may have to pay a higher price or obtain a lower yield for such security. Similarly, the Fund may not be able to obtain as high a price for, or as large an execution of, an order to sell any particular security at the same time. If one or more of such client accounts or funds simultaneously purchases or sells the same security that the Fund is purchasing or selling, each day’s transactions in such security will be allocated between the Fund and all such client accounts or funds in a manner deemed fair and reasonable by the Investment Manager, taking into account the respective sizes of the accounts and the amount of cash available for investment, the investment objective of the account, and the ease with which a client’s appropriate amount can be bought, as well as the liquidity and volatility of the account and the urgency involved in making an investment decision for the client. It is recognized that in some cases this system could have a detrimental effect on the price or value of the security insofar as the Fund is concerned. In other cases, however, it is believed that the ability of the Fund to participate in volume transactions may produce better executions for the Fund.
The Fund is new and has not paid any brokerage commissions, including any commissions on brokerage transactions directed to brokers pursuant to an agreement or understanding whereby the broker provides research or other brokerage services to the Investment Manager, as of the date of this SAI. The Fund did not own securities of its regular broker-dealers or their parent companies as of the date of this SAI.

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DESCRIPTION OF CAPITAL STRUCTURE AND SHARES
The following is a brief description of the capital structure of the Fund. This description does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration and the Fund’s Bylaws, as amended and restated through the date hereof (the “Bylaws”). The Declaration and Bylaws are on file with the SEC as an exhibit to the Fund’s registration statement, of which this SAI is a part.
The Fund is a statutory trust established under the laws of the State of Delaware on September 5, 2025. The Declaration provides that the Trustees of the Fund may authorize separate classes of shares of beneficial interest.
Common Shares
The Declaration authorizes the issuance of an unlimited number of Common Shares. The Common Shares will be issued with no par value per share. The fees and expenses for the Fund are set forth in “Summary of Fund Expenses” in the Prospectus. See also “Plan of Distribution” in the Prospectus.
Holders of the Fund’s Common Shares (“Common Shareholders”) will be entitled to the payment of dividends and other distributions when, as and if declared by the Board. All Common Shares have equal rights to the payment of dividends and the distribution of assets upon liquidation. Common Shares will, when issued, be fully paid and, subject to matters discussed in “Anti-Takeover and Other Provisions in the Declaration of Trust,” non-assessable, and will have no pre-emptive rights, rights to cumulative voting or, unless authorized by the Trustees, conversion rights. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund, and upon receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among the Fund’s Common Shareholders.
The Fund does not intend to hold annual meetings of shareholders. If the Fund does hold a meeting of shareholders, Common Shares of the Fund entitle their holders to one vote for each Common Share held. Each fractional share shall be entitled to a proportionate fractional vote.
The Fund will send semi-annual unaudited financial statements and audited annual financial statements to its Common Shareholders.
The Common Shares are not, and are not expected to be, listed for trading on any national securities exchange nor is there expected to be any secondary trading market in the Common Shares.
Preferred Shares
The Declaration authorizes the issuance of an unlimited number of preferred shares. Preferred shares may be issued in one or more classes or series, with no par value and such rights as determined by the Board, by action of the Board without the approval of the Common Shareholders. Section 18 of the 1940 Act currently requires that the Fund have an asset coverage of 300% upon the issuance of senior securities representing indebtedness and an asset coverage of 200% upon the issuance senior equity securities, such as preferred shares. In addition, under Section 18, no dividends of shares or preferred shares, as applicable, may be paid by the Fund unless the Fund has the foregoing asset coverages. Section 18 also requires that preferred shareholders of the Fund have the right, as a class, to elect at least two Trustees at all times and to elect a majority of the Trustees in the event two full years’ dividends on the preferred shares are unpaid.
ANTI-TAKEOVER AND OTHER PROVISIONS IN THE DECLARATION OF TRUST
Anti-Takeover Provisions
The Declaration includes provisions that could limit the ability of other entities or persons to acquire control of the Fund.
The Declaration requires the majority of the Board to act in order to authorize certain Fund transactions not in the ordinary course of business, including a merger, reorganization, conversion, consolidation, sale, lease or exchange. Any such merger, reorganization, conversion, consolidation, sale, lease, or exchange shall not require the vote of the shareholders unless such vote is required by the 1940 Act, or unless such merger, reorganization, consolidation or other transaction would result in an amendment of the Declaration which would otherwise require

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approval of shareholders. Also, the Declaration provides that the Fund may be terminated without shareholder approval with consent of a majority of the Board unless such approval is required by the 1940 Act.
The overall effect of these provisions is to render more difficult the accomplishment of a merger or the assumption of control of the Fund by a third party. These provisions also provide, however, the advantage of potentially requiring persons seeking control of the Fund to negotiate with its management regarding the price to be paid and facilitating the continuity of the Fund’s investment objective and policies. The Board has considered the foregoing anti-takeover provisions and concluded that they are in the best interests of the Fund and its shareholders, including Common Shareholders.
The foregoing is intended only as a summary, and is qualified in its entirety by reference to the full text of the Declaration. The Declaration is on file with the SEC as an exhibit to the Fund’s registration statement, of which this SAI is a part.
Shareholder Liability
Under Delaware law, the shareholders of the Fund are not generally subject to liability for the debts or obligations of the Fund. However, no similar statutory or other authority limiting statutory trust shareholder liability exists in other states. As a result, to the extent that a Delaware statutory trust or a shareholder is subject to the jurisdiction of courts of such other states, the courts may not apply Delaware law and may thereby subject the Delaware statutory trust or shareholders to liability. To guard against this risk, the Declaration contains an express disclaimer of shareholder liability for acts or obligations of the Fund. The Declaration provides for indemnification by the Fund for all loss suffered and expense incurred by a shareholder arising from such liability. The Declaration also provides that the Fund shall, upon request by a shareholder, assume the defense of any claim made against the shareholder for any act or obligation of the Fund and satisfy any judgment thereon. In view of the above, the risk of personal liability of shareholders of a Delaware statutory trust is remote.
Liability of Trustees
The Declaration provides that the obligations of the Fund are not binding upon the Trustees of the Fund individually, but only upon the assets and property of the Fund. The Declaration provides further that a Trustee or officer shall be liable for such Trustee’s own willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee or such duties of an officer. No provision of the Declaration, however, shall limit or eliminate any duty under the federal securities laws that a Trustee or officer owes to the Fund with respect to claims asserted under the federal securities laws.
Forum for Adjudication of Disputes
The Declaration provides, unless the Fund, at its sole discretion, selects and/or consents to an alternative forum for any claims, suits, actions or proceedings relating in any way to the Fund, that, in accordance with Section 3804(e) of the Delaware Statutory Trust Act, any suit, action or proceeding brought by or in the right of any shareholder of the Fund, or any person claiming any interest in any shares of the Fund, or any Trustee or Fund officer, seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Declaration, the Bylaws, the Fund, or any class or any shares, including any claim of any nature against the Fund, any class, the Trustees or officers of the Fund, shall be brought exclusively in the Court of Chancery of the State of Delaware to the extent there is subject matter jurisdiction in such court for the claims asserted or, if not, then in the Superior Court of the State of Delaware.
The Declaration provides that unless the Fund, at its sole discretion, selects and/or consents to an alternative forum for any claims, suits, actions or proceedings relating in any way to the Fund, any claims, suits, actions, or proceedings arising under the Securities Act of 1933, as amended, the 1940 Act, or other federal securities laws shall be exclusively brought in the federal district courts of the United States of America.
The Declaration further provides that each shareholder and other such persons claiming any interest in any shares of the Fund (i) irrevocably submits to the exclusive jurisdiction of such courts (and the appropriate appellate courts, therefrom) in connection with any such claim, suit, action, or proceeding, (ii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action, or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action, or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action, or

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proceeding is improper, (iii) consents to process being served in any such claim, suit, action, or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices, and agrees that such service shall constitute good and sufficient service of process and notice thereof.
Insofar as the Federal securities laws supersede state law, the provisions in the Trust’s Declaration related to exclusive forum described herein do not apply to claims brought under the Federal securities laws to the extent that any such federal securities laws, rules or regulations, do not permit such application.
These forum selection provisions may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Trustees, officers or other agents of the Fund and its service providers, which may discourage such lawsuits with respect to such claims and increase the costs for a shareholder to pursue such claims. If a court were to find the forum selection provisions contained in the Declaration to be inapplicable or unenforceable in an action, the Fund may incur additional costs associated with resolving such action in other jurisdictions.
Derivative and Direct Claims of Shareholders
The Declaration contains provisions regarding derivative and direct claims of shareholders. No person, other than a Trustee, who is not a shareholder of the Fund, shall be entitled to bring any derivative action, suit or other proceeding on behalf of or with respect to the Fund. Further, each complaining shareholder must have been a shareholder of the Fund at the time of the action or failure to act complained of, or acquired the shares afterwards by operation of law from a person who was a shareholder at that time and each complaining shareholder must be a shareholder of the Fund, as applicable, as of the time the written demand is made upon the Trustees. No shareholder may maintain a derivative action with respect to the Fund unless holders of at least ten percent (10%) of the outstanding shares of the Fund join in the bringing of such action. All matters relating to the bringing of derivative actions in the right of the Fund shall be governed by Article II Section 2.10 of the Declaration and Section 3816 of the Delaware Statutory Trust Act.
In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, a shareholder may bring a derivative action on behalf of the Fund only if the following conditions are met: (a) the shareholder or shareholders must make a pre-suit written demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a shareholder demand by virtue of the fact that such Trustee receives remuneration for his service as a Trustee of the Fund or as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Fund; and (b) unless a demand is not required under clause (a) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the shareholders making such request to reimburse the Fund for the expense of any such advisers in the event that the Trustees determine not to bring such action.
The Trustees may designate a committee of one Trustee to consider a shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue. If the demand for derivative action has been considered by the Board, and a majority of those Trustees who are not deemed to be “interested persons” of the Fund (within the meaning of Section 2(a)(19) of the 1940 Act), after considering the merits of the claim, has determined that maintaining a suit would not be in the best interests of the Fund, the complaining shareholders shall be barred from commencing the derivative action. If upon such consideration the appropriate members of the Board determine that such a suit should be maintained, then the appropriate officers of the Fund shall commence initiation of that suit and such suit shall proceed directly rather than derivatively. The Board, or the appropriate officers of the Fund, shall inform the complaining shareholders of any decision reached under this paragraph in writing within ten business days of such decision having been reached.
These provisions in the Declaration regarding derivative and direct claims of shareholders shall not apply to claims made under federal securities laws.

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Conversion To Open-End Fund
Conversion to an open-end company would require the approval of the holders of at least two-thirds of Common Shares, if issued in the future, outstanding at the time, voting together as a single class, and of the holders of at least two-thirds of the Preferred Shares, if issued in the future, outstanding at the time, voting as a separate class, provided, however, that such separate class vote shall be a majority vote if the action in question has previously been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of trustees fixed in accordance with the Declaration of Trust or Bylaws. See “Anti-Takeover and Other Provisions in the Declaration of Trust” in the Prospectus for a discussion of voting requirements applicable to conversion of the Fund to an open-end company. If the Fund converted to an open-end company, it would likely have to significantly reduce any leverage it is then employing, which may require a repositioning of its investment portfolio, which may in turn generate substantial transaction costs, which would be borne by Common Shareholders, and may adversely affect Fund performance and Fund distributions. Shareholders of an open-end investment company may require the company to redeem their shares on any business day (except in certain circumstances as authorized by or under the 1940 Act) at their NAV, less such redemption charge, if any, as might be in effect at the time of redemption The Fund currently expects that any such redemptions would be made in cash. The Fund may charge sales or redemption fees upon conversion to an open-end fund. The Board of Trustees of the Fund may at any time propose conversion of the Fund to an open-end company depending upon its judgment as to the advisability of such action in light of circumstances then prevailing.
NET ASSET VALUE
Net asset value is determined as indicated under “How Fund Shares Are Priced” in the Prospectus. The Fund’s net asset value will not be determined on the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.
TAXATION
The discussion in the Prospectus and this SAI of U.S. federal income tax consequences of investment in Common Shares of the Fund are based on the Code, U.S. Treasury regulations, court decisions, administrative interpretations, and other applicable authority, as of the date of this SAI. These authorities are subject to change by legislative or administrative action, possibly with retroactive effect, which could affect the continuing validity of this discussion. The following discussion is only a summary of some of the important U.S. federal income tax considerations generally applicable to investments in Common Shares of the Fund. This summary does not purport to be a complete description of the U.S. federal income tax considerations applicable to an investment in Common Shares of the Fund. No attempt is made to present a detailed explanation of the tax treatment of the Fund or its shareholders, and the discussion here and in the Prospectus are not intended as a substitute for careful tax planning. There may be other tax considerations applicable to shareholders. For example, except as otherwise specifically noted herein, we have not described certain tax considerations that may be relevant to certain types of holders subject to special treatment under the U.S. federal income tax laws, including shareholders subject to the U.S. federal alternative minimum tax (“AMT”), insurance companies, tax-exempt organizations, pension plans and trusts, regulated investment companies (“RICs”), dealers in securities, shareholders holding Common Shares through tax-advantaged accounts (such as 401(k) plans or individual retirement accounts), financial institutions, shareholders holding Common Shares as part of a hedge, straddle, or conversion transaction, entities that are not organized under the laws of the United States or a political subdivision thereof, and persons who are neither citizens nor residents of the United States. This summary assumes that investors hold Common Shares as capital assets (within the meaning of the Code). Prospective investors should consult their own tax advisors regarding their situation and the possible U.S. federal, state, local, non-U.S. or other tax law consequences of an investment in the Fund’s shares, and any proposed tax law changes.
A “U.S. shareholder” is a beneficial owner of Common Shares that is, for U.S. federal income tax purposes:
•a citizen or individual resident of the United States (including certain former citizens and former long term residents),
•a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United Stats or any state thereof or the District of Columbia,

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•an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons (as such term is defined in the Code) has the authority to control all of its substantial decisions or the trust has made a valid election in effect under applicable Treasury regulations to be treated as a United States person (as such term is defined under the Code).
A “Non-U.S. shareholder” is a beneficial owner of Common Shares that is neither a U.S. shareholder nor a partnership, or entity or arrangement treated as a partnership for U.S. federal income tax purposes.
If a partnership, or an entity or arrangement otherwise treated as a partnership for U.S. federal income tax purposes, holds Common Shares, the tax treatment of a partner or owner of the partnership generally depends upon the status of the partner and the activities of the partnership. Prospective investors who hold Common Shares through a partnership should consult their tax advisors with respect to the purchase, ownership and disposition of Common Shares.
Taxation of the Fund
Election to be Taxed as a RIC. The Fund intends to elect to be treated, and intends each year to qualify, as a RIC under Subchapter M of the Code. As a RIC, the Fund generally will not be subject to U.S federal income tax on any income that the Fund timely distributes to its shareholders from the Fund’s tax earnings and profits. To qualify as a RIC, the Fund must, among other things, meet certain source-of-income and asset-diversification requirements (as described below). In addition, in order to maintain RIC tax treatment, the Fund generally must timely distribute to its shareholders, for each taxable year, at least 90% of its “investment company taxable income,” which is generally its net ordinary income plus the excess, if any, of realized net short-term capital gains over realized net long-term capital losses (the “Annual Distribution Requirement”).
Taxation as a RIC Generally. If the Fund (i) qualifies as a RIC and (ii) satisfies the Annual Distribution Requirement then the Fund will not be subject to U.S. federal income tax on the portion of the Fund’s income distributed (or deemed distributed) to shareholders. The Fund will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gains not distributed (or deemed distributed) to its shareholders. The Fund will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless the Fund distributes, in a timely manner, an amount at least equal to the sum of (i) 98% of the Fund’s net ordinary income for each calendar year, (ii) 98.2% of the Fund’s capital gain net income for the one-year period ending October 31 in that calendar year and (iii) any ordinary income and net capital gain that the Fund recognized in preceding years, but was not distributed in such preceding years, and on which the Fund paid no U.S. federal income tax, (the “Excise Tax Distribution Requirement”). The Fund generally will endeavor in each taxable year to avoid any U.S. federal excise tax on its earnings.
In order to qualify for the special tax treatment accorded RICs, the Fund must, among other things:
•derive at least 90% of its gross income for each taxable year from (i) dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including, but not limited to, gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income derived from interests in “qualified publicly traded partnerships” (as defined below) (the “90% Gross Income Test”);
•satisfy the Annual Distribution Requirement; and
•diversify its holdings so that, at the end of each quarter of each taxable year of the Fund, (i) at least 50% of the value of the Fund’s total assets consists of cash and cash items, U.S. government securities, securities of other RICs, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund’s total assets are invested, including through corporations in which the Fund owns a 20% or more voting stock interest, (x) in the securities (other than those of the U.S. government or other RICs) of any one issuer or of two or more issuers that the Fund

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controls and that are engaged in the same, similar, or related trades or businesses, or (y) in the securities of one or more qualified publicly traded partnerships (as defined below) (the “Asset Diversification Tests”).
Challenges in Satisfying Requirements of RIC Treatment; Investment in CLOs. The Fund’s treatment as a RIC may negatively affect the Fund’s return by limiting its ability to acquire or continue to hold positions that would otherwise be consistent with its investment strategy or by requiring it to engage in transactions it would otherwise not engage in, resulting in additional transaction costs. For example, the Fund may be required to recognize taxable income for U.S. federal income tax purposes in circumstances in which the Fund does not receive a corresponding payment in cash. For example, if the Fund holds debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), the Fund must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by the Fund in the same taxable year. Because any original issue discount or other amounts accrued will be included in the Fund’s investment company taxable income for the year of the accrual, the Fund may be required to make a distribution to the Fund’s shareholders in order to satisfy the Annual Distribution Requirement, even though the Fund will not have received all of the corresponding cash amount. As a result, the Fund may have difficulty meeting the Annual Distribution Requirement necessary to qualify for and maintain RIC tax treatment under the Code, in which case the Fund may have to sell some of the Fund’s investments at times or at prices the Fund would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If the Fund is not able to obtain cash from other sources, the Fund may fail to qualify for RIC tax treatment and thus become subject to U.S. federal income tax at corporate rates.
As discussed above, the Fund intends to primarily invest in CLOs. The Fund’s investments in certain CLOs could cause the Fund to recognize taxable income in excess of the cash generated by such investments (which may require the Fund to liquidate other investments in order to make required distributions). The Fund may be required to recognize taxable income in circumstances in which it does not receive cash, which may require the Fund to make a distribution to its shareholders in order to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirement (even though it will not have received any corresponding cash amount).
The Fund may invest (directly or indirectly through an investment in an equity interest in a CLO treated as a partnership for U.S. federal income tax purposes) a portion of its net assets in below-investment grade instruments. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund to the extent necessary in order to seek to ensure that it distributes sufficient income to avoid becoming subject to U.S. federal income or excise tax.
Some of the CLOs in which the Fund may invest in may constitute “passive foreign investment companies” (“PFICs”) for U.S. federal income tax purposes. Because the Fund may acquire interests treated as equity for U.S. federal income tax purposes in PFICs (including CLO Equity and certain CLO Debt in CLOs that are PFICs), the Fund may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such interests even if such income is distributed as a taxable dividend by the Fund to its shareholders. Additional charges in the nature of interest may be imposed on the Fund in respect of deferred taxes arising from any such excess distributions or gains. If the Fund invests in a PFIC and elects to treat the PFIC as a qualified electing fund (“QEF”) in lieu of the foregoing requirements, the Fund will be required to include in income each tax year its proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to the Fund. Alternatively, the Fund can elect to mark-to-market at the end of each tax year (as well as on certain other dates described in the Code) its shares in a PFIC; in this case, the Fund will recognize as ordinary income any increase in the value of such shares, and as an ordinary loss any decrease in such value to the extent it does not exceed prior increases included in our ordinary income. Under either election, the Fund may be required to recognize in a tax year taxable income in excess of its distributions from PFICs and its proceeds from dispositions of PFIC stock during that taxable year, and the Fund may be required to distribute such taxable income in order to satisfy the Excise Tax Distribution Requirement or the Annual Distribution Requirement. Applicable U.S. Treasury regulations generally treat the Fund’s income inclusion with respect to a PFIC with respect to which the Fund has

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made a QEF election as qualifying income for purposes of determining the Fund’s ability to be subject to tax as a RIC if (i) there is a current distribution out of the earnings and profits of the PFIC that are attributable to such income inclusion or (ii) such inclusion is derived with respect to our business of investing in stock, securities, or currencies.
Sections 1471-1474 of the Code and the applicable guidance issued thereunder (collectively, “FATCA”) generally imposes a U.S. federal withholding tax of 30% on U.S. source periodic payments, including interest and dividends to certain non-U.S. entities, including certain non-U.S. financial institutions and investment funds, unless such non-U.S. entity complies with certain reporting requirements regarding its United States account holders and its United States owners. Some of the CLOs in which the Fund invests may be treated as non-U.S. financial entities for this purpose, and therefore will be required to comply with these reporting requirements to avoid the 30% withholding. If a CLO in which the Fund invest fails to properly comply with these reporting requirements, it could reduce the amounts available to distribute to equity and junior debt holders in such CLO, which could materially and adversely affect the Fund’s operating results and cash flows.
Curing RIC Qualification Failures. If the Fund qualifies as a RIC that is accorded special tax treatment, the Fund will generally not be subject to U.S. federal income tax on income or net capital gains (i.e., the excess of net long-term capital gain over net short-term capital loss) distributed in a timely manner to shareholders in the form of dividends (including Capital Gain Dividends, as defined below). If the Fund were to fail to meet the income, diversification, or distribution tests described above, the Fund could in some cases cure such failure, including by paying the Fund-level tax, paying interest, making additional distributions, or disposing of certain assets. If the Fund were ineligible to or otherwise did not cure such failure for any year, or were otherwise to fail to qualify as a RIC accorded special tax treatment for such year, the Fund would be subject to tax on its taxable federal income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to U.S. Common Shareholders as ordinary income. Some portions of such distributions may be eligible for the dividends-received deduction in the case of corporate U.S. shareholders and may be eligible to be treated as “qualified dividend income” in the case of U.S. shareholders taxed as individuals, provided, in both cases, that such U.S. shareholder meets certain holding period and other requirements in respect of their Common Shares (as described below). In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before re-qualifying as a RIC that is accorded special tax treatment.
Net Capital Losses. Capital losses in excess of capital gains (“net capital losses”) are not permitted to be deducted against the Fund’s net investment income. Instead, potentially subject to certain limitations, for U.S. federal income tax purposes, the Fund may generally carry net capital losses from any taxable year forward to subsequent taxable years to offset its own capital gains, if any, realized during such subsequent taxable years. Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, whether the Fund retains or distributes such gains. If the Fund incurs or has incurred net capital losses, to the extent permitted by the Code and applicable U.S. Treasury regulations, those losses will be carried forward to one or more subsequent taxable years without expiration. The Fund must apply such carryforwards first against gains of the same character. Any such carryforward losses will retain their character as short-term or long-term. The Fund’s available capital loss carryforwards, if any, will be set forth in its annual shareholder report for each fiscal year.
Determination of Net Capital Gain. In determining its net capital gain, including in connection with determining the amount available to support a Capital Gain Dividend (as defined below), its taxable income and its earnings and profits, a RIC generally may elect to treat part or all of any post-October capital loss (defined as any net capital loss attributable to the portion, if any, of the taxable year after October 31 or, if there is no such loss, the net long-term capital loss or net short-term capital loss attributable to such portion of the taxable year) or late-year ordinary loss (generally, the sum of its (i) net ordinary loss from the sale, exchange or other taxable disposition of property, attributable to the portion, if any, of the taxable year after October 31, and its (ii) other net ordinary loss attributable to the portion, if any, of the taxable year after December 31) as if incurred in the succeeding taxable year.
Excise Tax. If the Fund were to fail to distribute in each calendar year at least an amount equal to the sum of 98% of its ordinary income for such calendar year (not taking into account any capital gains or losses) and 98.2% of its capital gain net income (reduced by certain ordinary losses) for the one-year period generally ending on

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October 31 of such calendar year (or November 30 or December 31 of that year if the Fund is permitted to elect and so elects), plus all ordinary income and capital gain net income retained from previous calendar years that were not distributed during such calendar, the Fund would be subject to a nondeductible 4% federal excise tax on the undistributed amounts (the “Excise Tax Distribution Requirement”). For purposes of the Excise Tax Distribution Requirement, a RIC’s ordinary gains and losses from the sale, exchange, or other taxable disposition of property that would otherwise be taken into account after October 31 (or November 30 of that year if the RIC makes the election described above) generally are treated as arising on January 1 of the following calendar year; in the case of a RIC with a December 31 year end that makes the election described above, no such gains or losses will be so treated. Also, for these purposes, the Fund will be treated as having distributed any amount on which it is subject to corporate income tax for the taxable year ending within the calendar year. The Fund intends under normal circumstances to generally make distributions sufficient to avoid imposition of the 4% excise tax, although there can be no assurance that it will be able to or will do so.
Taxation of U.S. Shareholders
The Fund intends to declare income dividends monthly and distribute them to Common Shareholders monthly. Unless a shareholder elects otherwise, all distributions will be automatically reinvested in additional Common Shares of the Fund pursuant to the Fund’s dividend reinvestment plan (the “Plan”). A U.S. shareholder whose distributions are reinvested in Common Shares under the Plan will be treated for U.S. federal income tax purposes as having received an amount in distribution equal to the fair market value of the Common Shares issued to the U.S. shareholder, which amount will also be equal to the net asset value of such shares. For U.S. federal income tax purposes, all distributions are generally taxable in the manner described below, whether a U.S. shareholder takes them in cash or they are reinvested pursuant to the Plan in additional shares of the Fund.
Distributions. Distributions by the Fund of investment company taxable income (which is, generally, the Fund’s net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses), whether received in cash or reinvested in shares of the Fund, will generally be taxable to a U.S. shareholder for federal income tax purposes as ordinary income. However, to the extent distributions by the Fund of investment company taxable income are paid to non-corporate U.S. shareholders are attributable to “qualified dividend income” received by the Fund, such distributions may be eligible for a reduce rate of tax applicable to long-term capital gain, provided that the Fund meets certain holding period and other requirements and the Fund furnishes a written statement to Common Shareholders. In general, the Fund does not expect that distributions paid by the Fund will be attributable to dividends and, therefore, generally will not qualify for the reduced rate of tax discussed in this paragraph.
In general, if certain holding period and other requirements are met at both the U.S. shareholder and Fund levels, dividends of net investment income received by corporate U.S. shareholders of the Fund will qualify for the dividends-received deduction generally available to corporations only to the extent of the amount of eligible dividends received by the Fund from domestic corporations for the taxable year. The Fund does not expect a significant portion of distributions to be eligible for the dividends-received deduction.
Any distribution of income that is attributable to (i) income received by the Fund in lieu of dividends with respect to securities on loan pursuant to a securities lending transaction or (ii) dividend income received by the Fund on securities it temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated for U.S. federal income tax purposes as a loan by the Fund, will not constitute qualified dividend income to non-corporate U.S. shareholders and will not be eligible for the dividends-received deduction for corporate U.S. shareholders.
Certain distributions reported by the Fund as Section 163(j) interest dividends may be treated as interest income by shareholders for purposes of the interest expense limitations under Code Section 163(j). Such treatment by a shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Fund’s business interest income over the sum of the Fund’s (i) business interest expense and (ii) other deductions properly allocable to the Fund’s business interest income. The Fund may choose not to designate Section 163(j) interest dividends.

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Taxes on distributions of capital gains by the Fund are determined by how long the Fund owned (or is deemed to have owned) the investments that generated the gains, rather than how long a shareholder has owned their Common Shares. In general, the Fund will recognize long-term capital gain or loss on investments it has owned (or is deemed to have owned) for more than one year, and short-term capital gain or loss on investments it has owned (or is deemed to have owned) for one year or less. U.S. federal income tax rules can alter the Fund’s holding period in investments and thereby affect the tax treatment of gain or loss in respect of such investments. Distributions of net capital gain that are properly reported by the Fund as capital gain dividends (“Capital Gain Dividends”) will be taxable to U.S. shareholders as long-term capital gains which are currently taxed at reduced rates relative to ordinary income. Distributions of net short-term capital gain (as reduced by any net long-term capital loss for the taxable year) will be taxable to U.S. shareholders as ordinary income.
The Code generally imposes a 3.8% Medicare contribution tax on the net investment income of certain U.S. shareholders that are individuals, trusts and estates to the extent their “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. For these purposes, “net investment income” generally includes, among other things, (i) distributions paid by the Fund of net investment income and capital gains as described above, and (ii) any net gain from the sale, exchange, or other taxable disposition of Fund shares. Common Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Fund.
If, in and with respect to any taxable year, the Fund makes a distribution in excess of its current or accumulated “earnings and profits,” the excess distribution will be treated as a return of capital to the extent of (and in reduction of) a shareholder’s tax basis in their Common Shares, and thereafter any such amount in excess of that basis will be treated as capital gain. A return of capital distribution is not taxable, but it reduces the shareholder’s basis in their shares, thus reducing any capital loss or increasing any capital gain with respect to a U.S. shareholder when the shares are sold.
Distributions are generally taxable for U.S. federal income tax purposes to U.S. shareholders at the time the dividend or distribution is made. A distribution by the Fund will be treated for U.S. federal income tax purposes as paid on December 31 of any calendar year if it is declared by the Fund in October, November, or December and paid by the Fund during January of the following calendar year. Such distributions will be taxable for U.S. federal income tax purposes to U.S. shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.
As required by federal law, detailed U.S. federal income tax information with respect to each calendar year will be furnished to shareholders early in the succeeding year.
If for any taxable year the Fund were not a “publicly offered” RIC within the meaning of Code Section 67(c)(2)(B), certain of the Fund’s direct and indirect expenses would be subject to special “pass-through” rules. Very generally, pursuant to the U.S. Treasury regulations, expenses of a RIC that is not “publicly offered,” except those specific to its status as a RIC or separate entity (e.g., registration fees or transfer agency fees), are subject to special “pass-through” rules. These expenses (which include direct and certain indirect advisory fees) are treated as additional dividends to certain Fund shareholders (generally including other RICs that are not “publicly offered,” individuals and entities that compute their taxable income in the same manner as an individual) and, under current law, are not deductible by those shareholders that are individuals (or entities that compute their taxable income in the same manner as an individual).
Pass-through of Net Capital Gains. The Fund intends to distribute to its shareholders, at least annually, all or substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction), its net tax-exempt income (if any) and its net capital gain (that is, the excess of net long-term capital gain over net short-term capital loss, in each case determined with reference to any loss carryforwards). Any taxable income, including any net capital gain, retained by the Fund will generally be subject to U.S. federal income tax at the Fund level at regular corporate rates on the amount retained.. If the Fund does not distribute all of its net capital gain for a taxable year, the Fund may elect to treat the Fund’s shareholders of record as of the end of the Fund’s taxable year as receiving their attributable share of the retained net capital gain in their income for the year. U.S. shareholders would be entitled to a tax credit or refund for the tax deemed paid on their behalf by the Fund. The Fund may treat the cash value of tax credit and refund amount as a substitute for equivalent cash distributions. Tax-exempt U.S. shareholders and Non-U.S. shareholders generally would be entitled to a refund of their attributable

42

share of such federal income taxes deemed paid by the Fund on their behalf upon filing appropriate returns or claims for refund with the IRS. The Fund is not required to, and there can be no assurance that the Fund will, make this designation if it retains all or a portion of its net capital gain in a taxable year.
Sales, Exchanges or Repurchases of Shares. The sale, exchange or repurchase of Common Shares may give rise to a gain or loss. In general, any gain or loss realized upon a taxable disposition of Common Shares treated as a sale or exchange for U.S. federal income tax purposes will be treated as long-term capital gain or loss if the shares have been held for more than 12 months. Otherwise, such gain or loss on the taxable disposition of Common Shares will be treated as short-term capital gain or loss. However, any loss realized upon a taxable disposition of Common Shares held for six months or less will be treated as long-term, rather than short-term, to the extent of any long-term capital gain distributions received (or deemed received) by the shareholder with respect to such Common Shares. All or a portion of any loss realized upon a taxable disposition of Common Shares will be disallowed under the Code’s “wash sale” rule if other substantially identical shares of the Fund are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.
A repurchase by the Fund of a U.S. shareholder’s Common Shares pursuant to a repurchase offer (as described in the Prospectus) generally will be treated as a sale or exchange of the Common Shares by such U.S. shareholder provided that (i) the U.S. shareholder tenders, and the Fund repurchases, all of such U.S. shareholder’s Common shares (and if the Fund issues preferred shares, such U.S. shareholder does not hold and is not deemed to hold any preferred shares), thereby reducing the U.S. shareholder’s percentage ownership of the Fund, whether directly or by attribution under Section 318 of the Code, to 0%, (ii) the U.S. shareholder meets numerical safe harbors under the Code with respect to percentage voting interest and reduction in ownership of the Fund following completion of the repurchase offer, or (iii) the repurchase offer otherwise results in a “meaningful reduction” of the shareholder’s ownership percentage interest in the Fund, which determination depends on a particular shareholder’s facts and circumstances.
If a tendering U.S. shareholder’s proportionate ownership of the Fund (determined after applying the ownership attribution rules under Section 318 of the Code) is not reduced to the extent required under the tests described above, such U.S. shareholder will be deemed to receive a distribution from the Fund under Section 301 of the Code with respect to the shares held (or deemed held under Section 318 of the Code) by the U.S. shareholder after the repurchase offer (a “Section 301 distribution”). The amount of a Section distribution will equal the price paid by the Fund to such U.S. shareholder for the Common Shares sold, and will be taxable as a dividend, i.e., as ordinary income, to the extent of the Fund’s current or accumulated earnings and profits allocable to such distribution, with the excess treated as a return of capital reducing the U.S. shareholder’s tax basis in the shares held after the repurchase offer, and thereafter as capital gain. In the event a repurchase is treated as a Section 301 distribution, any Fund shares held by a shareholder thereafter will be subject to basis adjustments in accordance with the provisions of the Code.
Provided that no tendering U.S. shareholder is treated as receiving a Section 301 distribution as a result of selling Common Shares pursuant to a particular repurchase offer, U.S. shareholders who do not sell Common Shares pursuant to such repurchase offer will not realize constructive distributions on their Common Shares as a result of other shareholders selling Common Shares in the repurchase offer. In the event that any tendering U.S. shareholder is deemed to receive a Section 301 distribution, it is possible that shareholders whose proportionate ownership of the Fund increases as a result of that repurchase offer, including shareholders who do not tender any shares, will be deemed to receive a constructive distribution under Section 305(c) of the Code in an amount equal to the increase in their percentage ownership of the Fund as a result of the repurchase offer. Such constructive distribution will be treated as a dividend to the extent of current or accumulated earnings and profits allocable to it.
Use of the Fund’s cash to repurchase shares may adversely affect the Fund’s ability to satisfy the Annual Distribution Requirement or the Excise Tax Distribution Requirement described above. The Fund may also recognize income in connection with the sale of portfolio securities to fund share purchases, in which case the Fund would take any such income into account in determining whether such distribution requirements have been satisfied.
Tax-Exempt U.S. Shareholders
Income of a RIC that would be unrelated business taxable income (“UBTI”) if earned directly by a tax-exempt entity will not generally be attributed as UBTI to a tax-exempt U.S. shareholder of the RIC. Notwithstanding

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this “blocking” effect, a tax-exempt U.S. shareholder could realize UBTI by virtue of its investment in the Fund if shares in the Fund constitute debt-financed property in the hands of the tax-exempt U.S. shareholder within the meaning of Code Section 514(b).
Non-U.S. Shareholders
Distributions by the Fund to Non-U.S. shareholders properly reported by the Fund as (1) Capital Gain Dividends, (2) short-term capital gain dividends, or (3) interest-related dividends, each as defined and subject to certain conditions described below, generally are not subject to withholding of U.S. federal income tax.
The exceptions to withholding for Capital Gain Dividends and short-term capital gain dividends do not apply to distributions to an individual Non-U.S. shareholder who is present in the United States for a period or periods aggregating 183 days or more during the year of the distribution. If the Fund invests in a RIC that pays such distributions to the Fund, such distributions retain their character as not subject to withholding if properly reported when paid by the Fund to Non-U.S. shareholders. The exception to withholding for interest-related dividends does not apply to distributions to a Non-U.S. shareholder (A) that has not provided a satisfactory statement that the beneficial owner is not a United States person, (B) to the extent that the dividend is attributable to certain interest on an obligation if the Non-U.S. shareholder is the issuer or is a 10% shareholder of the issuer, (C) that is within certain foreign countries that have inadequate information exchange with the United States, or (D) to the extent the dividend is attributable to interest paid by a person that is a related person of the Non-U.S. shareholder and the Non-U.S. shareholder is a controlled foreign corporation.
The Fund is permitted to report such part of its dividends as interest-related or short-term capital gain dividends as are eligible but is not required to do so. In the case of shares held through an intermediary, the intermediary may withhold even if the Fund reports all or a portion of a payment as an interest-related or short-term capital gain dividend to shareholders.
Non-U.S. shareholders should contact their intermediaries regarding the application of withholding rules to their accounts.
Distributions by the Fund to Non-U.S. shareholders other than Capital Gain Dividends, short-term capital gain dividends, and interest-related dividends are generally subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate).
A Non-U.S. shareholder is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of Common Shares unless (i) such gain is effectively connected with the conduct by the foreign shareholder of a trade or business within the United States, or (ii) in the case of a Non-U.S. shareholder that is an individual, the shareholder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale and certain other conditions are met.
Non-U.S. shareholders with respect to whom income from the Fund is effectively connected with a trade or business conducted by the Non-U.S. shareholder within the United States will in general be subject to U.S. federal income tax on the income derived from the Fund at the graduated rates applicable to U.S. citizens, residents or domestic corporations, whether such income is received in cash or reinvested in shares of the Fund and, in the case of a Non-U.S. shareholder that is a corporation, may also be subject to a branch profits tax. If a Non-U.S. shareholder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by the Non-U.S. shareholder in the United States. More generally, Non-U.S. shareholders who are residents in a country with an income tax treaty with the United States may obtain different tax results than those described herein and are urged to consult their tax advisors.
For a Non-U.S. shareholder to qualify for any exemptions from withholding described above or for lower withholding tax rates under income tax treaties, or to establish an exemption from backup withholding, a foreign shareholder must comply with special certification and filing requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E, W-8ECI, or substitute form). Non-U.S. shareholders should consult their tax advisors in this regard.
Special rules (including withholding and reporting requirements) apply to partnerships and those holding Common Shares through partnerships. Such investors shall consult with their tax advisers concerning the

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consequences of investing in the Fund. Additional considerations may apply to non-U.S. trusts and estates. Investors holding Fund shares through non-U.S. entities should consult their tax advisers about their particular situation.
A Non-U.S. shareholder may be subject to state and local tax and to the U.S. federal estate tax in addition to the U.S. federal income tax referred to above.
Backup Withholding
The Fund is generally required to withhold and remit the legally required backup withholding amount (currently a flat rate of 24%) of taxable distributions, sales proceeds, redemption proceeds, if any, and any other payments paid to any individual shareholder who fails to properly furnish the Fund with a correct taxpayer identification number or social security number, who has under-reported dividend or interest income, or who is otherwise subject to backup withholding. In certain circumstances, the IRS may also require the Fund to backup withhold even when an appropriate taxpayer number or social security number has been provided or certified. The backup withholding rules may also apply to distributions that are properly reported as exempt-interest dividends. Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder’s U.S. federal income tax liability, provided the appropriate information is timely furnished to the IRS.
Tax Shelter Reporting Regulations
Under Treasury regulations, if a shareholder recognizes a loss of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on IRS Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
Federal Income Tax Risks
Failure to Maintain RIC Tax Treatment. As discussed above, the Fund intends to elect to be taxed as a RIC and intends each year to qualify and be eligible to be treated as such, so that it generally will not be subject to U.S. federal income tax on its net investment income or net short-term or long-term capital gains that is distributed (or deemed distributed), to shareholders. To qualify for and maintain RIC tax treatment, the Fund must, among other things, meet annual distribution, income source and quarterly asset diversification requirements. The Fund may have difficulty complying with these requirements. In particular, if the Fund has equity investments that are treated as partnerships or other pass-through entities for tax purposes, the Fund may not have control over, or receive accurate information about, the underlying income and assets of those investments that are taken into account in determining our compliance with the income source and quarterly asset diversification requirements.
The annual distribution requirement for a RIC will be satisfied if the Fund distributes dividends to its shareholders each taxable year of an amount generally at least equal to 90% of the sum of the Fund’s net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. The Fund is subject to certain asset coverage requirements under the 1940 Act, and because the Fund intend to use debt financing, the Fund may be subject to financial covenants that could, under certain circumstances, restrict the Fund from making distributions necessary to satisfy the distribution requirement. If the Fund is unable to obtain cash from other sources, the Fund could fail to qualify for RIC tax treatment and thus become subject to corporate-level income.
The income source requirement will be satisfied if the Fund obtains at least 90% of its income for each taxable year from dividends, interest, gains from the sale of the Fund’s securities, or similar sources.
The quarterly asset diversification requirement will be satisfied if the Fund meets certain asset composition requirements at the end of each quarter of the Fund’s taxable year. Failure to meet those requirements may result in the Fund having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of

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the Fund’s investments are expected to be in CLO securities for which there will likely be no active public market, any such dispositions could be made at disadvantageous prices and could result in losses.
If, in any taxable year, the Fund does not qualify as a RIC for any reason, and it was ineligible to or did not otherwise cure such failure, the Fund would be subject to federal income tax on its taxable income at corporate income tax rates and, when such income is distributed, shareholders would be subject to further tax on such distributions to the extent of the Fund’s current or accumulated earnings and profits. In such circumstances, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions. In addition to potentially paying substantial taxes, we could also be required to recognize unrealized gains and make substantial distributions before re-qualifying as a RIC.
The Fund’s investment strategy will potentially be limited by its intention to continue qualifying for treatment as a RIC and can limit the Fund’s ability to continue qualifying as such. The tax treatment of certain of the Fund’s investments under one or more of the qualification or distribution tests applicable to regulated investment companies is uncertain. An adverse determination or future guidance by the IRS or a change in law might affect the Fund’s ability to qualify or be eligible for treatment as a RIC.
Recognizing Income Before or Without Receiving Cash
For federal income tax purposes, the Fund may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if the Fund holds debt obligations that are treated under applicable tax rules as having original issue discount (such as zero-coupon securities, debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), the Fund must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. The Fund may also have to include in income other amounts that it has not yet received in cash, in particular due to the Fund’s investment in CLOs that may be treated as investments in “passive foreign investment companies” (“PFICs”), which could (as described in more detail below under “CLO Investments”) require the Fund in a taxable year to recognize income in excess of distributions received from a CLO treated as a PFIC or proceeds from the disposition of interests in such CLO.
In any such instance, the Fund may be required to make a distribution to our shareholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. Additionally, if the Fund is required to include amounts from CLO securities in income prior to receiving the cash distributions representing such income, the Fund may have to sell some of its investments at times and/or at prices it would not consider advantageous, raise additional debt or equity capital, or forego new investment opportunities for this purpose. As a result, the Fund may have difficulty meeting the annual distribution requirement necessary to qualify for taxation as a RIC under Subchapter M of the Code. The Fund may have to sell some of our investments at times and/or at prices the Fund would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If the Fund is not able to obtain cash from other sources, the Fund may not qualify for or maintain RIC tax treatment and thus the Fund may become subject to corporate-level income tax.
Corporate-Level Income Tax. The Fund may invest in certain debt and equity investments through taxable subsidiaries and the taxable income, if any, of these taxable subsidiaries may be subject to federal, state, and/or local tax. The Fund may invest in certain foreign debt and equity investments which could be subject to foreign taxes (such as income tax, withholding and value added taxes).
Special Tax Issues – Below Investment Grade. The Fund may invest in debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to

46

the extent necessary, to preserve its status as a RIC and to distribute sufficient income to not become subject to U.S. federal income tax.
Special Tax Issues - CLO Investments–PFICs. Some of the CLOs in which the Fund intends to invest may constitute PFICS. If the Fund acquires interests treated as equity for U.S. federal income tax purposes in PFICs (including CLO Equity and certain CLO Debt in CLOs that are PFICs), the Fund may be subject to federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by the Fund to its holders of common stock. Certain elections may be available to mitigate or eliminate such tax on excess distributions, but such elections (if available) will generally require the Fund to recognize its share of the PFIC’s income for each taxable year regardless of whether the Fund receives any distributions from such PFIC. The Fund must nonetheless distribute such income to maintain its status as a RIC. Applicable Treasury regulations generally treat the Fund’s income inclusion with respect to a PFIC with respect to which the Fund has made a qualified electing fund (“QEF”) election as qualifying income for purposes of determining its ability to be subject to tax as a RIC if (i) there is a current distribution out of the earnings and profits of the PFIC that are attributable to such income Inclusion or (ii) such inclusion is derived with respect to the Fund’s business of investing in stock, securities, or currencies. As such, the Fund may be restricted in its ability to make QEF elections with respect to its holdings in issuers that could be treated as PFICs in order to ensure the Fund’s continued qualification as a RIC and/or maximize our after-tax return from these investments.
Special Tax Issues–Timing. The tax implications of the CLO investments that the Fund intends to make are complicated. For example, current taxable earnings on certain of these investments may generally not be determinable until after the end of the fiscal year of each individual CLO that ends within our fiscal year, even though the investments are generating cashflow throughout the fiscal year. The tax treatment of certain of these investments may result in higher distributable earnings in the early years and a capital loss at maturity, while for reporting purposes the totality of cashflows is reflected in a constant yield to maturity.
Special Tax Issues–U.S. Trade or Business. Each CLO in which the Fund intends to invest generally will operate pursuant to investment guidelines intended to ensure the CLO is not treated as engaged in a U.S. trade or business for federal income tax purposes. Each CLO will generally receive an opinion of counsel, subject to certain assumptions (including compliance with the investment guidelines) and limitations, that the CLO will not be engaged in a U.S. trade or business for federal income tax purposes. If a CLO fails to comply with the investment guidelines or the IRS otherwise successfully asserts that the CLO should be treated as engaged in a U.S. trade or business for federal income tax purposes, such CLO could be subject to federal income tax on a net basis, which could reduce the amount available to distribute to junior debt and equity holders in such CLO, including the Fund.
FATCA. The U.S. Foreign Account Tax Compliance Act (“FATCA”) provisions of the Code impose a withholding tax of 30% on U.S. source periodic payments, including interest and dividends to certain non-U.S. entities, including certain non-U.S. financial institutions and investment funds, unless such non-U.S. entity complies with certain reporting requirements regarding its U.S. account holders and its U.S. owners. Many CLOs in which the Fund intends to invest in are expected to be treated as non-U.S. financial entities for this purpose, and therefore will be required to comply with these reporting requirements to avoid the 30% withholding. If a CLO in which the Fund invests in fails to properly comply with these reporting requirements, it could reduce the amount available to distribute to junior debt and equity holders in such CLO, which could materially and adversely affect the fair value of the CLO’s securities, the Fund’s operating results, and cashflows.
Legislative or Regulatory Tax Changes
At any time, the federal income tax laws and underlying regulations governing RICs or the administrative interpretations of those laws or regulations may be amended. Any of those new laws, regulations or administrative interpretations may take effect retroactively and could adversely affect the taxation of us or our shareholders. Therefore, changes in tax laws, regulations or administrative interpretations or any amendments thereto could diminish the value of an investment in our Common Shares or the value or the resale potential of our investments.
Shares Purchased Through Tax-Qualified Plans
Special tax rules apply to investments through defined contribution plans and other tax-qualified plans. Shareholders should consult their tax advisers to determine the suitability of shares of the Fund as an investment through such plans and the precise effect of an investment on their particular tax situation.

47

PERFORMANCE-RELATED AND COMPARATIVE INFORMATION
The Fund may quote certain performance-related information and may compare certain aspects of its portfolio and structure to other substantially similar closed-end funds as categorized by Broadridge Financial Solutions, Inc. (“Broadridge”), Morningstar Inc. or other independent services. Comparison of the Fund to an alternative investment should be made with consideration of differences in features and expected performance. The Fund may obtain data from sources or reporting services, such as Bloomberg Financial and Broadridge, which the Fund believes to be generally accurate.
The Fund, in its advertisements, may refer to pending legislation from time to time and the possible effect of such legislation on investors, investment strategy and related matters. At any time in the future, yields and total return may be higher or lower than past yields and there can be no assurance that any historical results will continue.
Past performance is not indicative of future results. At the time a Common Shareholder has its shares repurchased, they may be worth more or less than their original investment.
CUSTODIAN, TRANSFER AGENT AND DIVIDEND DISBURSEMENT AGENT
The custodian of the assets of the Fund is U.S. Bank National Association (the “Custodian”), 1555 North RiverCenter Drive, Suite 302, Milwaukee, Wisconsin 53212. The Custodian holds and administers the assets in the Fund’s portfolio.
U.S. Bancorp Fund Services, LLC, doing business as U.S. Bank Global Fund Services (“Fund Services”), 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as the Fund’s transfer agent, dividend disbursement agent, and shareholder servicing agent, as well as agent for the Plan. Fund Services also serves as the Fund’s administrator, providing the Fund with administrative and management services (other than investment advisory services) and accounting services, including portfolio accounting services, tax accounting services, and furnishing financial reports. In this capacity, Fund Services does not have any responsibility or authority for the management of the Fund, the determination of investment policy, or for any matter pertaining to the distribution of Common Shares.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Cohen & Company, Ltd., located at 1835 Market Street, Suite 310, Philadelphia, Pennsylvania 19103, serves as the independent registered public accounting firm for the Fund. Its services include auditing the Fund’s financial statements. Cohen & Co Advisory, LLC, an affiliate of Cohen & Company, Ltd., provides tax services to the Fund as requested.
COUNSEL
Vedder Price P.C., 222 N La Salle St, Chicago, IL 60601, passes upon certain legal matters in connection with shares offered by the Fund, and also acts as counsel to the Fund.
REGISTRATION STATEMENT
A registration statement on Form N-2, including any amendments thereto (the “Registration Statement”), relating to the Common Shares of the Fund offered hereby, has been filed by the Fund with the SEC, Washington, D.C. The Prospectus and this SAI are parts of, but do not contain all of the information set forth in, the Registration Statement, including any exhibits and schedules thereto. For further information with respect to the Fund and the Common Shares offered or to be offered hereby, reference is made to the Fund’s Registration Statement. Statements contained in the Prospectus and this SAI as to the contents of any contract or other document referred to are not necessarily complete and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the SEC upon the payment of certain fees prescribed by the SEC.

48

FINANCIAL STATEMENTS
The Fund is new and has no performance history as of the date of this SAI. Financial information therefore is not yet available. The audited financial statements, financial highlights and notes thereto and the independent registered public accounting firm’s report thereon appearing in the Fund’s annual report, once issued, will be incorporated herein by reference in this SAI. Once available, incorporated materials not delivered with the SAI may be obtained, without charge, by calling 855-522-4385, by writing to the Fund at Aristotle Pacific Enhanced CLO Income Fund, c/o U.S. Bank Global Fund Services P.O. Box 219231 Kansas City, Missouri 64121-9231 or by visiting the Fund’s website at www.aristotlepacific.com/cef.
The Predecessor Fund’s audited financial statements for the year ended December 31, 2024 are attached hereto as Appendix C. The audited financial statements of the Predecessor Fund have been audited by CohnReznick LLP, the independent auditor for the Predecessor Fund. Unaudited financial statements for the period ended September 30, 2025 for the Predecessor Fund are also attached hereto as Appendix D.
SUPPLEMENTAL FINANCIAL INFORMATION
A table showing the fees and expenses of the Fund after giving effect to the Reorganization is included in the Prospectus. The Reorganization will not result in a material change to the Predecessor Fund’s investment portfolio due to the investment restrictions of the Fund. As a result, a schedule of investments of the Predecessor Fund modified to show the effects of such change is not required and is not included. There are no material differences in the accounting policies of the Predecessor Fund as compared to those of the Fund.

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APPENDIX A - PROCEDURES FOR SHAREHOLDERS TO SUBMIT NOMINEE CANDIDATES
(Appendix A to the Fund’s Nominating and Governance Committee Charter)
A shareholder of a Fund must follow the following procedures in order to submit properly a nominee recommendation for the Committee’s consideration.
1.    The shareholder must submit any such recommendation (a “Shareholder Recommendation”) in writing to a Fund, to the attention of the Secretary, at the address of the principal executive offices of the Fund. Once each quarter, if any Shareholder Recommendations have been received by the Secretary during the quarter, the Secretary will inform the Committee of the new Shareholder Recommendations. Because the Fund does not hold annual or other regular meetings of shareholders for the purpose of electing Trustees, the Committee will accept Shareholder Recommendations on a continuous basis.
2.    All Shareholder Recommendations properly submitted to a Fund will be held by the Secretary until such time as (i) the Committee convenes to consider candidates to fill Board vacancies or newly created Board positions (a “Trustee Consideration Meeting”) or (ii) the Committee instructs the Secretary to discard a Shareholder Recommendation following a Trustee Consideration Meeting or an Interim Evaluation (as defined below).
3.    At a Trustee Consideration Meeting, the Committee will consider each Shareholder Recommendation then held by the Secretary. Following a Trustee Consideration Meeting, the Committee may instruct the Secretary to discard any or all of the Shareholder Recommendations currently held by the Secretary.
4.    The Committee may, in its discretion and at any time, convene to conduct an evaluation of validly submitted Shareholder Recommendations (each such meeting, an “Interim Evaluation”) for the purpose of determining which Shareholder Recommendations will be considered at the next Trustee Consideration Meeting. Following an Interim Evaluation, the Committee may instruct the Secretary to discard any or all of the Shareholder Recommendations currently held by the Secretary.
5.    The Shareholder Recommendation must include: (i) a statement in writing setting forth (A) the name, date of birth, business address, residence address and nationality of the person recommended by the shareholder (the “candidate”); (B) the number of shares (and class, if any) of the Fund(s) owned of record or beneficially by the candidate, as reported to such shareholder by the candidate; (C) any other information regarding the candidate called for with respect to director nominees by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K or paragraph (b) of Item 22 of Rule 14a-101 (Schedule 14A) under the Exchange Act, adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation or rule subsequently adopted by the Securities and Exchange Commission or any successor agency applicable to the Fund); (D) any other information regarding the candidate that would be required to be disclosed if the candidate were a nominee in a proxy statement or other filing required to be made in connection with the election of trustees or directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (E) whether the recommending shareholder believes that the candidate is or will be an “interested person” of the Fund (as defined in the 1940 Act of 1940, as amended) and, if not an “interested person,” information regarding the candidate that will be sufficient for the Fund to make such determination; (ii) the written and signed consent of the candidate to be named as a nominee and to serve as a Trustee if elected; (iii) the recommending shareholder’s name as it appears on the Fund’s books; (iv) the number of shares (and class, if any) of the Fund(s) owned beneficially and of record by the recommending shareholder; and (v) a description of all arrangements or understandings between the recommending shareholder and the candidate and any other person or persons (including their names) pursuant to which the recommendation is being made by the recommending shareholder. In addition, the Committee may require the candidate to furnish such other information as it may reasonably require or deem necessary to determine the eligibility of such candidate to serve on the Board or to satisfy applicable law.

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        Compliance Policies and Procedures
        Proxy Voting
APPENDIX B — PROXY VOTING POLICY

Summary
Aristotle Pacific Capital, LLC (“Aristotle Pacific”) is required to implement policies and procedures reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with fiduciary duties and SEC Rule 206(4)-6 under the Investment Advisers Act of 1940. In addition to SEC requirements governing advisers, Aristotle Pacific’s proxy voting policies reflect the fiduciary standards and responsibilities for accounts subject to the Employee Retirement Income Security Act of 1974 (“ERISA”) set out in applicable Department of Labor guidance.

Aristotle Pacific’s authority to vote proxies for clients is established by the Investment Management Agreement (“IMA”) or comparable documents. Aristotle Pacific manages fixed income strategies; therefore, the volume of proxies is relatively low.

Policy
Aristotle Pacific generally follows the voting guidelines included in this Policy; however, each vote is ultimately cast on a case-by-case basis, taking into consideration the contractual obligations under the IMA or comparable document, and all other relevant facts and circumstances at the time of the vote to ensure that proxies are voted in the best interest of clients.

Conflicts of Interest
Aristotle Pacific takes reasonable measures to identify the existence of any material conflicts of interest related to voting proxies. A potential conflict of interest may exist when Aristotle Pacific votes a proxy for an issuer with whom:
•Aristotle Pacific maintains a material business relationship
•Aristotle Pacific Senior Management or Portfolio Manager(s) maintain a personal relationship

Conflicts based on material business relationships or dealings with affiliates of Aristotle Pacific will only be considered to the extent that Aristotle Pacific has actual knowledge of such material business relationships. Aristotle Pacific employees are periodically, and no less than annually, reminded of their obligation to be aware of the potential for conflicts of interest with respect to voting proxies both as a result of business or personal relationships and to bring potential and actual conflicts of interest to the attention of the Aristotle Pacific CCO. Additionally, employees of Aristotle Pacific, including senior management and the portfolio managers, are required to disclose certain activities, relationships and personal interests that may create, or appear to create an actual or potential conflict of interest. Aristotle Pacific will not vote proxies relating to such issuers identified as being involved in a potential conflict of interest until it has been determined that the conflict of interest is not material or a method for resolving the conflict of interest has been agreed upon and implemented. When a material conflict of interest exists, Aristotle Pacific will choose among the following options to eliminate such conflict:
•Vote in accordance with the Voting Guidelines (outlined below), if the voting scenario is covered in the Voting Guidelines and involves little or no discretion;
•If possible, erect information barriers around the person or persons making voting decisions sufficient to insulate the decision from the conflict;

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        Compliance Policies and Procedures
        Proxy Voting
•If practical, notify affected clients of the conflict of interest and seek a waiver of the conflict for the proxy to be voted;
•If agreed upon in writing with the client, forward the proxies to the affected client or their designee and allow the client or their designee to vote the proxies.

The resolution of all potential and actual material conflicts of interest issues is documented in order to demonstrate that Aristotle Pacific acted in the best interest of its clients.

Abstaining from Proxy Voting
In certain circumstances, Aristotle Pacific may choose to abstain from voting a proxy. In instances when Aristotle Pacific deems abstention to be in the best interest of its client(s), Aristotle Pacific will formally indicate its abstention on the proxy to ensure the vote is properly recorded. Considerations that may cause Aristotle Pacific to abstain from voting include but are not limited to:
•When the cost of voting the proxy outweighs the benefits or is otherwise impractical;
•International constraints for timing and meeting deadlines;
•Restrictions on foreign securities including share blocking (restrictions on the sale of securities for a period of time in proximity to the shareholder meeting); and
•Any instance where the Firm feels there is insufficient information to determine the most reasonable course of action on behalf of a client; and
•When a client provides specific instruction to abstain from a vote as outlined in the Client Instruction section below.

Any proxies that Aristotle Pacific chooses not to vote will be documented along with the rationale prior to the date of the shareholder’s meeting for that particular proxy.

Securities Lending
Clients of Aristotle Pacific may participate in a securities lending arrangement. When a client participates in a securities lending arrangement, the proxy voting rights for a security on loan transfer to the holder of the shares, and Aristotle Pacific may not receive the proxy. Aristotle Pacific will not recall securities under such arrangements if, in Aristotle Pacific’s perspective, the potential economic impact of the proposal is insignificant or less than the economic benefit gained if the securities remained out on loan or if recalling the securities is not in the best interest of the client.

Client Instruction
Under certain circumstances a client may delegate proxy voting authority to Aristotle Pacific and provide specific voting instructions. The IMA must reflect the terms and conditions of the arrangement. As agreed to in the IMA, Aristotle Pacific will vote in accordance with the client’s specific instructions which may or may not align with this policy. Clients should be aware that providing specific instructions may result in voting that may be contrary to how Aristotle Pacific would have voted using the Voting Guidelines or their own analysis.

Differences in Proxy Vote Determinations
Aristotle Pacific may determine that specific circumstances require that proxies be voted differently among accounts due to the accounts’ Investments Guidelines or other distinguishing factors. Aristotle Pacific may from time to time reach contrasting but equally valid views on how best to maximize economic value in respect to a particular investment. This may result in

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        Compliance Policies and Procedures
        Proxy Voting
situations in which a client is invested in portfolios with dissimilar proxy outcomes. In those situations, the other portfolios may be invested in strategies having distinctive investment objectives, investment styles or investment professionals. However, Aristotle Pacific generally votes consistently on the same matter when securities of an issuer are held by multiple client accounts. Any differences among proxies for other portfolios will be reviewed, approved and documented by senior management and the Aristotle Pacific CCO prior to the vote being cast.

Client Disclosure and Availability of Proxy Voting Policies and Procedures
Aristotle Pacific provides a copy of its proxy voting policy and procedures to clients upon request. Clients can obtain information on how proxies were voted for their account upon request. Compliance provides proxy filing information to the advisors of 40 Act Accounts as requested for the purpose of filing proxy information annually with the SEC.

Voting Guidelines
Proxy proposals generally fall into one of the following categories: Reports and approval of accounts; Financial operations; Board elections; Remuneration; Engagement; and other relevant issues (e.g., shareholder and business proposals) In all cases, Aristotle Pacific will vote the proxies in a manner that is consistent with the best interest of its clients as follows:

•Reports and approval of accounts (e.g., approval of financial statements, allocation of income, appointment of auditors, etc.): Aristotle Pacific generally votes with the recommendations of a company’s Board of Directors following our own review to include ensuring proposals are reflective of, among others, ethical, reasonable, equitable and financially sound corporate standards.

•Financial operations (e.g., mergers and acquisitions, corporate restructuring, etc.): Aristotle Pacific generally votes with the recommendations of a company’s Board of Directors following our own review to include ensuring proposals are reflective of, among others, ethical, reasonable, equitable and financially sound corporate standards.

•Board elections: Board nominations are evaluated on a case-by-case basis. Aristotle Pacific is supportive of NASDAQ’s Diversity requirements1. In the event any underlying issuer does not have at least two diverse2 board members, we expect to vote against resolutions or proposals to re-elect or appoint a new, non-diverse board candidate3. Where an issuer has two or more diverse board members, Aristotle Pacific may vote in-line with the recommendations of a company’s Board of Directors following our own review to include ensuring proposals are reflective of, among others, ethical, reasonable, equitable and financially sound corporate standards.

•Remuneration and compensation practices: Votes related to remuneration and compensation are evaluated on a case-by-case basis. Aristotle Pacific expects to specifically review instances of increased compensation (including bonus compensation)
1 https://listingcenter.nasdaq.com/assets/RuleBook/Nasdaq/filings/SR-NASDAQ-2020-081.pdf
2 Defined per NASDAQ (see Footnote 1) as referring to any person who self-identifies as female, Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Middle Eastern / North African, Native Hawaiian or Pacific Islander, two or more races or ethnicities, or as LGBTQ+.
3 Aristotle Pacific’s review is limited to publicly available data that is reasonably practicable to locate or otherwise identify, and/or readily available in ESG disclosures

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        Compliance Policies and Procedures
        Proxy Voting
when the CEO to median employee ratio is higher than 300 to 14 based on public remuneration disclosures by an issuer.

•Shareholder engagement related proxies: These proxies are evaluated on a case-by-case basis. Aristotle Pacific generally expects to vote against any resolution that would reduce or restrict shareholder rights or engagement activities without compensation deemed reasonable to justify such restriction.

•Shareholder proposals and other voting issues, including ESG-related issues not described above, are evaluated on case-by-case basis with consideration to our ESG policy. If a proposal relates to the disclosure of material5 ESG-related information (e.g., disclosure related to climate risk), and does not create duplicate disclosure effort or an unreasonable cost burden to the company, we generally expect to vote in favor of such proposal.

Any proxies that Aristotle Pacific votes outside of these general Voting Guidelines will be documented along with the rationale prior to the date of the shareholder’s meeting for that particular proxy.

Procedures
All proxies are sent to the appropriate Aristotle Pacific portfolio manager(s), ESG product specialist and analyst responsible for the security held in a client account for their review and recommendation. These individuals research the implications of proxy proposals and make voting recommendations specific for each account that holds the related security. Aristotle Pacific portfolio managers are ultimately responsible for voting any client proxy. Aristotle Pacific uses information gathered from research, company management, and outside shareholder groups to reach voting decisions. In determining how to vote proxy issues, Aristotle Pacific votes proxies in a manner intended to protect and enhance the economic value of the securities held in client accounts.

Aristotle Pacific utilizes ISS ProxyExchange (“ProxyExchange”) to assist with the administrative processes for proxy voting such as tracking and management of proxy records, vote execution, reporting, and auditing. ProxyExchange generates reports and provides information to assist in the review and monitoring of votes cast. The holdings in certain client accounts are electronically sent to the ProxyExchange system by the custodians to ensure that Aristotle Pacific is voting the most current share position for clients. Once Compliance receives email notification from ProxyExchange that there are proxies in the system to be voted, a ballot is created as a distributable unmarked ballot and sent via email to the appropriate parties for review. The portfolio managers respond with their voting decisions.

Compliance has the responsibility to vote the proxies according to the Portfolio Manager selections. Once voted, an email is sent via ProxyExchange to the client, client account custodian or third party as defined in the IMA confirming that proxies have been voted. An email is received from ProxyExchange confirming the vote was submitted.
4 https://www.forbes.com/sites/niallmccarthy/2021/07/15/americas-most-staggering-ceo-to-worker-pay-ratios-infographic/?sh=59eb3a762c56
5 As defined by SASB as ESG risks that create a financial or operational impairment to a company https://www.sasb.org/standards/materiality-map/

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        Compliance Policies and Procedures
        Proxy Voting

For those client accounts not on the ProxyExchange system, all custodian banks and trustees are notified of their responsibility to forward to Compliance all proxy materials. When Compliance is notified of an upcoming proxy for the accounts on ProxyExchange, the proxy material is verified to have been received for the accounts not on ProxyExchange as well. If an expected proxy is not received by the voting deadline, Compliance will direct the custodian or trustee to vote in accordance with Aristotle Pacific’s instructions. The final authority and responsibility for proxy voting remains with Aristotle Pacific.

Oversight Controls
Compliance reviews the proxy votes cast to make sure Aristotle Pacific is following the proxy voting policies and procedures. Compliance reviews, no less than annually, the adequacy of the proxy voting policies and procedures to make sure that they have been implemented effectively, including whether the policies continue to be reasonably designed to ensure that proxies are voted in the best interests of clients.

Last Updated
December 5, 2025

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APPENDIX C—AUDITED FINANCIAL STATEMENTS
(PREDECESSOR FUND)

C-1

Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

Financial Statements and Independent Auditor’s Report
Financial Statements as of and for the
Year ended December 31, 2024, and
Independent Auditor’s Report

Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)
TABLE OF CONTENTS

Independent Auditor’s Report	1 – 2
Financial Statements as of and for the Year ended December 31, 2024:
Statement of Assets, Liabilities, and Partners’ Capital	3
Condensed Schedule of Investments	4
Statement of Operations	5
Statement of Changes in Partners’ Capital	6
Notes to the Financial Statements	7 – 13
Independent Auditor’s Report on Supplemental Information	14
Supplemental Schedule of Investments	15 – 18

Independent Auditor's Report

To the General Partner of
Pacific Asset Management CLO Opportunities Fund, L.P.
Opinion
We have audited the financial statements of Pacific Asset Management CLO Opportunities Fund, L.P. (the "Fund"), which comprise the statement of assets, liabilities, and partners' capital, including the condensed schedule of investments, as of December 31, 2024, and the related statements of operations and changes in partners' capital for the year then ended, and the related notes to the financial statements.
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Pacific Asset Management CLO Opportunities Fund, L.P. as of December 31, 2024, and the results of its operations and changes in its partners' capital for the year then ended, in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America ("GAAS"). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Fund and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Fund's ability to continue as a going concern for one year after the date that the financial statements are available to be issued.
Auditor's Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
1

In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Fund's ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
Los Angeles, California
March 28, 2025
2

Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

STATEMENT OF ASSETS, LIABILITIES, AND PARTNERS’ CAPITAL
(Expressed in U.S. Dollars)

AS OF DECEMBER 31, 2024

Assets

Investments, at fair value (cost $45,578,060)	$46,297,062
Cash and cash equivalents	648,752
Interest receivable	975,547
Due from related party	10,148

Total assets	$47,931,509

Liabilities and Partners’ Capital

Liabilities
Due to broker	$1,000,000
Management fee payable	26,892
Accrued expenses and other liabilities	57,766

Total liabilities	1,084,658

Partners’ Capital

General Partners	523,716
Limited Partners	46,323,135
Total partners’ capital	46,846,851
Total liabilities and partners’ capital	$47,931,509

3

The accompanying notes are an integral part of these financial statements.

Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

CONDENSED SCHEDULE OF INVESTMENTS
(Expressed in U.S. Dollars)

AS OF DECEMBER 31, 2024

Description		Principal Amount		Cost		Fair Value	Percentage of Partners' Capital
Structured Finance							
Investments - Collateralized Loan Obligations							
North America							
AIMCO 2015-AA ER3, SOFR +6.35%, October 2034	$	1,000,000	$	1,000,000	$	1,020,417	2.18%
AIMCO 2017-AA ER, SOFR +6.51%, April 2034		475,000		472,857		479,173	1.02%
AIMCO 2017-AA FR, SOFR +8.80%, April 2034		250,000		242,525		250,403	0.53%
AIMCO 2019-10A ERR, SOFR +5.65%, July 2037		550,000		550,000		563,434	1.21%
AIMCO 2019-10A SUB, July 2032*		350,000		267,120		227,019	0.48%
AIMCO 2020-11A ER2, SOFR +5.35%, July 2037		1,000,000		1,000,000		1,021,209	2.18%
AIMCO 2024-22A E, SOFR +6.50%, April 2037		275,000		275,000		284,121	0.61%
		3,900,000		3,807,502		3,845,776	8.21%
ELM14 2022-1A F, SOFR +8.37%, April 2035		250,000		225,970		253,177	0.54%
ELM34 2024-10A E, SOFR +5.35%, October 2037		2,000,000		2,000,000		2,039,991	4.35%
ELM35 2024-11A E, SOFR +5.25%, October 2037		1,000,000		1,000,000		1,018,035	2.17%
ELMW1 2019-1A ERR, SOFR +6.40%, April 2037		500,000		500,000		518,806	1.11%
ELMW8 2021-1A ER, SOFR +6.25%, April 2037		1,500,000		1,546,635		1,540,939	3.30%
ELMW8 2021-1A SUB, January 2034*		250,000		224,875		147,300	0.31%
		5,500,000		5,497,480		5,518,248	11.78%
MAGNE 2015-12A ER, SOFR +5.94%, October 2031		250,000		213,720		251,727	0.54%
MAGNE 2019-23A ER, SOFR +6.56%, January 2035		325,000		325,000		328,617	0.70%
MAGNE 2024-44A E, SOFR +5.25%, October 2037		2,000,000		2,000,000		2,035,237	4.34%
		2,575,000		2,538,720		2,615,581	5.58%
NEUB 2017-16SA ER, SOFR +6.51%, April 2034		1,000,000		1,002,500		1,008,444	2.15%
NEUB 2019-33A ER, SOFR +6.51%, October 2033		500,000		500,000		504,592	1.08%
NEUB 2021-40A E, SOFR +6.11%, April 2033		250,000		215,845		252,139	0.54%
NEUB 2022-49A ER, SOFR +5.50%, July 2035		1,000,000		1,000,000		1,009,154	2.15%
NEUB 2024-54A E, SOFR +6.35%, April 2038		250,000		250,000		257,192	0.55%
		3,000,000		2,968,345		3,031,521	6.47%
OCP 2019-16A ER, SOFR +6.61%, April 2033		500,000		500,000		503,681	1.08%
OCP 2020-19A ER, SOFR +6.76%, October 2034		475,000		475,000		479,360	1.02%
OCP 2021-21A E, SOFR +6.54%, July 2034		1,000,000		999,475		1,010,777	2.16%
OCPA 2023-29A ER, SOFR +5.00%, January 2036		1,000,000		1,000,000		1,000,000	2.13%
		2,975,000		2,974,475		2,993,818	6.39%
OAKC 2017-14A ER, SOFR +5.45%, July 2037		1,000,000		1,000,000		1,022,602	2.18%
OAKC 2017-15A ER, SOFR +6.50%, April 2037		250,000		250,000		257,686	0.55%
OAKC 2018-1A ER, SOFR +6.50%, April 2037		250,000		250,000		257,727	0.55%
OHALF 2016-1A ER2, SOFR +5.70%, July 2037		1,000,000		1,000,000		1,019,498	2.18%
		2,500,000		2,500,000		2,557,513	5.46%
PLMRS 2015-2A DR2, SOFR +6.01%, July 2030		250,000		215,625		250,197	0.53%
PLMRS 2021-1A E, SOFR +7.67%, April 2034		250,000		240,000		247,471	0.53%
PLMRS 2021-4A E, SOFR +6.31%, October 2034		400,000		400,000		403,470	0.87%
PSTAT 2021-2A E, SOFR +7.76%, May 2029		1,000,000		1,008,690		1,008,768	2.15%
PSTAT 2024-3A D, SOFR +5.40%, August 2032		1,000,000		1,000,000		1,008,163	2.15%
		2,900,000		2,864,315		2,918,069	6.23%
Other Collateralized Loan Obligations**		23,010,000		22,427,223		22,816,536	48.71%
Total Investments - Collateralized Loan Obligations	**$**	**46,360,000**	**$**	**45,578,060**	**$**	**46,297,062**	**98.83%**

* Sub note tranche, no interest rate.

** No individual investment constituted greater than 5% of partners' capital.

4

The accompanying notes are an integral part of these financial statements.

Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

STATEMENT OF OPERATIONS
(Expressed in U.S. Dollars)

FOR THE YEAR ENDED DECEMBER 31, 2024

5

The accompanying notes are an integral part of these financial statements.

Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

STATEMENT OF CHANGES IN PARTNERS’ CAPITAL
(Expressed in U.S. Dollars)

FOR THE YEAR ENDED DECEMBER 31, 2024

6

The accompanying notes are an integral part of these financial statements.

Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2024
1.ORGANIZATION

Pacific Asset Management CLO Opportunities Fund L.P. (the "Fund") is a Delaware limited partnership organized on April 3, 2018 to operate as a private investment fund primarily for the benefit of U.S. investors. The Fund commenced operations on June 1, 2018. PAM CLO Opportunities GP LLC (the “General Partner”), a Delaware limited liability company, serves as the General Partner of the Fund.

Aristotle Pacific Capital, LLC (“Aristotle Pacific” and formerly Pacific Asset Management LLC) serves as the investment manager of the Fund (the “Investment Manager”) and provides certain administrative and managerial services to the Fund. Aristotle Pacific’s investment team was initially established in 2007 as a business division of Pacific Life Fund Advisors LLC (“PLFA”) and conducted its business under the name “Pacific Asset Management”.

The Fund’s investment objective seeks to provide attractive returns, with a secondary objective of minimizing capital loss. The Fund seeks to achieve its investment objective by investing primarily in a diversified portfolio of Collateralized Loan Obligation (CLO) debt and equity securities. There can be no assurance that the investment objective of the Fund will be achieved.

2.SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies adopted by the Fund are as follows:

Basis of Presentation

These financial statements are expressed in U.S. dollars and have been prepared in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”). The Fund qualifies as an investment company under US GAAP and follows the accounting and reporting guidance in Financial Accounting Standards Board Accounting Standards Codification Topic 946, Financial Services – Investment Companies.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the General Partner to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The General Partner believes that the estimates utilized in preparing its financial statements are reasonable and prudent; however, actual results could differ from these estimates and these differences could be material.

Investment Transactions and Related Investment Income

Securities are accounted for on a trade date basis. Realized gains and losses on investment transactions are determined using cost calculated on a specific identification basis. Interest is recognized on an accrual basis. Discounts and premiums to the face amount of debt securities are accreted and amortized using the effective interest rate method over the lives of the respective debt securities.
7

Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2024

2.SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Valuation of Investments

Securities Valuation

Securities owned that are traded on national securities exchanges are valued at the last reported sales price on the date of determination or, if no sales occurred on such day, at the mean between the bid and asked prices on such day. Investments in securities that are not listed on a national securities exchange are valued at the average of the most recent bid and asked prices on the date of determination or, if no sales occurred on such day, at such value as the General Partner may determine in good faith.

Collateralized Loan Obligations

In valuing the Fund’s investments in CLO securities, the General Partner considers a variety of relevant factors such as indicative mid-point quotes provided by independent pricing services, recent trading prices for specific investments, and recent purchases and sales of similar securities. When observable price quotations are not available, fair value is determined based on future cash flow projections. The cash flow projections are subject to assumptions such as future loan default rates, recovery rates, prepayment rates, reinvestment rates, and discount rates. CLO securities are generally categorized in Level 2 of the fair value hierarchy. In instances where significant inputs are unobservable, they are categorized in Level 3 of the fair value hierarchy. There were no CLO securities in Level 3 of the fair value hierarchy as of December 31, 2024.

Cash and Cash Equivalents

Cash and cash equivalents are defined as amounts which are readily converted into cash and highly-liquid investments with a maturity of three months or less when purchased. There were no cash equivalents at the year ended December 31, 2024.

Income Taxes

The Fund is to be treated as a partnership for federal income tax purposes and is not subject to federal income tax. No provision for federal or state income taxes has been made, since all income and losses are allocated to the partners for inclusion in their respective tax returns. The Fund filed an income tax return in the U.S. federal jurisdiction and may file income tax returns in various U.S. states. Generally, the Fund is subject to income tax examinations for the years after 2021.

The Fund reviews and evaluates tax positions in its major jurisdictions and determines whether or not there are uncertain tax positions that require financial statement recognition. The Fund recognizes uncertain tax positions if it is more likely than not to be sustained upon examination by the applicable taxing authority, including the resolution of any related appeals or litigation processes, based on the technical merits of the position. Tax benefits are measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement, which could result in the Fund recording a tax liability that would reduce partners’ capital.

Based on its review, the Fund has determined the major tax jurisdictions to be where the Fund is organized and where the Fund makes investments. Such jurisdictions are U.S. federal, and various state and local; however, no liability for uncertain tax positions was recorded for any of the Fund’s open tax years. The Fund recognizes interest and penalties, if any, related to unrecognized tax benefits as a partnership expense in the statement of operations. During the year ended December 31, 2024, the Fund did not incur any interest or penalties.

The Fund is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will change materially in the next twelve months. As a result, no other income tax liability or expense has been recorded in the accompanying financial statements.
8

Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2024

3.DUE TO BROKER

Due to broker consists of unsettled trade transactions. There were $1,000,000 due to broker as of December 31, 2024.

4.DISCLOSURE OF FAIR VALUE MEASUREMENT

The Fund follows the authoritative guidance for fair value measurements, which establishes a fair value hierarchy and defines fair value as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date. The fair value hierarchy prioritizes and ranks the inputs in valuation techniques to measure fair value. The fair value hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access. Valuation adjustments and block discounts are not applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 — Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary from security to security and is affected by a wide variety of factors, including the type of security, whether the security is new and not yet established in the marketplace, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Those estimated values do not necessarily represent the amounts that may be ultimately realized due to the occurrence of future circumstances that cannot be reasonably determined. Due to the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the securities existed.

Accordingly, the degree of judgment exercised by the Fund in determining fair value is greatest for securities categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement falls in its entirety is determined by the lowest level input that is significant to the fair value measurement.

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the Fund’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date. The Fund uses prices and inputs that are current as of the measurement date, including during periods of market dislocation. In periods of market dislocation, the observability of prices and inputs may get reduced for many securities. This condition could cause a security to be reclassified to a lower level within the fair value hierarchy.

There were no transfers between the levels of the fair value hierarchy for the year ended December 31, 2024. There were no purchases of Level 3 investments for the year ended December 31, 2024.

The following table presents information about the Fund’s assets and liabilities measured at fair value as of December 31, 2024:

9

Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2024

4.DISCLOSURE OF FAIR VALUE MEASUREMENT (CONTINUED)

5.RISK CONSIDERATIONS

Market risk is the potential loss the Fund may incur as a result of changes in the market or fair value of a particular financial instrument. The rapid fluctuations in the market prices of securities are highly volatile. The market value of financial securities changes in response to interest rate changes and other factors.

The Fund’s investments are long-term and may be illiquid and there is no assurance that the Fund will achieve its investment objectives. Due to the illiquidity of some of the investments, valuation of the assets may be difficult, as there generally will be no established market for these assets.

Credit risk represents the risk that a counterparty will be unable to pay amounts in full when due. Changes in a debt security issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Fund’s investment in that issuer. The degree of credit risk depends on the issuer’s financial condition and on the terms of the securities.

The Fund may be exposed to counterparty risk if its counterparties failed to perform pursuant to the terms of their obligations to the Fund, or the risk that an institution or other entity with which the Fund has unsettled or open transactions will default. The Fund's assets are subject to the risk of failure of any of the exchanges on which their positions trade or of their clearing houses, intermediaries or counterparties. Financial assets of counterparties, which potentially expose the Fund to counterparty risk, consist mainly of cash due from counterparties and investments. The Investment Manager may attempt to minimize counterparty risks to the Fund by performing extensive reviews of each counterparty and entering into transactions with counterparties that the Investment Manager believes to be creditworthy at the time of the transaction and requiring the posting of collateral in applicable transactions. These risks are monitored on an ongoing basis and the composition of the portfolio is amended accordingly while adhering to the investment guidelines set forth in the Fund's private placement memorandum.

6.RELATED PARTY TRANSACTIONS

The Fund considers the General Partner and Investment Manager, their principal owners, members of management and members of their families, as well as affiliates, to be related parties to the Fund. Amounts due from and due to related parties are generally settled in the normal course of business without formal payment terms.

Management Fee
Pursuant to an investment management agreement entered into between the Fund and the Investment Manager, the Fund will pay to the Investment Manager a fixed management fee (the “Management Fee”) payable monthly (prorated for partial periods), in arrears, equal to the rate of 0.70% per annum of the month-beginning net asset value of each capital account of the Fund (without reduction for the Management Fee payable in such month).
10

Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2024

6.RELATED PARTY TRANSACTIONS (CONTINUED)

Management Fee (continued)

The Investment Manager has the right to reduce, waive or calculate differently, from time to time, all or part of the Management Fee attributed to certain Limited Partners, including, without limitation, Limited Partners that are members, partners, affiliates or employees of the General Partner or the Investment Manager, members of the immediate families of such persons and trusts or other entities for their benefit.

For the year ended December 31, 2024, the Management Fee amounted to $278,662, of which, $26,892, was payable at December 31, 2024.

The Investment Manager may, in its sole discretion, establish an annual maximum for expenses, calculated on a monthly basis, as a percentage of the Fund’s net asset value. Expenses above the maximum are treated as Management Fee rebate to the Fund. During the year ended December 31, 2024, the Fund received a Management Fee rebate amounting to $93,767.

Incentive Allocation

At the end of each fiscal year of the Fund, an amount equal to 10% of the net capital appreciation allocated to a Limited Partner’s capital account for such fiscal year after deducting the Management Fee and other expenses, as applicable, debited to such Limited Partner’s capital accounts for such fiscal year, will be reallocated to the capital account of the General Partner (the “Incentive Allocation”); provided, however, that the net capital appreciation upon which the calculation of the Incentive Allocation is based will be reduced to the extent of any unrecovered balance remaining in the loss recovery account maintained on the books and records of the Fund for such Limited Partner’s capital account. Although the Incentive Allocation will only crystalize annually (or upon withdrawal), it will accrue monthly during the year.

The Incentive Allocation will be determined separately with respect to each capital account established for a Limited Partner and will only be applied if such Limited Partner’s capital account achieved an annualized return of 7% during the applicable fiscal year (the “Hurdle Rate”).

In addition, the General Partner may elect to reduce, waive or calculate differently the Incentive Allocation with respect to any Limited Partner, including without limitation, employees of the Investment Manager, their respective immediate family members and trusts or other vehicles established for the benefit of such persons.

For the year ended December 31, 2024, the incentive allocation amounted to $347,169.

11

Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2024

7.ADMINISTRATOR

VP Fund Services, LLC (the “Administrator”) serves as the Fund’s administrator and performs administrative, registrar and transfer agency services on behalf of the Fund. The Administrator receives an administration fee accrued monthly and payable monthly in arrears, subject to a minimum monthly fee of $5,000 per month. For the year ended December 31, 2024, the administration fee amounted to $60,000, of which, $5,000, was payable at December 31, 2024 and is included in accrued expenses and other liabilities on the Statement of Assets, Liabilities, and Partners’ Capital.

8.PARTNERS’ CAPITAL

The minimum initial capital contribution by a Limited Partner for Interests in the Fund is $5,000,000 and the minimum additional capital contribution is $500,000, both subject to reduction in the sole discretion of the General Partner. Subject to the limitations on withdrawals set within the Fund’s private placement memorandum and upon 90 days' prior written notice, each Limited Partner will have the right as of each quarter occurring on or after the day immediately preceding the first anniversary of the establishment of a capital account and as of the start of each quarter thereafter to withdraw all or a portion of the balance in a capital account that is eligible for withdrawal as of a Withdrawal Date (the balance of a Limited Partner's capital account that is eligible for withdrawal on a particular Withdrawal Date being referred to herein as the Limited Partner's "Withdrawal Date Balance"). A Limited Partner generally is permitted to withdraw up to 25%, 33⅓%, 50% and 100%, respectively, of its Withdrawal Date Balance as of the applicable Withdrawal Date over four out of five consecutive Withdrawal Dates.

9.ALLOCATION OF NET PROFITS AND NET LOSSES

At the end of each accounting period, any net capital appreciation or net capital depreciation will be allocated to all Partners (including the General Partner) in proportion to each Partner’s opening capital account balance for such accounting period.

10.FINANCIAL HIGHLIGHTS

The summary of key financial highlights relating to the Limited Partners of the Fund for year ended December 31, 2024, is as follows:
(1) Total return represents the change in value of a theoretical investment by comparing the aggregate beginning and ending values of partner’s capital, adjusted for cash flows related to capital contributions or withdrawals during the year.
(2) Average partner’s capital was derived from partner’s average weighted capital, including the beginning and ending capital for the year, adjusted for cash flows related to capital contributions or withdrawals during the year.
12

Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)

AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2024

An individual limited partner’s return and ratios may vary based on participation in new issues, private investments, different incentive allocation and/or management fee arrangements, and the timing of capital transactions. The net investment income ratios do not reflect the effects of the incentive allocation to the General Partner.

11.SUBSEQUENT EVENTS

Management has evaluated subsequent events through March 28, 2025, the date the financial statements were available to be issued. Management has determined that there are no material events that would require adjustment to, or disclosure in, the Fund’s financial statements.
13

Independent Auditor’s Report on Supplementary Information

To the General Partner of
Pacific Asset Management CLO Opportunities Fund, L.P.

We have audited the financial statements of Pacific Asset Management CLO Opportunities Fund, L.P., as of and for the year ended December 31, 2024, and have issued our report thereon dated March 28, 2025, which contained an unmodified opinion on those financial statements. Our audit was performed for the purpose of forming an opinion on the financial statements as a whole. We have not performed any procedures with respect to the audited financial statements subsequent to March 28, 2025.
The supplemental schedule of investments is presented for the purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

Los Angeles, California
October 31, 2025
14

Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)
SCHEDULE OF INVESTMENTS
(Expressed in U.S. Dollars)

AS OF DECEMBER 31, 2024
15

Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)
SCHEDULE OF INVESTMENTS (CONTINUED)
(Expressed in U.S. Dollars)

AS OF DECEMBER 31, 2024

16

Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)
SCHEDULE OF INVESTMENTS (CONTINUED)
(Expressed in U.S. Dollars)

AS OF DECEMBER 31, 2024

17

Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)
SCHEDULE OF INVESTMENTS (CONTINUED)
(Expressed in U.S. Dollars)

AS OF DECEMBER 31, 2024
18

APPENDIX D—UNAUDITED FINANCIAL STATEMENTS
(PREDECESSOR FUND)
For the period January 1, 2025 through September 30, 2025

D-1

Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

Unaudited Financial Statements
Financial Statements as of and for the
Period ended September 30, 2025

Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

TABLE OF CONTENTS

Unaudited Financial Statements as of and for the Period ended September 30, 2025:
Statement of Assets, Liabilities, and Partners’ Capital	1
Schedule of Investments	2 – 6
Statement of Operations	7
Statement of Changes in Partners’ Capital	8
Notes to the Financial Statements	9 – 15

Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

STATEMENT OF ASSETS, LIABILITIES, AND PARTNERS’ CAPITAL (unaudited)
(Expressed in U.S. Dollars)

AS OF SEPTEMBER 30, 2025

1
The accompanying notes are an integral part of these financial statements.

Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

SCHEDULE OF INVESTMENTS (unaudited)
(Expressed in U.S. Dollars)

AS OF SEPTEMBER 30, 2025
2
The accompanying notes are an integral part of these financial statements.

Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

SCHEDULE OF INVESTMENTS (CONTINUED)
(Expressed in U.S. Dollars)

AS OF SEPTEMBER 30, 2025
3
The accompanying notes are an integral part of these financial statements.

Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

SCHEDULE OF INVESTMENTS (CONTINUED)
(Expressed in U.S. Dollars)

AS OF SEPTEMBER 30, 2025

4
The accompanying notes are an integral part of these financial statements.

Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

SCHEDULE OF INVESTMENTS (CONTINUED)
(Expressed in U.S. Dollars)

AS OF SEPTEMBER 30, 2025
5
The accompanying notes are an integral part of these financial statements.

Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

SCHEDULE OF INVESTMENTS (CONTINUED)
(Expressed in U.S. Dollars)

AS OF SEPTEMBER 30, 2025
6
The accompanying notes are an integral part of these financial statements.

Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

STATEMENT OF OPERATIONS (unaudited)
(Expressed in U.S. Dollars)

FOR THE PERIOD ENDED SEPTEMBER 30, 2025
7
The accompanying notes are an integral part of these financial statements.

Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

STATEMENT OF CHANGES IN PARTNERS’ CAPITAL (unaudited)
(Expressed in U.S. Dollars)

FOR THE PERIOD ENDED SEPTEMBER 30, 2025
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The accompanying notes are an integral part of these financial statements.

Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

NOTES TO THE FINANCIAL STATEMENTS (unaudited)
(Expressed in U.S. Dollars)

AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 2025
1.ORGANIZATION

Pacific Asset Management CLO Opportunities Fund L.P. (the "Fund") is a Delaware limited partnership organized on April 3, 2018 to operate as a private investment fund primarily for the benefit of U.S. investors. The Fund commenced operations on June 1, 2018. PAM CLO Opportunities GP LLC (the “General Partner”), a Delaware limited liability company, serves as the General Partner of the Fund.

Aristotle Pacific Capital, LLC (“Aristotle Pacific” and formerly Pacific Asset Management LLC) serves as the investment manager of the Fund (the “Investment Manager”) and provides certain administrative and managerial services to the Fund. Aristotle Pacific’s investment team was initially established in 2007 as a business division of Pacific Life Fund Advisors LLC (“PLFA”) and conducted its business under the name “Pacific Asset Management”.

The Fund’s investment objective seeks to provide attractive returns, with a secondary objective of minimizing capital loss. The Fund seeks to achieve its investment objective by investing primarily in a diversified portfolio of Collateralized Loan Obligation (CLO) debt and equity securities. There can be no assurance that the investment objective of the Fund will be achieved.

2.SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies adopted by the Fund are as follows:

Basis of Presentation

These financial statements are expressed in U.S. dollars and have been prepared in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”). The Fund qualifies as an investment company under US GAAP and follows the accounting and reporting guidance in Financial Accounting Standards Board Accounting Standards Codification Topic 946, Financial Services – Investment Companies.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires the General Partner to make estimates and assumptions that affect the amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The General Partner believes that the estimates utilized in preparing its financial statements are reasonable and prudent; however, actual results could differ from these estimates and these differences could be material.

Investment Transactions and Related Investment Income

Securities are accounted for on a trade date basis. Realized gains and losses on investment transactions are determined using cost calculated on a specific identification basis. Interest is recognized on an accrual basis. Discounts and premiums to the face amount of debt securities are accreted and amortized using the effective interest rate method over the lives of the respective debt securities.
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Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)

AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 2025
2.SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Valuation of Investments

Securities Valuation

Securities owned that are traded on national securities exchanges are valued at the last reported sales price on the date of determination or, if no sales occurred on such day, at the mean between the bid and asked prices on such day. Investments in securities that are not listed on a national securities exchange are valued at the average of the most recent bid and asked prices on the date of determination or, if no sales occurred on such day, at such value as the General Partner may determine in good faith.

Collateralized Loan Obligations

In valuing the Fund’s investments in CLO securities, the General Partner considers a variety of relevant factors such as indicative mid-point quotes provided by independent pricing services, recent trading prices for specific investments, and recent purchases and sales of similar securities. When observable price quotations are not available, fair value is determined based on future cash flow projections. The cash flow projections are subject to assumptions such as future loan default rates, recovery rates, prepayment rates, reinvestment rates, and discount rates. CLO securities are generally categorized in Level 2 of the fair value hierarchy. In instances where significant inputs are unobservable, they are categorized in Level 3 of the fair value hierarchy. There were no CLO securities in Level 3 of the fair value hierarchy as of September 30, 2025.

Cash and Cash Equivalents

Cash and cash equivalents are defined as amounts which are readily converted into cash and highly-liquid investments with a maturity of three months or less when purchased. There were no cash equivalents at the period ended September 30, 2025.

Income Taxes

The Fund is to be treated as a partnership for federal income tax purposes and is not subject to federal income tax. No provision for federal or state income taxes has been made, since all income and losses are allocated to the partners for inclusion in their respective tax returns. The Fund filed an income tax return in the U.S. federal jurisdiction and may file income tax returns in various U.S. states. Generally, the Fund is subject to income tax examinations for the years after 2021.

The Fund reviews and evaluates tax positions in its major jurisdictions and determines whether or not there are uncertain tax positions that require financial statement recognition. The Fund recognizes uncertain tax positions if it is more likely than not to be sustained upon examination by the applicable taxing authority, including the resolution of any related appeals or litigation processes, based on the technical merits of the position. Tax benefits are measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement, which could result in the Fund recording a tax liability that would reduce partners’ capital.

Based on its review, the Fund has determined the major tax jurisdictions to be where the Fund is organized and where the Fund makes investments. Such jurisdictions are U.S. federal, and various state and local; however, no liability for uncertain tax positions was recorded for any of the Fund’s open tax years. The Fund recognizes interest and penalties, if any, related to unrecognized tax benefits as a partnership expense in the statement of operations. During the period ended September 30, 2025, the Fund did not incur any interest or penalties.

The Fund is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will change materially in the next twelve months. As a result, no other income tax liability or expense has been recorded in the accompanying financial statements.
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Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)

AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 2025

3.DUE TO BROKER

Due to broker consists of unsettled trade transactions. There were $7,100,000 due to broker as of September 30, 2025.

4.DISCLOSURE OF FAIR VALUE MEASUREMENT

The Fund follows the authoritative guidance for fair value measurements, which establishes a fair value hierarchy and defines fair value as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date. The fair value hierarchy prioritizes and ranks the inputs in valuation techniques to measure fair value. The fair value hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access. Valuation adjustments and block discounts are not applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 — Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary from security to security and is affected by a wide variety of factors, including the type of security, whether the security is new and not yet established in the marketplace, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Those estimated values do not necessarily represent the amounts that may be ultimately realized due to the occurrence of future circumstances that cannot be reasonably determined. Due to the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the securities existed.

Accordingly, the degree of judgment exercised by the Fund in determining fair value is greatest for securities categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement falls in its entirety is determined by the lowest level input that is significant to the fair value measurement.

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the Fund’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date. The Fund uses prices and inputs that are current as of the measurement date, including during periods of market dislocation. In periods of market dislocation, the observability of prices and inputs may get reduced for many securities. This condition could cause a security to be reclassified to a lower level within the fair value hierarchy.

There were no transfers between the levels of the fair value hierarchy for the period ended September 30, 2025. There were no purchases of Level 3 investments for the period ended September 30, 2025.

The following table presents information about the Fund’s assets and liabilities measured at fair value as of September 30, 2025:
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Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)

AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 2025
4.DISCLOSURE OF FAIR VALUE MEASUREMENT (CONTINUED)

5.RISK CONSIDERATIONS

Market risk is the potential loss the Fund may incur as a result of changes in the market or fair value of a particular financial instrument. The rapid fluctuations in the market prices of securities are highly volatile. The market value of financial securities changes in response to interest rate changes and other factors.

The Fund’s investments are long-term and may be illiquid and there is no assurance that the Fund will achieve its investment objectives. Due to the illiquidity of some of the investments, valuation of the assets may be difficult, as there generally will be no established market for these assets.

Credit risk represents the risk that a counterparty will be unable to pay amounts in full when due. Changes in a debt security issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Fund’s investment in that issuer. The degree of credit risk depends on the issuer’s financial condition and on the terms of the securities.

The Fund may be exposed to counterparty risk if its counterparties failed to perform pursuant to the terms of their obligations to the Fund, or the risk that an institution or other entity with which the Fund has unsettled or open transactions will default. The Fund's assets are subject to the risk of failure of any of the exchanges on which their positions trade or of their clearing houses, intermediaries or counterparties. Financial assets of counterparties, which potentially expose the Fund to counterparty risk, consist mainly of cash due from counterparties and investments. The Investment Manager may attempt to minimize counterparty risks to the Fund by performing extensive reviews of each counterparty and entering into transactions with counterparties that the Investment Manager believes to be creditworthy at the time of the transaction and requiring the posting of collateral in applicable transactions. These risks are monitored on an ongoing basis and the composition of the portfolio is amended accordingly while adhering to the investment guidelines set forth in the Fund's private placement memorandum.

6.RELATED PARTY TRANSACTIONS

The Fund considers the General Partner and Investment Manager, their principal owners, members of management and members of their families, as well as affiliates, to be related parties to the Fund. Amounts due from and due to related parties are generally settled in the normal course of business without formal payment terms.

Management Fee

Pursuant to an investment management agreement entered into between the Fund and the Investment Manager, the Fund will pay to the Investment Manager a fixed management fee (the “Management Fee”) payable monthly (prorated for partial periods), in arrears, equal to the rate of 0.70% per annum of the month-beginning net asset value of each capital account of the Fund (without reduction for the Management Fee payable in such month).

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Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)

AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 2025

6.RELATED PARTY TRANSACTIONS (CONTINUED)

Management Fee (continued)

The Investment Manager has the right to reduce, waive or calculate differently, from time to time, all or part of the Management Fee attributed to certain Limited Partners, including, without limitation, Limited Partners that are members, partners, affiliates or employees of the General Partner or the Investment Manager, members of the immediate families of such persons and trusts or other entities for their benefit.

For the period ended September 30, 2025, the Management Fee amounted to $359,596, of which, $57,735, was payable at September 30, 2025.

The Investment Manager may, in its sole discretion, establish an annual maximum for expenses, calculated on a monthly basis, as a percentage of the Fund’s net asset value. Expenses above the maximum are treated as Management Fee rebate to the Fund. During the period ended September 30, 2025, the Fund received a Management Fee rebate amounting to $51,595.

Incentive Allocation

At the end of each fiscal year of the Fund, an amount equal to 10% of the net capital appreciation allocated to a Limited Partner’s capital account for such fiscal year after deducting the Management Fee and other expenses, as applicable, debited to such Limited Partner’s capital accounts for such fiscal year, will be reallocated to the capital account of the General Partner (the “Incentive Allocation”); provided, however, that the net capital appreciation upon which the calculation of the Incentive Allocation is based will be reduced to the extent of any unrecovered balance remaining in the loss recovery account maintained on the books and records of the Fund for such Limited Partner’s capital account. Although the Incentive Allocation will only crystalize annually (or upon withdrawal), it will accrue monthly during the year.

The Incentive Allocation will be determined separately with respect to each capital account established for a Limited Partner and will only be applied if such Limited Partner’s capital account achieved an annualized return of 7% during the applicable fiscal year (the “Hurdle Rate”).

In addition, the General Partner may elect to reduce, waive or calculate differently the Incentive Allocation with respect to any Limited Partner, including without limitation, employees of the Investment Manager, their respective immediate family members and trusts or other vehicles established for the benefit of such persons.

For the period ended September 30, 2025, the incentive allocation amounted to $96,594.

7.ADMINISTRATOR

VP Fund Services, LLC (the “Administrator”) serves as the Fund’s administrator and performs administrative, registrar and transfer agency services on behalf of the Fund. The Administrator receives an administration fee accrued monthly and payable monthly in arrears, subject to a minimum monthly fee of $5,000 per month. For the period ended September 30, 2025, the administration fee amounted to $45,000, of which, $5,000, was payable at September 30, 2025 and is included in accrued expenses and other liabilities on the Statement of Assets, Liabilities, and Partners’ Capital.
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Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)

AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 2025

8.PARTNERS’ CAPITAL

The minimum initial capital contribution by a Limited Partner for Interests in the Fund is $5,000,000 and the minimum additional capital contribution is $500,000, both subject to reduction in the sole discretion of the General Partner. Subject to the limitations on withdrawals set within the Fund’s private placement memorandum and upon 90 days' prior written notice, each Limited Partner will have the right as of each quarter occurring on or after the day immediately preceding the first anniversary of the establishment of a capital account and as of the start of each quarter thereafter to withdraw all or a portion of the balance in a capital account that is eligible for withdrawal as of a Withdrawal Date (the balance of a Limited Partner's capital account that is eligible for withdrawal on a particular Withdrawal Date being referred to herein as the Limited Partner's "Withdrawal Date Balance"). A Limited Partner generally is permitted to withdraw up to 25%, 33⅓%, 50% and 100%, respectively, of its Withdrawal Date Balance as of the applicable Withdrawal Date over four out of five consecutive Withdrawal Dates.

9.ALLOCATION OF NET PROFITS AND NET LOSSES

At the end of each accounting period, any net capital appreciation or net capital depreciation will be allocated to all Partners (including the General Partner) in proportion to each Partner’s opening capital account balance for such accounting period.

10.FINANCIAL HIGHLIGHTS

The summary of key financial highlights relating to the Limited Partners of the Fund for period ended September 30, 2025, is as follows:
(1) Total return represents the change in value of a theoretical investment by comparing the aggregate beginning and ending values of partner’s capital, adjusted for cash flows related to capital contributions or withdrawals during the period.
(2) Average partner’s capital was derived from partner’s average weighted capital, including the beginning and ending capital for the period, adjusted for cash flows related to capital contributions or withdrawals during the period.
(3) The ratios of expenses and net investment income to average limited partner’s capital have been annualized.

An individual limited partner’s return and ratios may vary based on participation in new issues, private investments, different incentive allocation and/or management fee arrangements, and the timing of capital transactions. The net investment income ratios do not reflect the effects of the incentive allocation to the General Partner.
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Pacific Asset Management CLO Opportunities Fund L.P.
(A Delaware Limited Partnership)

NOTES TO THE FINANCIAL STATEMENTS
(Expressed in U.S. Dollars)

AS OF AND FOR THE PERIOD ENDED SEPTEMBER 30, 2025

11.SUBSEQUENT EVENTS

Management has evaluated subsequent events through October 27, 2025, the date the financial statements were prepared. Management has determined that there are no material events that would require adjustment to, or disclosure in, the Fund’s financial statements.
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